FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-09

Free Writing Prospectus

Structural and Collateral Term Sheet

$702,171,519

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2019-C53

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Rialto Mortgage Finance, LLC

Barclays Capital Real Estate Inc.

Wells Fargo Bank, National Association

Ladder Capital Finance LLC

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2019-C53

October 8, 2019

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C53	Transaction Highlights

A.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Rialto Mortgage Finance, LLC	12	27	$216,417,868	30.8%
Barclays Capital Real Estate Inc.	11	11	162,863,414	23.2
Wells Fargo Bank, National Association	10	11	145,700,622	20.8
Ladder Capital Finance LLC	6	7	95,298,867	13.6
C-III Commercial Mortgage LLC	19	29	81,890,748	11.7
Total	58	85	$702,171,519	100.0%

Loan Pool:

Initial Pool Balance:	$702,171,519
Number of Mortgage Loans:	58
Average Cut-off Date Balance per Mortgage Loan:	$12,106,406
Number of Mortgaged Properties:	85
Average Cut-off Date Balance per Mortgaged Property(1):	$8,260,841
Weighted Average Mortgage Interest Rate:	3.961%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	52.3%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	356
Weighted Average Remaining Amortization Term (months)(2):	356
Weighted Average Seasoning (months):	2

(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.97x
Weighted Average U/W Net Operating Income Debt Yield(1):	9.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.5%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	56.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	3.3%
% of Mortgage Loans with Single Tenants(3):	20.2%

(1)    With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)   The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C53	Characteristics of the Mortgage Pool

B.       Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2019-C53	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Equinix Data Center	RMF	A-1, A-4	$60,000,000	WFCM 2019-C53	Yes	Wells Fargo Bank National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$25,000,000	RMF	No
		A-3	$15,000,000	RMF	No
Ceasar’s Bay Shopping Center	Barclays	A-1	$45,500,000	WFCM 2019-C53	Yes	Wells Fargo Bank National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$42,000,000	Barclays	No
Planet Self Storage Portfolio	RMF	A-1, A-3	$45,000,000	WFCM 2019-C53	Yes	Wells Fargo Bank National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$20,000,000	RMF	No
		A-4	$5,000,000	RMF	No
600 & 620 National Avenue	WFB	A-1-1	$38,950,000	UBS 2019-C17(2)	Yes	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-1-2	$30,000,000	WFCM 2019-C53	No
		A-2-1	$30,000,000	JPMorgan Chase Bank, National Association	No
		A-2-2	$30,000,000	JPMorgan Chase Bank, National Association	No
		A-2-3	$8,950,000	JPMorgan Chase Bank, National Association	No
Smoke Tree Village and Smoke Tree Commons	RMF	A-1-1	$15,000,000	UBS 2019-C17(2)	Yes	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-1-2	$10,500,000	WFCM 2019-C53	No
		A-2	$10,000,000	WFCM 2019-C52	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The UBS 2019-C17 transaction is expected to close on or about October 15, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C53	Characteristics of the Mortgage Pool

C.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	8	$181,722,063	25.9%	69.0%	63.2%	1.84	x	9.6%	8.7%	3.963%
Suburban	6	141,972,063	20.2	68.5	64.0	1.91		9.2	8.6	3.977
CBD	2	39,750,000	5.7	70.9	60.1	1.62		10.7	9.2	3.914
Retail	17	139,936,652	19.9	56.6	51.9	2.25		10.0	9.6	3.795
Anchored	4	77,800,000	11.1	57.7	55.2	2.75		10.8	10.2	3.513
Single Tenant	11	55,136,652	7.9	54.8	47.1	1.61		9.0	8.8	4.131
Shadow Anchored	2	7,000,000	1.0	59.6	52.8	1.59		9.9	9.4	4.278
Self Storage	18	81,209,564	11.6	67.6	63.5	2.10		8.7	8.6	3.670
Self Storage	18	81,209,564	11.6	67.6	63.5	2.10		8.7	8.6	3.670
Hospitality	8	76,780,493	10.9	63.2	51.6	1.80		13.0	11.3	4.664
Limited Service	5	44,355,970	6.3	64.1	52.0	1.81		13.0	11.5	4.848
Full Service	3	32,424,524	4.6	62.1	51.0	1.78		13.2	11.0	4.412
Other	1	60,000,000	8.5	49.8	49.8	2.44		8.2	8.2	3.300
Leased Fee	1	60,000,000	8.5	49.8	49.8	2.44		8.2	8.2	3.300
Manufactured Housing Community	22	52,235,247	7.4	64.5	53.1	1.49		9.2	9.0	4.376
Manufactured Housing Community	22	52,235,247	7.4	64.5	53.1	1.49		9.2	9.0	4.376
Mixed Use	2	47,600,000	6.8	58.1	58.1	1.90		7.7	7.4	3.869
Retail/Office	1	32,100,000	4.6	57.7	57.7	1.91		7.3	7.0	3.636
Retail/Parking	1	15,500,000	2.2	58.9	58.9	1.88		8.6	8.3	4.350
Industrial	5	35,300,000	5.0	64.9	57.3	1.60		10.1	9.5	4.349
Distribution	1	23,200,000	3.3	62.7	57.2	1.66		10.2	9.8	4.270
Flex	4	12,100,000	1.7	69.2	57.5	1.48		9.9	9.0	4.500
Multifamily	4	27,387,500	3.9	59.6	53.4	2.04		12.2	11.6	3.998
Garden	4	27,387,500	3.9	59.6	53.4	2.04		12.2	11.6	3.998
Total/Weighted Average:	85	$702,171,519	100.0%	62.5%	56.8%	1.97	x	9.8%	9.2%	3.961%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C53	Certain Terms and Conditions

D.     Large Loan Summaries

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Equinix Data Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Other – Leased Fee
	Original Principal Balance(1):	$60,000,000		Location:	Secaucus, NJ
	Cut-off Date Balance(1):	$60,000,000		Size:	663,621 SF
	% of Initial Pool Balance:	8.5%		Cut-off Date Balance Per SF(1):	$150.69
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$150.69
	Borrower Sponsor:	Hartz Mountain Industries, Inc.		Year Built/Renovated:	2001/2019
	Guarantor:	Hartz Financial Corp.		Title Vesting:	Fee Simple
	Mortgage Rate:	3.3000%		Property Manager:	Self-managed
	Note Date:	September 20, 2019		Current Occupancy (As of):	100.0% (11/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	100.0%
	Maturity Date:	October 6, 2029		YE 2017 Occupancy:	100.0%
	IO Period:	120 months		YE 2016 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	100.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$201,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$302.88
	Call Protection(2):	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	August 8, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		YE 2018 NOI:(4)	$6,687,602
	Additional Debt Type (Balance):	Pari Passu ($40,000,000)		YE 2017 NOI:	$6,678,724
				YE 2016 NOI:	$6,456,324
				U/W Revenues:	$8,170,147
				U/W Expenses:	$0
Escrows and Reserves(3)				U/W NOI:(4)	$8,170,147
	Initial	Monthly	Cap	U/W NCF:	$8,170,147
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.44x / 2.44x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.2% / 8.2%
Replacement Reserve	$0	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	8.2% / 8.2%
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	49.8%
				LTV Ratio at Maturity(1):	49.8%

Sources and Uses
Sources			Uses
Original whole loan amount	$100,000,000	100.0%	Loan payoff	$68,817,116	68.8%
			Closing costs	564,569	0.6
			Return of equity	30,618,315	30.6
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Equinix Data Center Mortgage Loan (as defined below) is part of the Equinix Data Center Whole Loan (as defined below), which comprises four pari passu notes with an aggregate original principal balance of $100,000,000. All statistical information related to the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the Equinix Data Center Whole Loan.

(2)	Defeasance of the Equinix Data Center Whole Loan is permitted at any time after the earlier of (i) two years after the closing date that included the last note to be securitized or (ii) November 6, 2022. The assumed lockout period of 25 months is based on the WFCM 2019-C53 securitization closing date of November 2019.

(3)	See “Escrows” section for a full description of Escrows and Reserves.

(4)	The UW NOI increased compared to the YE 2018 NOI mainly due to (i) new ground leases in place in December 2018; (ii) underwritten straight line rent of $684,172, and (iii) underwritten rent steps through 2020 of $146,783.

The Mortgage Loan. The mortgage loan (the “Equinix Data Center Mortgage Loan”) is part of a whole loan (the “Equinix Data Center Whole Loan”) evidenced by four pari passu notes with an original principal balance of $100,000,000 and outstanding balance as of the Cut-off Date of $100,000,000 secured by a first priority mortgage encumbering the fee simple interest in two non-contiguous land parcels located in Secaucus, New Jersey (the “Equinix Data Center Property”). The Equinix Data Center Mortgage Loan represents the controlling Note A-1 and the non-controlling Note A-4. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #1	Cut-off Date Balance:	$60,000,000
755 & 800 Secaucus Road	Equinix Data Center	Cut-off Date LTV:	49.8%
and 105 Enterprise Avenue		U/W NCF DSCR:	2.44x
Secaucus, NJ 07094		U/W NOI Debt Yield:	8.2%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$50,000,000	$50,000,000	WFCM 2019-C53	Yes
A-2	$25,000,000	$25,000,000	Rialto Mortgage Finance, LLC	No
A-3	$15,000,000	$15,000,000	Rialto Mortgage Finance, LLC	No
A-4	$10,000,000	$10,000,000	WFCM 2019-C53	No
Total	$100,000,000	$100,000,000

The Borrowers and Borrower Sponsor. The borrowers under the Equinix Data Center Whole Loan are 755 Secaucus LLC and 800 Secaucus LLC (collectively, the “Equinix Data Center Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Equinix Data Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Equinix Data Center Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Equinix Data Center Whole Loan is Hartz Financial Corp (“Hartz”). Hartz is capitalized solely by a $5 million dollar demand note and is liable under similar guaranties on other loans. The borrower sponsor was the guarantor with respect to defaulted loans, and entered into deed-in-lieu of foreclosure agreements related to defaulted loans. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Hartz, a New Jersey corporation, is a wholly owned subsidiary of Hartz Mountain Development Corp., which is wholly owned by Hartz Mountain Industries, Inc. (“HMI”), which is indirectly wholly owned by The Hartz Group, Inc. Headquartered in Secaucus, New Jersey, HMI is a full service privately held real estate company that owns and manages a diversified real estate portfolio, which includes first class corporate offices, warehouse and distribution facilities, hotels, multi-family developments, retail centers, movie theaters and restaurants. The portfolio includes approximately 246 properties comprising over 40.0 million square feet and an 85-acre land bank, primarily in New Jersey and New York.

The Property. The Equinix Data Center Property is comprised of the Equinix Data Center Borrowers’ fee simple interest in two non-contiguous land parcels of 18.96 and 13.03 acres totaling 31.99 acres, subject to two separate 50-year ground leases to Equinix, Inc. (“Equinix”). Equinix operates its data centers on the land parcels within three buildings encompassing 663,621 square feet located at 755 and 800 Secaucus Road, and 105 Enterprise Avenue in Secaucus, New Jersey, pursuant to two ground leases with the Equinix Data Center Borrowers that commenced December 2018. The ground leases stipulate that the Equinix Data Center Borrowers have and retain ownership in the core and shell of the buildings (i.e. footings, foundation, floor slab, exterior walls, and roof structure components of the building). Title to the improvements erected on the land and all alterations over and above the core and shell (the “Other Improvements”) is Equinix’s property. To the extent that following the expiration or other termination of one or all of the ground leases, Equinix elects to leave any portion of the Other Improvements at the Equinix Data Center Property, title to all such remaining Other Improvements will automatically become owned by the Equinix Data Center Borrowers. Equinix has operated its data centers at the Equinix Data Center Property since 2006.

The 755 Secaucus Road building (the “755 Secaucus Building”) is a single-story, steel framed building on a concrete slab with a partial second-story mezzanine. The improvements, which were built in phases in 2001, 2006, 2009, and 2010 at a cost of approximately $277.0 million, are situated on the 18.96-acre parcel and were completely renovated by Equinix. The 755 Secaucus Building contains 338,967 square feet and provides 151,772 square feet of colocation space with a floor load capacity of 175 per square feet. Security features include hand geometry readers, CCTV and recorders, motion detection and 24x7 security officers. Parking is provided via 290 surface parking spaces, resulting in a parking ratio of 0.86 parking spaces per 1,000 square feet of net rentable area.

The 800 Secaucus Road building (the “800 Secaucus Building”) is a two-story steel framed building on a concrete slab. The 800 Secaucus Building is a LEED Silver certified building that was constructed by Equinix in 2012 after demolishing an existing structure for a cost of approximately $81.0 million. The 800 Secaucus Building was built in phases from 2017 and 2019 to its current size of 275,363 square feet. The 800 Secaucus Building provides 108,005 square feet of colocation space and has a floor load capacity of 250 per square feet and 9,530 square feet of flex space.

The 105 Enterprise Avenue building (the “105 Enterprise Building”) is located behind the 800 Secaucus Building. The 105 Enterprise Building is a single-story, steel framed building, on a concrete slab built in 2014 by Equinix at an estimated cost of approximately $35.0 million. The 105 Enterprise Building provides 16,390 square feet of colocation space and consists of 70,183 square feet with a floor load capacity of 250 per square feet. The 800 Secaucus Building and 105 Enterprise Building have a shared delivery driveway and are situated on the 13.03-acre parcel. Parking is provided via 300 surface parking spaces, resulting in a parking ratio of 0.87 parking spaces per 1,000 square feet of net rentable area. Security features at the 800 Secaucus Building and 105 Enterprise Building include hand geometry readers, CCTV, and recorders.

The Tenant.

Equinix, Inc. (BBB-/Ba2/BBB- by Fitch/Moody’s/S&P; 663,621 square feet, 100.0% of net rentable area, 100.0% of underwritten base rent; 12/31/2068 lease expiration) – Equinix is an American multinational publicly traded real estate investment trust that owns and operates interconnected data centers. Headquartered in Redwood City, CA, Equinix is a provider of network-neutral data centers serving many of the world’s largest financial, media and enterprise companies. Equinix connects 9,800 companies directly to their customers and partners via a global network of state-of-the-art International Business Exchange (“IBX”) data centers, a variety of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #1	Cut-off Date Balance:	$60,000,000
755 & 800 Secaucus Road	Equinix Data Center	Cut-off Date LTV:	49.8%
and 105 Enterprise Avenue		U/W NCF DSCR:	2.44x
Secaucus, NJ 07094		U/W NOI Debt Yield:	8.2%

interconnection solutions, digital ecosystems, and support services. Equinix has established its interconnected platform with 200 IBX centers in 52 markets across the Americas, Asia-Pacific, Europe, and the Middle East and Africa. IBX data centers allow customers to safely and securely aggregate and distribute information globally. Within Equinix’s data centers, customers can rent or purchase cabinets, which are groups of server systems used for distributing data. Customers can purchase shared or private cabinets and customize their respective spaces. In certain locations, customers can purchase a private suite, which is securely separated from the rest of the data center. Equinix has approximately 7,903 employees, of which 3,480 are in the U.S. and 4,423 are international. According to its annual statement dated December 31, 2018, Equinix reported revenues and net income of $5.1 billion and $365.4 million, respectively.

The following table presents certain information relating to the tenancy at the Equinix Data Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Equinix, Inc.	BBB-/Ba2/BBB-	663,621	100.0%	$11.29	$7,489,294	100.0%	12/31/2068	1, 5-year	Y
Total Major Tenants		663,621	100.0%	$11.29	$7,489,294	100.0%

Vacant Space		0	0.0%

Collateral Total		663,621	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2020 totaling $146,783.

(3)	Equinix has the right to terminate its lease on December 31, 2048 by providing a one-year notice.

The following table presents certain information relating to the lease rollover schedule at the Equinix Data Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	663,621	100.0%	663,621	100.0%	$7,489,294	100.0%	$11.29
Vacant	0	0	0.0%	663,621	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	663,621	100.0%			$7,489,294	100.0%	$11.29

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Equinix Data Center Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/1/2019(1)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #1	Cut-off Date Balance:	$60,000,000
755 & 800 Secaucus Road	Equinix Data Center	Cut-off Date LTV:	49.8%
and 105 Enterprise Avenue		U/W NCF DSCR:	2.44x
Secaucus, NJ 07094		U/W NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Equinix Data Center Property:

Cash Flow Analysis

	2016	2017	2018	U/W	%(1)	U/W $ per SF
Rents in Place	$6,456,324	$6,678,724	$6,687,602	$7,339,192	89.8%	$11.06
Contractual Rent Steps(2)	0	0	0	146,783	1.8	0.22
Straight Line Rent	0	0	0	684,172	8.4	1.03
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$6,456,324	$6,678,724	$6,687,602	$8,170,147	100.0%	$12.31
Other Income	0	0	0	0	0.0	0.00
Total Recoveries	0	0	0	0	0.0	0.00
Net Rental Income	$6,456,324	$6,678,724	$6,687,602	$8,170,147	100.0%	$12.31
(Vacancy & Credit Loss)	0	0	0	0	0.0	0.00
Effective Gross Income	$6,456,324	$6,678,724	$6,687,602	$8,170,147	100.0%	$12.31

Real Estate Taxes	0	0	0	0	0.0	0.00
Insurance	0	0	0	0	0.0	0.00
Management Fee	0	0	0	0	0.0	0.00
Other Operating Expenses	0	0	0	0	0.0	0.00
Total Operating Expenses	$0	$0	$0	$0	0.0%	$0.00

Net Operating Income(3)	$6,456,324	$6,678,724	$6,687,602	$8,170,147	100.0%	$12.31
Replacement Reserves	0	0	0	0	0.0	0.00
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$6,456,324	$6,678,724	$6,687,602	$8,170,147	100.0%	$12.31

NOI DSCR(4)	1.92x	1.99x	1.99x	2.44x
NCF DSCR(4)	1.92x	1.99x	1.99x	2.44x
NOI Debt Yield(4)	6.5%	6.7%	6.7%	8.2%
NCF Debt Yield(4)	6.5%	6.7%	6.7%	8.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through August 2020.

(3)	The UW NOI increased compared to the YE 2018 NOI mainly due to (i) new ground leases in place in December 2018; (ii) underwritten straight line rent of $684,172, and (iii) underwritten rent step through 2020 of $146,783.

(4)	The debt service coverage ratios and debt yields are based on the Equinix Data Center Whole Loan.

Appraisal. As of the appraisal valuation date of August 8, 2019, the Equinix Data Center Property had an “as-is” appraised value of $201,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 17, 2019, there was a controlled recognized environmental condition relating to regulatory records. For additional information, see “Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Equinix Data Center Property is located in Secaucus, Hudson County, New Jersey, approximately 7.8 miles west of New York within the New York City metropolitan statistical area (the “New York MSA”). According to the appraisal, the New York MSA is the financial capital of the world. Other major industries include service, retail trade, insurance and real estate sectors. New York is home to 71 Fortune 500 company headquarters, which include, JPMorgan Chase, Verizon Communications, Citigroup, MetLife, Goldman Sachs Group and Morgan Stanley. Primary regional access to the Equinix Data Center Property is provided by Interstate 95 and 80. The Equinix Data Center Property neighborhood is located in close proximity to the Secaucus Junction of the New Jersey Transit system where each major rail line connects into Manhattan.

The New York metro data center market includes clusters in Northern New Jersey, Southeastern New York, and Southwestern Connecticut. According to the appraisal, the New York metro represents the second largest data center market in the United States with 4.7 million square feet of operational data center space and accounts for the highest colocation revenues with proximity to Wall Street and subsea connectivity. Data center customers within this region primarily include the financial sector, healthcare, media and others. The financial industry is responsible for approximately 40% of its total economic output. According to the appraisal, there are 156 active data centers with a combined 624 megawatts operated by 60 providers within the New York metro data center market. The 755 Secaucus Building within the Equinix Data Center Property hosts 49 exchanges and is a prominent data center which provides

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #1	Cut-off Date Balance:	$60,000,000
755 & 800 Secaucus Road	Equinix Data Center	Cut-off Date LTV:	49.8%
and 105 Enterprise Avenue		U/W NCF DSCR:	2.44x
Secaucus, NJ 07094		U/W NOI Debt Yield:	8.2%

services to the financial services sector with its matching engines that allocate competing trades among competing bids and offers priced the same, to support trades for several major exchanges.

The table below presents certain information relating to comparable sales for the Equinix Data Center Property identified by the appraiser. The appraisal noted that the sales comparison approach is not relevant except as a source providing indications of capitalization rates for this type of investment (leased fee).

Comparable Ground Lease Sales(1)

Property Name	Location	Land Size (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate(2)
525 Eighth Avenue	New York, NY	7,454	Apr-19	$61,000,000	$8,183.53	3.69%
39 West 55th Street	New York, NY	5,025	Apr-19	$28,000,000	$5,572.14	3.46%
1733 Ocean Avenue	Santa Monica, CA	28,410	Mar-19	$65,000,000	$2,287.93	1.93%
3747 South 2700 West	Salt Lake City, UT	567,587	Jan-19	$10,439,000	$18.39	4.72%
7 Bryant Park	New York, NY	19,207	Sep-18	$200,000,000	$10,412.87	2.65%
1 Teterboro Drive	Teterboro, NJ	625,522	Jul-18	$37,481,551	$59.92	4.76%
375 Hudson Street	New York, NY	69,260	Aug-17	$580,000,000	$8,374.24	4.50%
24300 Town Center Drive	Valencia, CA	387,684	Jul-17	$67,000,000	$172.82	5.00%
6200 Hollywood Boulevard	Los Angeles (Hollywood), CA	475,597	Jun-17	$142,000,000	$298.57	3.50%
350 South Grand Avenue	Los Angeles, CA	156,380	Nov-16	$70,000,000	$447.63	3.30%
300 South Grand Avenue	Los Angeles, CA	105,415	Nov-16	$33,430,000	$317.13	2.80%
144 Route-73 Highway	Voorhees, NJ	737,005	Nov-16	$17,215,000	$23.36	5.80%
411 108th Avenue NE	Bellevue, WA	48,352	Feb-16	$19,500,000	$403.29	3.50%

(1)	Information obtained from the appraisal.

(2)	Per the appraisal, the sales comparison approach is not relevant except as a source providing indications of capitalization rates for this type of investment (leased fee).

The following table presents certain information relating to ten comparable leases to those at the Equinix Data Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Industrial Leases
Harmon Cove Industrial Park 550 Meadowlands Pkwy Secaucus, NJ	1983/NAP	144,605	1.6 miles	NAV	2.0 Yrs	83,470	$11.50	NAV	NNN
10 Enterprise Avenue North 10 Enterprise Avenue Secaucus, NJ	1971/NAP	158,268	0.8 miles	NAV	5.0 Yrs	125,904	$11.50	NAV	NNN
100 Electric Avenue 100 Electric Avenue Secaucus, NJ	1984/NAP	126,086	0.7 miles	NAV	5.0 Yrs	126,086	$12.50	NAV	NNN
46 Meadowlands Parkway 46 Meadowlands Parkway Secaucus, NJ	2016/NAP	302,727	1.4 miles	NAV	10.0 Yrs	302,727	$10.00	NAV	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – Upfront escrows were not required. Ongoing monthly real estate tax reserves, equaling one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as (i) no event of default has occurred or is continuing, (ii) all of the Equinix Data Center Property is demised by the Critical Tenant Lease (as defined below), (iii) the Critical Tenant Lease is in full force and effect, (iv) no Critical Tenant Trigger Event (as defined below) has occurred or remains outstanding, and (v) the Critical Tenant is paying all taxes to the governmental authorities in full in a timely manner and the Equinix Data Center Borrowers provides satisfactory evidence to the lender in a timely manner.

Insurance – Upfront escrows were not required. Ongoing monthly insurance reserves, equaling one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as (i) no event of default has occurred or is continuing, (ii) all of the Equinix Data Center Property is demised by the Critical Tenant Lease,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #1	Cut-off Date Balance:	$60,000,000
755 & 800 Secaucus Road	Equinix Data Center	Cut-off Date LTV:	49.8%
and 105 Enterprise Avenue		U/W NCF DSCR:	2.44x
Secaucus, NJ 07094		U/W NOI Debt Yield:	8.2%

(iii) the Critical Tenant Lease is in full force and effect, (iv) no Critical Tenant Trigger Event has occurred or remains outstanding, and (v) the Critical Tenant is maintaining insurance with insurance companies that satisfy the requirement set forth within the loan documents and the Equinix Data Center Borrowers provides satisfactory evidence to the lender in a timely manner.

Replacement Reserves – Upfront escrows were not required. Ongoing monthly replacement reserves will not be required.

TI/LC Reserve – Upfront escrows were not required. Ongoing monthly TI/LC reserves will not be required.

Lockbox and Cash Management. The Equinix Data Center Whole Loan requires a hard lockbox with springing cash management (which will be triggered upon the occurrence of a Cash Sweep Event). The Equinix Data Center Whole Loan documents require the Equinix Data Center Borrowers to deliver written notification to the tenant to deposit all rents payable under each lease directly into the lockbox account, which is already in place. The Equinix Data Center Whole Loan documents also require that all rents received by the Equinix Data Center Borrowers or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Pursuant to the Equinix Data Center Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep (as defined below) is not in effect, to the Equinix Data Center Borrowers, and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	any bankruptcy action of the Equinix Data Center Borrowers or guarantor; or

(iii)	a Critical Tenant Trigger Event Period (as defined below).

A Cash Sweep Event Period will end upon the occurrence of:

●	with regard to clause (i) above, a cure of such event of default being accepted or waived by the lender;

●	with regard to clause (ii) above, such bankruptcy action being discharged, stayed, or dismissed within 45 days for the Equinix Data Center Borrowers or guarantor; or

●	with regard to clause (iii) above, a Critical Tenant Trigger Event Cure.

A “Critical Tenant Trigger Event” will occur if Equinix Inc. (the “Critical Tenant” and the related lease, the “Critical Tenant Lease”) (i) gives notice of its intention to not extend or renew the Critical Tenant Lease, (ii) on or prior to twelve (12) months prior to the applicable expiration date under the Critical Tenant Lease, the Critical Tenant fails to give notice of its election to renew the Critical Tenant Lease, (iii) an event of default under the Critical Tenant Lease occurs and continues beyond any applicable notice and/or cure periods, or (v) a bankruptcy action of the Critical Tenant.

A “Critical Tenant Trigger Event Cure” will occur upon (a) in the event of a Critical Tenant Trigger Event described in clause (i) or (ii), the date that the Critical Tenant Space Re-tenanting Event (as defined below) has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iii), a cure of the applicable event of default under the Critical Tenant Lease as determined by the lender in its reasonable discretion, or (c) in the event of a Critical Tenant Trigger Event described in clause (iv), the affirmation of the Critical Tenant Lease in the applicable bankruptcy proceeding, provided that the Critical Tenant is actually paying all rents and other amounts due under the Critical Tenant Lease accruing from the petition date; provided, however, that at such time as the amount transferred into the Critical Tenant TI/LC account pursuant to any Critical Tenant Trigger Event exceeds $3,345,833, a Critical Tenant Trigger Event Cure with respect to such Critical Tenant Trigger Event will be deemed to have occurred.

A “Critical Tenant Space Re-tenanting Event” will occur upon the date all of the following conditions have been satisfied (i) the Critical Tenant Space has been leased to one or more replacement tenants (or the Critical Tenant) for a term that does not expire on or prior to two (2) years after October 6, 2029 and on terms and conditions acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the Critical Tenant Space, if any, have been paid in full, and (iii) the related tenant(s) have accepted the Critical Tenant space and are paying full contractual rent as evidenced by the tenant estoppel certificate(s) acceptable to the lender.

Property Management. The Equinix Data Center Property is self-managed.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Equinix Data Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Equinix Data Center Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Equinix Data Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Ceasar’s Bay Shopping Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$45,500,000		Location:	Brooklyn, NY
	Cut-off Date Balance(1):	$45,500,000		Size:	301,300 SF
	% of Initial Pool Balance:	6.5%		Cut-off Date Balance Per SF(1):	$290.41
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$290.41
	Borrower Sponsors:	Gazit Horizons, Inc.; CBB Realty Associates, LLC		Year Built/Renovated:	1957/2018
	Guarantor:	Gazit Horizons, Inc.; CBB Realty Associates, LLC		Title Vesting:	Leasehold
	Mortgage Rate:	3.0150%		Property Manager:	Self-managed
	Note Date:	October 4, 2019		Current Occupancy (As of)(4):	97.8% (10/2/2019)
	Seasoning:	1 month		YE 2018 Occupancy(4):	73.7%
	Maturity Date:	October 6, 2029		YE 2017 Occupancy(4):	97.4%
	IO Period:	120 months		YE 2016 Occupancy:	97.4%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	97.4%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$170,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$564.22
	Call Protection(2):	L(25),D(88),O(7)		As-Is Appraisal Valuation Date:	July 2, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Pari Passu,Future Mezzanine		TTM NOI (6/30/2019)(5):	$5,272,354
	Additional Debt Type (Balance):	$42,000,000		YE 2018 NOI:	$4,446,707
				YE 2017 NOI:	$4,284,721
				YE 2016 NOI:	$5,374,439
				U/W Revenues:	$15,626,531
				U/W Expenses:	$5,441,084
Escrows and Reserves(3)				U/W NOI(5):	$10,185,447
	Initial	Monthly	Cap	U/W NCF:	$9,645,265
Taxes	$468,758	$117,190	NAP	U/W DSCR based on NOI/NCF(1):	3.80x / 3.60x
Insurance	$761,458	$76,620	NAP	U/W Debt Yield based on NOI/NCF(1):	11.6% / 11.0%
Ground Rent Reserve	$0	$60,683		U/W Debt Yield at Maturity based on NOI/NCF(1):	11.6% / 11.0%
Replacement Reserves	$1,000,000	Springing	NAP	Cut-off Date LTV Ratio(1):	51.5%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	51.5%
Target Free Rent Reserve	$4,567.700	$0	NAP
Existing TI Reserve	$2,511,385	$0	NAP
Piling Work Reserve	$6,000,000	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$87,500,000	100.0%	Loan payoff	$22,338,887	25.5%
			Upfront reserves	15,309,301	17.5
			Return of equity	46,634,047	53.3
			Closing costs	3,217,765	3.7
Total Sources	$87,500,000	100.0%	Total Uses	$87,500,000	100.0%

(1)	The Ceasar’s Bay Shopping Center Mortgage Loan (as defined below) is part of the Ceasar’s Bay Shopping Center Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $87,500,000. All statistical information related to the Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Ceasar’s Bay Shopping Center Whole Loan.

(2)	Defeasance of the Ceasar’s Bay Shopping Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Ceasar’s Bay Shopping Center Companion Loans (as defined below) to be securitized and (b) October 4, 2022.

(3)	See “Escrows” section for a full description of Escrows and Reserves.

(4)	The decrease in occupancy from 2017 to 2018 is due to Toys “R” Us vacating the Ceasar’s Bay Shopping Center Property following the company’s bankruptcy proceedings. The increase in occupancy from 2018 to 6/30/2019 is due to Target backfilling the Toys “R” Us space.

(5)	The increase in U/W NOI from TTM (6/30/2019) is due to (i) the lease up of the Target space (previously Toys “R” Us was not paying rent), (ii) the development of a new outparcel totaling 12,000 square feet leased to Olive Garden, Kay Jewelers and T-Mobile accounting for $1.1 million of rent that was not fully captured in the TTM 6/30/2019 period and (iv) rent steps and straight-lined rent combining for $342,434.

The Mortgage Loan. The mortgage loan (the “Ceasar’s Bay Shopping Center Mortgage Loan”) is part of a whole loan (the “Ceasar’s Bay Shopping Center Whole Loan”) evidenced by two pari passu notes with an original principal balance of $87,500,000 and an outstanding principal balance as of the Cut-off Date of $87,500,000 secured by a first mortgage encumbering the leasehold interest in an anchored retail center located in Brooklyn, New York (the “Ceasar’s Bay Shopping Center Property”). The Ceasar’s Bay Shopping Center Mortgage Loan represents the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2	Cut-off Date Balance:	$45,500,000
8973 Bay Parkway	Ceasar’s Bay Shopping Center	Cut-off Date LTV:	51.5%
Brooklyn, NY 11214		U/W NCF DSCR:	3.60x
		U/W NOI Debt Yield:	11.6%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$45,500,000	$45,500,000	WFCM 2019-C53	Yes
A-2	$42,000,000	$42,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
Total	$87,500,000	$87,500,000

The Borrowers and Borrower Sponsors. The borrower is CBB Venture LLC, a Delaware corporation and single purpose entity. The borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ceasar’s Bay Shopping Center Whole Loan. The non-recourse carve-out guarantors and borrower sponsors of the Ceasar’s Bay Shopping Center Whole Loan are Gazit Horizons, Inc. and CBB Realty Associates LLC. The non-recourse carve-out guarantors and borrower sponsors of the Ceasar’s Bay Shopping Center Whole Loan are Gazit Horizons, Inc. and CBB Realty Associates, LLC.

The borrower sponsors are Gazit Horizons, Inc. and CBB Realty Associates, LLC. Founded in 2017, Gazit Horizons, Inc. is the US subsidiary of Gazit Globe, a publicly traded Israeli global real estate company focused on the ownership, management, and development of retail and mixed-use properties in major urban markets in North America, Brazil, Israel, Northern, Central, and Eastern Europe. Gazit Globe’s current portfolio is comprised of 103 properties totaling 26.9 million square feet worldwide with a total estimated asset value of $11.0 billion. CBB Realty Associates, LLC is an affiliate of Surrey Equities, LLC. Surrey Equities, LLC is a real estate investment management firm that was founded in 2004 by Edward Silvera and Leon Silvera and is headquartered in New York. Surrey’s current portfolio is comprised of over 1.5 million square feet of retail properties located in Texas, Ohio, North Carolina, Florida, Maine, New York, Pennsylvania and Connecticut.

The Property. The Ceasar’s Bay Shopping Center Property consists of a 301,300 square foot anchored retail center situated on 15.9 acres in Brooklyn, New York. The Ceasar’s Bay Shopping Center Property is comprised of five two-story retail buildings located in the densely-populated Gravesend neighborhood of Brooklyn which is bordered by Coney Island to the south, Bath Beach to the west, Bensonhurst to the north and Homecrest and Sheepshead Bay to the south. A portion of the Ceasar’s Bay Shopping Center Property is located over the water supported by pilons. According to a third party report, the Ceasar’s Bay Shopping Center Property has vehicle traffic of approximately 146,000 vehicles per day. There are 1,194 parking spaces (resulting in a ratio of 4.0 spaces per 1,000 square feet) at the Ceasar’s Bay Shopping Center Property. As of October 2, 2019, the Ceasar’s Bay Shopping Center Property was 97.8% leased to twelve tenants. Three of the four largest tenants (60.8% of net rentable area, 45.7% of underwritten base rent) have been at the Ceasar’s Bay Shopping Center Property since 2003 or earlier. Kohl’s, Target and Best Buy, making up three of the four anchor tenants, are each investment grade rated and account for 82.1% of the net rentable area.

Major Tenants.

Largest Tenant: Kohls (39.7% of net rentable area; 25.5% of underwritten base rent; 5/31/2023 lease expiration; Moody’s/Fitch/S&P: Baa2/BBB/BBB; NYSE: KSS) – Kohl’s is a national discount department store chain selling moderately-priced name brand and private label apparel, shoes, accessories and housewares. Kohl’s operates 1,159 stores in 49 states as well as 15 FILA outlets and Off-Aisle clearance centers. In 2017, Kohl’s entered into an agreement with a top competitor, Amazon, to accept Amazon returns in Kohl’s stores and establish Amazon Smart Home Experience zones in a number of its locations. Kohl’s had net sales of $19.2 billion in the 2018 fiscal year, an increase of 0.7% over its sales in fiscal year 2017. Kohl’s has been a tenant at the Ceasar’s Bay Shopping Center Property since 2003. Kohl’s has five, five-year renewal options remaining on their lease. The next option to renew is for $26.40 PSF which is below the appraisal’s concluded market rent at $31.75 PSF.

2nd Largest Tenant: Target (29.2% of net rentable area; 33.0% of underwritten base rent; 7/31/2035 lease expiration; Moody’s/Fitch/S&P: A2/A-/A; NYSE: TGT) – Target is the second largest discount retailer in the United States and the fifth largest domestic retailer overall according to the appraisal. Target operates 1,822 stores selling a wide variety of consumables, commodities, electronics, sporting goods, toys, apparel, and home furnishings. Target sales increased 3.6% to $74.4 billion in fiscal year 2018 compared to 2017. Target signed a new lease for the former Toys ‘R’ Us space in February 2019. According to the borrower sponsors, Target will be doing its own build out and is expected to invest approximately $20.0 million to build out its interior according to the borrower sponsor. Target is expected to open in summer 2020, with rent commencement on the earlier of (i) its opening date or (ii) August 21, 2020. All outstanding TI/LC’s and gap rent were reserved at origination. See the “Escrows and Reserves” section for further details. Target has four, five-year renewal options.

3rd Largest Tenant: Best Buy (13.1% of net rentable area; 8.7% of underwritten base rent; 1/31/2022 lease expiration; Moody’s/Fitch/S&P: Baa1/BBB/BBB) – Best Buy is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. Best Buy operates 1,238 stores in the United States and internationally. Best Buy has been a tenant at the Ceasar’s Bay Shopping Center Property since 2002 and has one, 10-year renewal option remaining. Best Buy’s next option to renew is for $30.00 PSF, which is below the appraiser’s concluded market rent of $50.00.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2	Cut-off Date Balance:	$45,500,000
8973 Bay Parkway	Ceasar’s Bay Shopping Center	Cut-off Date LTV:	51.5%
Brooklyn, NY 11214		U/W NCF DSCR:	3.60x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the tenancy at the Ceasar’s Bay Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Kohls	BBB/Baa2/BBB	119,734	39.7%	$24.20	$2,898,078	25.5%	5/31/2023	5, 5-year	N
Target(3)	A-/A2/A	88,000	29.2%	$42.67	$3,755,330	33.0%	7/31/2035	4, 5-year	N
Best Buy	BBB/Baa1/BBB	39,568	13.1%	$25.00	$989,200	8.7%	1/31/2022	1, 10-year	N
Modell’s	NR/NR/NR	23,792	7.9%	$55.00	$1,308,560	11.5%	1/31/2025	2, 5-year	N
Olive Garden	NR/NR/NR	8,350	2.8%	$90.00	$751,500	6.6%	11/28/2028	4, 5-year	N
Total Major Tenants		279,444	92.7%	$34.72	$9,702,667	85.4%

Non-Major Tenant		15,256	5.1%	$109.04	$1,663,519	14.6%

Occupied Collateral Total		294,700	97.8%	$38.57	$11,366,186	98.7%

Vacant Space		6,600	2.2%

Collateral Total		301,300	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2020 and straight-lining rent for Target over the term of the loan.

(3)	The Target space was officially delivered to the tenant with no termination options on August 21, 2019. Target will commence paying rent on the earlier of (i) the date it opens to the public (expected summer 2020) or (ii) August 21, 2020. All free rent and outstanding TI/LCs were reserved at origination.

The following table presents certain information relating to the lease rollover schedule at the Ceasar’s Bay Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	2	43,237	14.4%	43,237	14.4%	$1,461,740	12.9%	$33.81
2023	1	119,734	39.7%	162,971	54.1%	$2,898,078	25.5%	$24.20
2024	2	4,783	1.6%	167,754	55.7%	$558,668	4.9%	$116.80
2025	2	25,346	8.4%	193,100	64.1%	$1,482,608	13.0%	$58.49
2026	0	0	0.0%	193,100	64.1%	$0	0.0%	$0.00
2027	0	0	0.0%	193,100	64.1%	$0	0.0%	$0.00
2028	4	13,600	4.5%	206,700	68.6%	$1,209,763	10.6%	$88.95
2029	0	0	0.0%	206,700	68.6%	$0	0.0%	$0.00
Thereafter	1	88,000	29.2%	294,700	97.8%	$3,755,330	33.0%	$42.67
Vacant	0	6,600	2.2%	301,300	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	301,300	100.0%			$11,366,186	100.0%	$38.57(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2	Cut-off Date Balance:	$45,500,000
8973 Bay Parkway	Ceasar’s Bay Shopping Center	Cut-off Date LTV:	51.5%
Brooklyn, NY 11214		U/W NCF DSCR:	3.60x
		U/W NOI Debt Yield:	11.6%

The following table presents historical occupancy percentages at the Ceasar’s Bay Shopping Center Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)(2)	12/31/2018(1)(2)	10/2/2019(2)(3)
97.4%	97.4%	97.4%	73.7%	97.8%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from 2017 to 2018 is due to Toys “R” Us vacating the Ceasar’s Bay Shopping Center Property following the company’s bankruptcy proceedings. The increase in occupancy from 2018 to 9/6/2019 is due to Target backfilling the Toys “R” Us space.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Ceasar’s Bay Shopping Center Property:

Cash Flow Analysis

	2016	2017	2018	TTM 6/30/2019(1)	U/W(1)	%(2)	U/W $ per SF
Rents in Place	$7,884,569	$7,878,917	$6,744,017	$7,155,498	$11,023,743	67.9%	$36.59
Contractual Rent Steps	0	0	0	0	342,434	2.1	1.14
Grossed Up Vacant Space	0	0	0	0	587,000	3.6	1.95
Gross Potential Rent	$7,884,569	$7,878,917	$6,744,017	$7,155,498	$11,953,178	73.7%	$39.67
Other Income	550	0	825	2,204	0	0.0	0.00
Total Recoveries	1,306,106	959,916	2,401,601	2,856,874	4,271,012	26.3	14.18
Net Rental Income	$9,191,225	$8,838,833	$9,146,443	$10,014,576	$16,224,189	100.0%	$53.85
(Vacancy & Credit Loss)(3)	0	0	0	0	(597,659)	(5.0)	(1.98)
Effective Gross Income	$9,191,225	$8,838,833	$9,146,443	$10,014,576	$15,626,531	96.3%	$51.86

Real Estate Taxes(4)	1,471,567	1,476,400	1,493,534	1,513,117	1,882,580	12.0	6.25
Insurance	725,176	833,071	1,114,711	885,391	949,472	6.1	3.15
Management Fee	218,880	218,880	359,709	462,197	468,796	3.0	1.56
Other Operating Expenses	1,401,164	2,025,761	1,731,782	1,881,517	2,140,236	13.7	7.10
Total Operating Expenses	$3,816,787	$4,554,112	$4,699,736	$4,742,222	$5,441,084	34.8%	$18.06

Net Operating Income	$5,374,439	$4,284,721	$4,446,707	$5,272,354	$10,185,447	65.2%	$33.81
Replacement Reserves	0	0	0	0	136,338	0.9	0.45
TI/LC	0	0	0	0	403,843	2.6	1.34
Net Cash Flow	$5,374,439	$4,284,721	$4,446,707	$5,272,354	$9,645,265	61.7%	$32.01

NOI DSCR	2.00x	1.60x	1.66x	1.97x	3.80x
NCF DSCR	2.00x	1.60x	1.66x	1.97x	3.60x
NOI Debt Yield	6.1%	4.9%	5.1%	6.0%	11.6%
NCF Debt Yield	6.1%	4.9%	5.1%	6.0%	11.0%

(1)	The increase in U/W NOI from TTM (6/30/2019) is due to (i) the lease up of the Target space (previously Toys “R” Us was not paying rent), (ii) the development of a new outparcel totaling 12,000 square feet leased to Olive Garden, Kay Jewelers and T-Mobile accounting for $1.1 million of rent that was not fully captured in the TTM 6/30/2019 period and (iv) rent steps and straight-lined rent combining for $342,434.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 5.0%. The Ceasar’s Bay Shopping Center Property was 97.8% leased as of October 2, 2019.

(4)	The Ceasar’s Bay Shopping Center Property benefits from an ICIP tax abatement that began in the 2004/2005 tax year and expires in the 2030/2031 tax year. Full taxes begin to phase in at 10% increments beginning in 2021/2022. The current expected tax expense is $1.4 million and the year 10 expected tax expense is $2.5 million. Real Estate Taxes are underwritten to the average expected tax payment over the loan term which is equal to $1.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2	Cut-off Date Balance:	$45,500,000
8973 Bay Parkway	Ceasar’s Bay Shopping Center	Cut-off Date LTV:	51.5%
Brooklyn, NY 11214		U/W NCF DSCR:	3.60x
		U/W NOI Debt Yield:	11.6%

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $170,000,000 as of July 2, 2019.

Environmental Matters. According to a Phase I environmental site assessment dated July 8, 2019, there was no evidence of any recognized environmental conditions at the Ceasar’s Bay Shopping Center Property.

Market Overview and Competition. The Ceasar’s Bay Shopping Center Property is located in Brooklyn, Kings County, New York. Brooklyn is the second largest of the five boroughs by land area and is the most populous borough with one-third of New York City’s population. Over the past decade, Brooklyn has expanded at a rapid pace, attracting both businesses and residents. According to a third party report, since 2003, the number of businesses in Brooklyn has increased by 21.0% and job growth has grown by 19.8%, a rate twice as fast as the rest of New York City. With many restaurants, a growing nightlife, diverse neighborhoods, and accessibility to Manhattan, Brooklyn is attracting young professionals in large numbers. The Ceasar’s Bay Shopping Center Property is located in the densely-populated Gravesend neighborhood bound by Avenue P to the north, Bay Parkway to the west, Ocean Parkway to the east and Gravesend Bay to the south. On average, vehicle traffic per day for the Ceasar’s Bay Shopping Center Property is approximately 146,000 vehicles. According to the borrower sponsor, the closest directly competitive shopping center is approximately three miles away from the Ceasar’s Bay Shopping Center Property, and there is no new planned retail supply in the area. According to the appraisal, as of 2018, the population within a 1-mile, 3-mile, and 5-mile radius totaled 82,704, 689,652, and 1,372,552 people, respectively, and average household income for the same radii was $71,035, $76,656 and $79,557, respectively.

Submarket Information – According to a third-party market research report, the Ceasar’s Bay Shopping Center Property is situated within the South Brooklyn retail submarket. As of the first quarter of 2019, the submarket reported a total inventory of 38.9 million square feet with a 3.2% vacancy rate and average rental rates of $45.86 per square foot.

Appraiser’s Comp Set – The appraiser identified five directly competitive retail properties totaling approximately 2.7 million square feet with a weighted average occupancy of 96.5% and base rents ranging from $18.00 to $180.00 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Ceasar’s Bay Shopping Center Property:

Market Rent Summary(1)

	Anchor	Junior Anchor	Inline
Market Rent (PSF)	$31.75-$41.08	$50.00-$60.00	$70.00-$135.00
Lease Term (Years)	20	20	10
Lease Type (Reimbursements)	Net	Net	Net
Rent Increase Projection	10.0% every 5 years	10.0% every 5 years	10.0% every 5 years

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2	Cut-off Date Balance:	$45,500,000
8973 Bay Parkway	Ceasar’s Bay Shopping Center	Cut-off Date LTV:	51.5%
Brooklyn, NY 11214		U/W NCF DSCR:	3.60x
		U/W NOI Debt Yield:	11.6%

The table below presents certain information relating to comparable sales for the Ceasar’s Bay Shopping Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sales Price (PSF)
Nostrand Place	Brooklyn, NY	70,009	Jun-19	$27,650,000	$395	$427
Nostrand Avenue Shopping Center	Brooklyn, NY	80,991	Jan-19	$38,250,000	$472	$531
1100 Kings Highway & 2067 Coney Island Avenue	Brooklyn, NY	43,318	May-18	$30,500,000	$704	$507
Atlantic Center	Brooklyn, NY	396,224	Dec-17	$195,000,000	$492	$566
Harlem Center	Upper Manhattan, NY	126,234	Dec-17	$103,000,000	$816	$530
Queens Place	Elmhurst, NY	220,953	Dec-17	$175,000,000	$792	$594
Riverdale Crossings	Bronx, NY	159,137	Oct-15	$132,925,000	$835	$606
Shops @ Skyview Center	Whitestone, NY	508,817	Jul-15	$400,000,000	$786	$598

(1)	Information obtained from the appraisal.

The appraiser identified seven major anchor leases, 13 junior anchor leases and 12 inline rent comparables. See the table below for the lows, highs and averages for the lease comparables:

Comparable Leases(1)

Property Name/Location	Tenant Size (SF)	Lease Term	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Anchor Tenant
Low	40,000	10.0 Yrs	$27.27	NAV	Net
Average	75,770	16.4 Yrs	$45.43	NAV	Net
High	108,855	25.0 Yrs	$70.00	NAV	Net
Junior Anchor
Low	10,760	10.0 Yrs	$34.50	NAV	Net
Average	20,971	12.7 Yrs	$47.94	NAV	Net
High	38,081	15.0 Yrs	$70.54	NAV	Net
Inline
Low	788	10.0 Yrs	$72.00	NAV	Net
Average	2,959	10.8 Yrs	$90.87	NAV	Net
High	8,000	15.0 Yrs	$150.00	NAV	Net

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – An upfront tax reserve of $468,758 is required under the Ceasar’s Bay Shopping Center Whole Loan documents. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $117,190.

Insurance – An upfront insurance reserve of $761,458 is required under the Ceasar’s Bay Shopping Center Whole Loan documents. The borrower is required to make monthly payments of one-twelfth of the insurance premiums payable during the next twelve months, currently equal to $76,620.

Ground Lease Reserve – The borrower is required to make monthly payments of one-twelfth of the annual ground rent payable during the next twelve months, currently equal to $60,683.

Replacement Reserves – An upfront replacement reserve of $1,000,000 is required under the Ceasar’s Bay Shopping Center Whole Loan documents. Ongoing monthly replacement reserves of $7,533 are not required unless an event of default has occurred and is continuing.

TI/LC Reserve – Ongoing monthly TI/LC reserves of $31,385 are not required unless an event of default has occurred and is continuing.

Free Rent Reserve – The loan documents require an upfront reserve of $4,567,700 for outstanding free rent to Target.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Anchored	Loan #2	Cut-off Date Balance:	$45,500,000
8973 Bay Parkway	Ceasar’s Bay Shopping Center	Cut-off Date LTV:	51.5%
Brooklyn, NY 11214		U/W NCF DSCR:	3.60x
		U/W NOI Debt Yield:	11.6%

Existing TI/LC Reserve – The loan documents require an upfront reserve of $2,511,385 for existing tenant improvements and leasing commissions.

Piling Work Reserve – A portion of the Ceasar’s Bay Shopping Center Property is located over the water supported by pilons that are currently undergoing repairs. The loan documents require an upfront reserve of $6,000,000 to be used for future work related to the pier/piling structure under a portion of the Ceasar’s Bay Shopping Center Property.

Lockbox and Cash Management. The Ceasar’s Bay Shopping Center Whole Loan requires a hard lockbox with springing cash management. The Ceasar’s Bay Shopping Center Mortgage Loan documents require the borrower to deliver written instructions to tenants to deposit all rents payable under such leases directly into a clearing account. The Ceasar’s Bay Shopping Center Whole Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account, absent the continuance of an event of default, are required to be transferred daily to a borrower operating account. Upon the first occurrence of an event of default, the borrower is required to establish a cash management account under the sole control of the lender, to which during the continuance of such event of default, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges.

Property Management. The Ceasar’s Bay Shopping Center Property is managed by Surrey Equities, LLC, an affiliate of the Ceasar’s Bay Shopping Center Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At any time after two years from the securitization, the borrower is permitted to incur additional mezzanine financing given (i) no event of default has occurred; (ii) the combined loan-to-value ratio does not exceed 48.93%; (iii) the debt yield is greater than or equal to 12.12% as calculated by the lender after giving effect to the mezzanine loan; (iv) debt service coverage ratio is greater than or equal to 3.96x as calculated by the lender after giving effect to the mezzanine loan; (iv) rating agency confirmation and (v) compliance with other conditions as set forth in the Ceasar’s Bay Shopping Center Whole Loan documents.

Ground Lease. The fee interest in the Ceasar’s Bay Shopping Center Property is owned in a tenants-in-common structure, with the borrower sponsors owning a 16.18% share. The ground lease commenced in 1966 and continues through December 31, 2065. The ground rent for 2019 is $728,190 with annual CPI increases through lease expiration. There are no fair market value resets in the ground lease and no extension options.

Flood Insurance. The Ceasar’s Bay Shopping Center Property is located in flood zone VE. Therefore, the borrower obtain flood insurance coverage of $40.0 million per occurrence and in the annual aggregate with a flood deductible of $275,000.

Terrorism Insurance. The Ceasar’s Bay Shopping Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Ceasar’s Bay Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Planet Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance(1):	$45,000,000		Location:	Various
	Cut-off Date Balance(1):	$45,000,000		Size:	563,807 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF(1):	$124.16
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$124.16
	Borrower Sponsor:	Robert Moser		Year Built/Renovated:	Various/Various
	Guarantor:	Robert Moser		Title Vesting:	Fee
	Mortgage Rate:	3.1750%		Property Manager:	Self-managed
	Note Date:	September 26, 2019		Current Occupancy (As of):	85.2% (8/31/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	84.8%
	Maturity Date:	October 6, 2024		YE 2017 Occupancy:	82.9%
	IO Period:	60 months		YE 2016 Occupancy(4):	NAV
	Loan Term (Original):	60 months		YE 2015 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		Appraised Value(5):	$104,250,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF(5):	$184.90
	Call Protection(2):	L(25),D(31),O(4)		Appraisal Valuation Date:	Various
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (8/31/2019):	$5,340,664
	Additional Debt Type (Balance)(1):	Pari Passu ($25,000,000); Future		YE 2018 NOI:	$5,092,614
		Mezzanine		YE 2017 NOI(5):	$4,808,378
				YE 2016 NOI:	NAV
				U/W Revenues:	$8,246,557
				U/W Expenses:	$2,709,614
				U/W NOI:	$5,536,943
				U/W NCF:	$5,472,942
Escrows and Reserves(3)				U/W DSCR based on NOI/NCF(1):	2.45x / 2.42x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	7.9% / 7.8%
Taxes	$370,554	$58,818	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.9% / 7.8%
Insurance	$7,162	$3,410	NAP	Cut-off Date LTV Ratio(1):	67.1%
Replacement Reserve	$0	$5,333	NAP	LTV Ratio at Maturity(1):	67.1%
Deferred Maintenance	$73,438	$0	NAP

Sources and Uses
Sources			Uses
Original whole amount	$70,000,000	93.4%	Loan Payoff	$71,483,636	95.4%
Sponsor equity	4,910,107	6.6	Upfront reserves	451,153	0.6
			Closing costs	2,975,318	4.0
Total Sources	$74,910,107	100.0%	Total Uses	$74,910,107	100.0%

(1)	The Planet Self Storage Portfolio Mortgage Loan (as defined below) is part of the Planet Self Storage Portfolio Whole Loan (as defined below), which comprises four pari passu notes with an aggregate original balance of $70,000,000. All statistical information related to the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Planet Self Storage Portfolio Whole Loan.

(2)	Defeasance of the Planet Self Storage Portfolio Whole Loan is permitted at any time after the earlier of (i) two years from the closing date that included the last note to be securitized or (ii) September 26, 2022. The assumed lockout period of 25 months is based on the WFCM 2019-C53 securitization closing date of November 2019.

(3)	See “Escrows” section for a full description of Escrows and Reserves.

(4)	The Planet Self Storage Portfolio Borrowers (as defined below) acquired the Planet Self Storage Portfolio Properties (as defined below) in 2017; therefore, historical occupancy YE 2016 and YE 2015 are not available.

(5)	The Appraised Value, Appraised Value Per Unit, Cut-Off Date LTV Ratio and LTV Ratio at Maturity is based on the as-is Bulk Portfolio Value of $104,250,000. The combined “as-is” individual appraised value is $96,350,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity on the combined “as-is” individual appraised value is 72.7% and 72.7%, respectively.

The Mortgage Loan. The mortgage loan (the “Planet Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Planet Self Storage Portfolio Whole Loan”) evidenced by four pari passu notes with an original principal balance of $70,000,000 and an outstanding principal balance as of the Cut-off Date of $70,000,000 secured by a first mortgage encumbering the fee interest in 11 self-storage properties located in Massachusetts, Connecticut, New Jersey and Pennsylvania (the “Planet Self Storage Portfolio Properties” or the “Planet Self Storage Portfolio”). The Planet Self Storage Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3. See “Description of the Mortgage Pool—The Whole Loans–The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$45,000,000
Self Storage – Self Storage	Planet Self Storage Portfolio	Cut-off Date LTV:	67.1%
Property Addresses - Various		U/W NCF DSCR:	2.42x
		U/W NOI Debt Yield:	7.9%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	WFCM 2019-C53	Yes
A-2	$20,000,000	$20,000,000	Rialto Mortgage Finance, LLC	No
A-3	$15,000,000	$15,000,000	WFCM 2019-C53	No
A-4	$5,000,000	$5,000,000	Rialto Mortgage Finance, LLC	No
Total	$70,000,000	$70,000,000

The Borrower and Borrower Sponsor. The borrowers are Prime Storage Brookfield, LLC, Prime Storage Clinton, LLC, Prime Storage Fairless Hills, LLC, Prime Storage Lindenwold, LLC, Prime Storage Newington, LLC, Prime Storage New Milford, LLC, Prime Storage Phillipsburg, LLC, Prime Storage Quakertown, LLC, Prime Storage Washington, LLC, Prime Storage Hyde Park, LLC and Prime Storage Somerville, LLC (collectively, the “Planet Self Storage Portfolio Borrowers”), each a Delaware limited liability company and single purpose entity, together with two independent directors. Legal counsel to the Planet Self Storage Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Planet Self Storage Portfolio Whole Loan. The borrower sponsor and non-recourse carveout guarantor of the Planet Self Storage Portfolio Whole Loan is Robert Moser.

Robert Moser has over 20 years of experience as an owner, operator and developer of commercial real estate. Robert Moser is the owner and principal of Prime Group Holdings, overseeing all operations, strategic initiatives and investment activities of the company, and is a member of the firm’s investment committee. Over the past few years, Prime Group Holdings has grown to become the largest private owner-operator of self-storage in the United States. Mr. Moser was a party to prior foreclosure litigation. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Properties. The Planet Self Storage Portfolio is a 11-property, 563,807 square-foot and 4,844 unit self-storage portfolio located in New Jersey (four properties, 35.5% of the square footage, 34.4% of units), Connecticut (three properties, 33.8% of the square footage, 32.2% of units), Pennsylvania (two properties, 19.5% of the square footage, 18.5% of units) and Massachusetts (two properties, 11.3% of the square footage, 15.0% of units). The Planet Self Storage Portfolio Properties were constructed from 1930 to 2001 and range in size from 27,504 square feet to 87,925 square feet and 311 units to 724 units, with no Planet Self Storage Portfolio Property comprising of more than 15.6% of the total net rentable area based on square footage and 14.9% of the total storage units, respectively. Of the 4,844 units at the Planet Self Storage Portfolio Properties, 981 units are climate controlled. The Planet Self Storage Portfolio Properties also generate income from 171 parking spaces, three office units of 1,475 square feet, two apartment units, two billboards, two cell towers, and income from one easement agreement. Based on self storage units, the Planet Self Storage Portfolio Properties were 86.2% occupied as of August 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$45,000,000
Self Storage – Self Storage	Planet Self Storage Portfolio	Cut-off Date LTV:	67.1%
Property Addresses - Various		U/W NCF DSCR:	2.42x
		U/W NOI Debt Yield:	7.9%

The following table presents certain information regarding the Planet Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)(2)	Year Built/ Renovated	Net Rentable Area (SF)(2)	Appraised Value	UW NOI(2)	% of UW NOI	Storage Units(2)
Prime Storage - Somerville Somerville, MA	$9,100,000	13.0%	91.3%	1930/1995	36,095	$12,170,000	$686,906(3)(4)	12.4%	414
Prime Storage - Newington Newington, CT	8,370,000	12.0	83.6	2000/2018	87,925	12,440,000	615,271(4)	11.1	724
Prime Storage - Washington Washington, NJ	8,050,000	11.5	96.9	1987/2018	63,450	10,790,000	709,533	12.8	523
Prime Storage - Brookfield Brookfield, CT	6,800,000	9.7	83.0	1984/2018	61,350	9,090,000	517,582(4)(5)(7)	9.3	505
Prime Storage - Quakertown Quakertown, PA	6,750,000	9.6	80.5	1987/NAP	67,450	9,190,000	536,678(4)(6)	9.7	513
Prime Storage – Hyde Park Boston, MA	6,100,000	8.7	77.8	1960/1997	27,504	9,250,000	459,556(4)	8.3	311
Prime Storage – New Milford New Milford, CT	5,250,000	7.5	84.8	1989/NAP	41,050	7,040,000	424,320(4)(7)	7.7	329
Prime Storage – Philipsburg Greenwich and Lopatcong, NJ	5,250,000	7.5	86.3	1982/1999	48,691	7,040,000	426,205(4)(6)	7.7	408
Prime Storage – Fairless Hills Fairless Hills, PA	5,030,000	7.2	90.3	1979/NAP	42,211	6,790,000	422,942(4)	7.6	382
Prime Storage – Clinton Clinton, NJ	4,800,000	6.9	90.4	1980/2000	35,538	6,490,000	377,115	6.8	313
Prime Storage – Lindenwold Lindenwold, NJ	4,500,000	6.4	83.9	1979/NAP	52,543	6,060,000	360,834(4)	6.5	422
Total/Weighted Average	$70,000,000	100.0%	86.2%		563,807	$104,250,000(8)	$5,536,943	100.0%	4,844

(1)	Occupancy is based on storage units.

(2)	Based on the underwritten rent roll.

(3)	Includes revenue from cell tower.

(4)	Includes revenue from parking.

(5)	Includes revenue from office.

(6)	Includes revenue from billboard.

(7)	Includes revenue from apartment.

(8)	The total Appraised Value is based on the “as-is” Bulk Portfolio Value. The sum of the appraised values of the individual properties is $96,350,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 72.7% and 72.7%, respectively.

The following table presents historical occupancy percentages at the Planet Self Storage Portfolio:

Historical Occupancy(1)

12/31/2015(2)	12/31/2016(2)	12/31/2017(3)	12/31/2018(3)	8/31/2019(4)
NAV	NAV	82.9%	84.8%	85.2%

(1)	Occupancy is per square foot basis.

(2)	The Planet Self Storage Portfolio Borrowers acquired the Planet Self Storage Portfolio Properties in 2017; therefore, historical occupancy for 12/31/2015 and 12/31/2016 are not available.

(2)	Information provided by the Planet Self Storage Portfolio Borrower.

(4)	Based on underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$45,000,000
Self Storage – Self Storage	Planet Self Storage Portfolio	Cut-off Date LTV:	67.1%
Property Addresses - Various		U/W NCF DSCR:	2.42x
		U/W NOI Debt Yield:	7.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Planet Self Storage Portfolio Properties:

Cash Flow Analysis

	2017(1)	2018	TTM 8/31/2019	U/W	%(2)	U/W $ per Unit
Base Rent(3)	$6,520,760	$7,721,713	$7,800,243	$7,526,647	78.8%	$13.35
Grossed Up Vacant Space	0	0	0	1,244,160	13.0	2.21
Gross Potential Rent	$6,520,760	$7,721,713	$7,800,243	$8,770,806	91.8%	$15.56
Other Income(4)	571,776	640,267	738,870	783,741	8.2	1.39
Net Rental Income	$7,092,536	$8,361,980	$8,539,113	$9,554,547	100.0%	$16.95
(Vacancy & Credit Loss)	(98,412)	(598,662)	(495,632)	(1,307,991)(5)	(14.9)	(2.32)
Effective Gross Income	$6,994,124	$7,763,318	$8,043,481	$8,246,557	86.3%	$14.63

Real Estate Taxes	556,835	669,927	689,956	705,816	8.6	1.25
Insurance	89,397	50,450	50,202	40,923	0.5	0.07
Management Fee	357,250	399,045	412,112	412,328	5.0	0.73
Other Operating Expenses	1,182,264	1,551,282	1,550,547	1,550,547	18.8	2.75
Total Operating Expenses	$2,185,746	$2,670,704	$2,702,817	$2,709,614	32.9%	$4.81

Net Operating Income	$4,808,378	$5,092,614	$5,340,664	$5,536,943	67.1%	$9.82
Replacement Reserves	0	0	0	64,001	0.8	0.11
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$4,808,378	$5,092,614	$5,340,664	$5,472,942	66.4%	$9.71

NOI DSCR(6)	2.13x	2.25x	2.36x	2.45x
NCF DSCR(6)	2.13x	2.25x	2.36x	2.42x
NOI Debt Yield(6)	6.9%	7.3%	7.6%	7.9%
NCF Debt Yield(6)	6.9%	7.3%	7.6%	7.8%

(1)	The Planet Self Storage Portfolio Borrowers acquired the Planet Self Storage Portfolio Properties in 2017 and did not receive financial statements for the months of July 2017 – August 2017 for the Prime Storage – Newington, Prime Storage – Washington, Prime Storage – Brookfield, Prime Storage – Quakertown, Prime Storage – New Milford, Prime Storage – Philipsburg, Prime Storage – Fairless Hills, Prime Storage – Clinton and Prime Storage – Lindenwold properties and July 2017 for the Prime Storage – Somerville and Prime Storage – Hyde Park properties.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Base Rent includes rents from cell tower, parking, billboards, office, and apartment.

(4)	Other Income includes insurance income, late fees, application fees, point of sale and other miscellaneous income.

(5)	The underwritten economic vacancy is 14.9%. The Planet Self Storage Portfolio Properties were 86.2% occupied as of August 31, 2019 based on self storage units.

(6)	The debt service coverage ratios and debt yields are based on the Planet Self Storage Whole Loan.

Appraisal. As of the appraisal valuation dates from August 24, 2019 to August 30, 2019, the Planet Self Storage Portfolio Properties had an “as-is” bulk value of $104,250,000. The sum of the appraised values of the individual properties is $96,350,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 72.7% and 72.7%, respectively.

Environmental Matters. According to Phase I environmental site assessments dated from September 5, 2019 to September 9, 2019, there was no evidence of any recognized environmental conditions at the Planet Self Storage Portfolio Properties.

Market Overview. The Planet Self Storage Portfolio is an 11-property, 563,807 square-foot and 4,844 unit self-storage portfolio located in New Jersey (four properties, 35.5% of the square footage, 34.4% of units), Connecticut (three properties, 33.8% of the square footage, 32.2% of units), Pennsylvania (two properties, 19.5% of the square footage, 18.5% of units) and Massachusetts (two properties, 11.3% of the square footage, 15.0% of units).

According to the appraisals, the New Jersey properties are located in the Mid Atlantic sub-region with average monthly rents of $144.67 and $174.27 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively as of end of the second quarter of 2018. As of the end of the second quarter of 2018, the Mid Atlantic sub-region reported a vacancy rate of 8.0% for self storage properties.

According to the appraisals, the Connecticut properties are located in the New England sub-region with reported monthly rents of $125.22 and $149.27 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively as of end of the second quarter of 2018. As of the end of the second quarter of 2019, the New England sub-region reported vacancy rate of 9.5% for self-storage properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$45,000,000
Self Storage – Self Storage	Planet Self Storage Portfolio	Cut-off Date LTV:	67.1%
Property Addresses - Various		U/W NCF DSCR:	2.42x
		U/W NOI Debt Yield:	7.9%

According to the appraisals, the Pennsylvania properties are located in the Bucks County self storage submarket with reported monthly asking rents of $126.97 and $152.39 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively as of end of the second quarter of 2018. As of the end of the second quarter of 2019, the Philadelphia metro area reported a vacancy rate of 11.3% for self storage properties.

According to the appraisals, the Massachusetts properties are located in the Boston Core and Cambridge/Near West submarket. The Boston Core submarket with reported monthly asking rents of $214.52 and $197.26 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively as of end of the second quarter of 2018. The Cambridge/Near West submarket reported monthly asking rents of $203.49 and $256.75 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively as of end of the second quarter of 2018. As of the end of the second quarter of 2019, the Boston Core submarket reported a vacancy rate of 16.3% and the Cambridge/Far West submarket reported a vacancy rate of 10.1% for self storage properties.

Escrows.

Real Estate Taxes – The Planet Self Storage Portfolio Whole Loan documents require an upfront real estate tax reserve of $370,554 and an ongoing monthly real estate tax reserve in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $58,818).

Insurance – The Planet Self Storage Portfolio Whole Loan documents require an upfront insurance reserve of $7,162 and an ongoing monthly insurance premium reserve in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months (initially $3,410).

Replacement Reserves – The Planet Self Storage Whole Loan documents require ongoing monthly replacement reserves of $5,333.

Deferred Maintenance – The Planet Self Storage Whole Loan documents require upfront an upfront reserve of $73,438.

Lockbox and Cash Management. The Planet Self Storage Portfolio Whole Loan documents require a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the Planet Self Storage Portfolio Borrowers are required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account, and (ii) the Planet Self Storage Portfolio Borrowers and the property manager are required to deposit all rents received within two business day of receipt. Pursuant to the Planet Self Storage Portfolio Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Planet Self Storage Borrowers; and (b) if a Cash Sweep Event is in effect funds will be applied to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the Planet Self Storage Portfolio Whole Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the Planet Self Storage Portfolio Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the Planet Self Storage Portfolio Borrowers, guarantor or managers;

(iv)	a Cash Management DSCR Trigger Event (as defined below); or

(v)	a mezzanine borrower entering into a subordinate mezzanine loan.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by the lender;

●	with regard to clause (ii) above, the debt service payments having been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Planet Self Storage Portfolio Borrowers or the guarantor and within 120 days for the property manager, or with respect to the manager, the Planet Self Storage Portfolio Borrowers replacing the manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the Planet Self Storage Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Planet Self Storage Portfolio Borrowers, guarantor or manager; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$45,000,000
Self Storage – Self Storage	Planet Self Storage Portfolio	Cut-off Date LTV:	67.1%
Property Addresses - Various		U/W NCF DSCR:	2.42x
		U/W NOI Debt Yield:	7.9%

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by the lender;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Planet Self Storage Portfolio Borrowers or guarantor and within 120 days for the property manager, or with respect to the manager, the Planet Self Storage Portfolio Borrowers replacing the manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x for the Planet Self Storage Portfolio Whole Loan.

Property Management. The Planet Self Storage Portfolio Properties are managed by Prime Group Holdings LLC, an affiliate of the Planet Self Storage Portfolio Borrowers.

Partial Release. After expiration of the defeasance lockout period, the Planet Self Storage Portfolio Borrower may obtain the release of any individual property, provided that, among other conditions, (i) no event of default has occurred and is continuing; (ii) the amount of the Planet Self Storage Portfolio Whole Loan defeased will be 115% of the allocated loan amount for the related Planet Self Storage Portfolio property being released; (iii) the debt service coverage ratio for the remaining properties after such release is not less than the greater of (a) 2.43x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months; and (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 67.1% and (b) the loan-to-value ratio for the remaining properties and the property to be released immediately preceding the release of the property.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the Planet Self Storage Portfolio Whole Loan documents permit an affiliate of the Planet Self Storage Portfolio Borrowers to incur future mezzanine debt subject to certain conditions, including (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the Planet Self Storage Portfolio Whole Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 67.1% and (b) the debt service coverage ratio is not less than 2.43x; and (iii) receipt of rating agency confirmation from any rating agency, including DBRS, Fitch, and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2019-C53 Certificates.

Ground Lease. None.

Terrorism Insurance. The Planet Self Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Planet Self Storage Portfolio Borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Planet Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 777 East Eisenhower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$44,500,000		Location:	Ann Arbor, MI
	Cut-off Date Balance:	$44,500,000		Size:	272,502 SF
	% of Initial Pool Balance:	6.3%		Cut-off Date Balance Per SF:	$163.30
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$137.87
	Borrower Sponsor:	Jeff Hauptman		Year Built/Renovated:	1975/2019
	Guarantors:	Jeff Hauptman; Oxford Company, LLC		Title Vesting:	Fee
	Mortgage Rate:	4.0800%		Property Manager:	Self-managed
	Note Date:	August 29, 2019		Current Occupancy (As of):	95.6% (10/4/2019)
	Seasoning:	2 months		YE 2018 Occupancy(2):	82.4%
	Maturity Date:	September 11, 2029		YE 2017 Occupancy(2):	42.6%
	IO Period:	24 months		YE 2016 Occupancy:	95.3%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	91.4%
	Amortization Term (Original):	360 months		As-Stabilized Appraised Value(3):	$60,600,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Stabilized Appraised Value Per SF(3):	$222.38
	Call Protection:	L(26),D(90),O(4)		As-Stabilized Appraisal Valuation Date(3):	July 1, 2020
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (7/31/2019)(4):	$546,965
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
				YE 2016 NOI(5):	NAV
				U/W Revenues:	$7,130,787
				U/W Expenses:	$2,955,680
Escrows and Reserves(1)				U/W NOI(4):	$4,175,108
	Initial	Monthly	Cap	U/W NCF:	$3,856,280
Taxes	$175,007	$87,504	NAP	U/W DSCR based on NOI/NCF:	1.62x / 1.50x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.4% / 8.7%
Replacement Reserve	$0	$4,537	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.1% / 10.3%
Immediate Repairs	$634,445	$0	NAP	Cut-off Date LTV Ratio(3):	73.4%
Leasing Reserve	$0	$21,553	$1,000,000	LTV Ratio at Maturity(3):	62.0%
Rent Concession Reserve(3)	$1,979,394	$0	NAP
Existing TI/LC Reserve(3)	$4,646,043	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$44,500,000	100.0%	Loan payoff(6)	$32,593,212	73.2%
			Upfront reserves	7,434,889	16.7
			Closing costs	397,677	0.9
			Return of equity	4,074,222	9.2
Total Sources	$44,500,000	100.0%	Total Uses	$44,500,000	100.0%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section for a discussion of historical occupancy fluctuations.

(3)	The As-Stabilized Appraised Value shown reflects a “Prospective Market Value at Stabilization” which assumes that a stabilized occupancy of 95% has been attained. At loan closing, the 777 East Eisenhower Property (as defined below) was 95.6% leased and the 777 East Eisenhower Borrower (as defined below) escrowed $1,979,394 for outstanding free rent and gap rent and $4,646,043 representing outstanding tenant allowances and tenant improvements and leasing commissions (“TI/LC”) (see the “Escrows” section below for further information). The appraiser also concluded to an “As-Is” appraised value of $52,100,000 as of July 2, 2019, which results in a Cut-off Date LTV Ratio of 85.4% and LTV Ratio at Maturity of 72.1% for the 777 East Eisenhower Mortgage Loan (as defined below).

(4)	See “Cash Flow Analysis” section for a discussion of the increase in U/W NOI compared to the most recent NOI.

(5)	Historical financials prior to the TTM period are unavailable as the borrower sponsor acquired the 777 East Eisenhower Property in August 2018 and historical statements were not provided by the seller.

(6)	The full loan payoff amount was $38,593,212. The Loan payoff amount shown is net of a $6,000,000 equity injection from the previous lender, which was reflected on the settlement statement.

The Mortgage Loan. The mortgage loan (the “777 East Eisenhower Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a class A office property in Ann Arbor, Michigan (the “777 East Eisenhower Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

The Borrower and Borrower Sponsor. The borrower is Sevens Associates, LLC (the “777 East Eisenhower Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 777 East Eisenhower Mortgage Loan. The borrower sponsor is Jeff Hauptman, and the non-recourse carve-out guarantors of the 777 East Eisenhower Mortgage Loan are Jeff Hauptman and Oxford Company, LLC (the “Guarantors”). The Guarantors are required to maintain a net worth and liquidity of $15,000,000 and $2,500,000, respectively.

Jeff Hauptman is the founder and CEO of Oxford Companies (“Oxford”). Founded more than 20 years ago, Oxford specializes in commercial real estate acquisitions, management, leasing, construction and development with focus on acquisitions in the Ann Arbor area. As of July 2019, Oxford owned 19 commercial real estate properties totaling approximately 2.4 million square feet, including 12 office properties totaling approximately 1.9 million square feet. Affiliates of Mr. Hauptman were involved in a mortgage default related to an office building located in Ann Arbor, Michigan that resulted in a discounted pay-off in 2011. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 777 East Eisenhower Property is a 10-story, LEED Gold-certified, class A office building totaling 272,502 square feet, located in Ann Arbor, Michigan. The 777 East Eisenhower Property is situated on an approximately 1.2-acre site and is part of a two-unit land condominium with an overall site area of approximately 10.5 acres (see “Condominium Regime” section below). Constructed in 1975 and currently undergoing renovations, the 777 East Eisenhower Property was 95.6% leased as of October 4, 2019 to 17 tenants across various industries, including education, financial, insurance, communications and technology. Approximately 66.0% of the net rentable area and 68.3% of underwritten base rent at the 777 East Eisenhower Property is attributed to investment grade tenants or tenants that are subsidiaries of investment grade-rated entities.

Since acquiring the 777 East Eisenhower Property in August 2018, the borrower sponsor has spent over $200,000 on capital improvements, including new asphalt for portions of the parking lot and HVAC zone controller replacements. Approximately $515,000 in additional renovation work is currently ongoing, which includes new asphalt for portions of the parking lot and new mechanical systems for the elevators; however, such renovations were not reserved for and are not required to be completed by the 777 East Eisenhower Mortgage Loan documents.

The 777 East Eisenhower Property has access to 997 total parking spaces, including 567 garage spaces and 430 surface spaces, resulting in a parking ratio of approximately 3.7 spaces per 1,000 square feet of net rentable area. The 567 garage spaces and 428 of the surface spaces are not part of the collateral, and the 777 E Eisenhower Property has access subject to certain perpetual easement agreements: (i) the 567 garage spaces are located on a separate parcel situated to the northeast of the 777 E Eisenhower Property; and (ii) the 428 surface spaces are located within Condominium Unit 2 (see “Condominium Regime” section below; See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus).

Condominium Regime. The 777 East Eisenhower Property is subject to a master deed for a land condominium (the “State-Eisenhower Condominium”), which comprises two units: “Condominium Unit 1” (the 777 East Eisenhower Property) and the adjacent “Condominium Unit 2”, which is currently owned by the borrower sponsor but is not part of the collateral for the 777 East Eisenhower Mortgage Loan. Subject to certain perpetual parking easement agreements, the 777 East Eisenhower Property has access to parking within the premises of Condominium Unit 2. Per the master deed, if the Condominium Unit 2 parking is developed over, the owner of Condominium Unit 2 is required to replace parking for the benefit of the 777 East Eisenhower Property in a similar location.

The 777 East Eisenhower Property has an approximate 10.97% voting rights’ interest in the State-Eisenhower Condominium regime, but an owners’ association does not currently exist and is otherwise subject to the lender’s approval. Until the association is created, the 777 East Eisenhower Borrower is declarant and administrator of the State-Eisenhower Condominium regime. Each unit owner has sole responsibility for the maintenance of its respective unit. The 777 East Eisenhower Mortgage Loan documents provide recourse liability to the borrower and the Guarantors for springing full recourse if the condominium documents are amended, modified without lender’s prior written consent and if the condominium is cancelled, terminated or withdrawn, or the 777 East Eisenhower Property is made subject to any partition without lender’s prior written consent.

Major Tenant.

University of Michigan (140,960 square feet; 51.7% of net rentable area; 52.3% of underwritten base rent; various lease expirations) Founded in 1817 and situated approximately 2.1 miles north of the 777 East Eisenhower Property, the University of Michigan (“U of M”) has a total undergraduate enrollment of 30,318 as of the 2018-2019 school year. U of M’s endowment increased by approximately $1 billion to $11.9 billion from 2017 to 2018. The entity on U of M’s leases at the 777 East Eisenhower Property is The Regents of the University of Michigan, a Michigan Constitutional Corporation.

U of M has executed leases at the 777 East Eisenhower Property but is not yet in full occupancy or paying rent on its entire premises. U of M’s space is located on the third, fourth, fifth, sixth and tenth floors of the 777 East Eisenhower Property.

●	U of M is currently in occupancy and paying full rent with respect to its sixth floor space (28,192 square feet; 20.0% of total U of M net rentable area). The sixth floor space is currently used by the Michigan Medicine’s Quality Program, which collects quality and safety data to improve work across the institution. U of M signed the lease for its sixth floor space in September 2017 and has been in occupancy since December 2017.

●	With respect to the remainder of U of M’s space (the “Michigan Expansion Space”; 112,768 square feet located on the third, fourth, fifth and 10th floors; 80.0% of total U of M net rentable area), the tenant has executed leases but is not yet in occupancy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

or paying rent on all space. U of M is expected to utilize the Michigan Expansion Space to house Michigan Medicine’s Health Information Technology Services and Development Office, along with other staff from the medical campus. U of M signed the lease for the Michigan Expansion Space in December 2018.

o	U of M took delivery of its third floor space (28,192 square feet, 20.0% of total U of M net rentable area) in July 2019 and is expected to commence paying full unabated rent in October 2019;

o	U of M is expected to take delivery of its fourth and fifth floor spaces (56,384 square feet; 40% of total U of M net rentable area) in October 2019 and is required to commence paying full unabated rent three months after the delivery date; and

o	U of M is expected to take delivery of its 10th floor space (28,192 square feet; 20.0% of total U of M net rentable area) in July 2020 and is required to commence paying full unabated rent three months after the delivery date.

U of M’s lease for the Michigan Expansion space is structured with three months of free rent immediately following delivery of each respective premises. The lender reserved $1,729,114 for outstanding free rent and gap rent related to U of M at the time of origination of the 777 East Eisenhower Mortgage Loan (see the “Escrows” section below). There are no assurances that U of M will take possession or commence paying full unabated rent by the estimated dates noted herein.

Each of U of M’s leased suites at the 777 East Eisenhower Property has two, 5-year renewal options remaining, each with 12 to 14 months’ prior notice, following the respective lease expiration dates. U of M’s lease for its sixth floor space (20.0% of total U of M net rentable area) expires on May 31, 2028, its third floor space (20.0% of total U of M net rentable area) expires on September 30, 2034, its fourth and fifth floor space (40.0% of total U of M net rentable area) expires on December 31, 2034 and its tenth floor space (20.0% of total U of M net rentable area) on September 30, 2035.

The following table presents certain information relating to the tenancy at the 777 East Eisenhower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
University of Michigan	NR/Aaa/AAA	140,960	51.7%	$25.35(3)	$3,572,720(3)	52.3%	Various(4)	2, 5-year	N
UAW	NR/NR/NR	19,230	7.1%	$29.36(5)	$564,593(5)	8.3%	Various(6)	1, 5-year	Y(7)
Oxford Property Mgmt.(8)	NR/NR/NR	15,000	5.5%	$27.68(9)	$415,200(9)	6.1%	1/31/2030	NAP	N
Coyote Logistics(10)	NR/NR/NR	13,818	5.1%	$26.50	$366,177	5.4%	11/30/2020	1, 5-year	N
Merrill Lynch	NR/NR/NR	12,644	4.6%	$26.47	$334,661	4.9%	6/30/2024	1, 5-year	N
TIAA	AA+/Aa2/AA+	10,023	3.7%	$26.87	$269,343	3.9%	8/31/2023	2, 5-year	Y(11)
Total Major Tenants		211,675	77.7%	$26.09	$5,522,694	80.9%

Non-Major Tenant		48,842	17.9%	$26.75	$1,306,304	19.1%

Occupied Collateral Total		260,517	95.6%	$26.21	$6,828,998	100.0%

Vacant Space		11,985	4.4%

Collateral Total		272,502	100.0%

(1)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2020 totaling $50,963 and straight-line rent averaging for the investment grade tenants through the lesser of their remaining lease terms or the loan term totaling $332,336.

(3)	U of M has executed leases at the 777 East Eisenhower Property but is not yet in full occupancy or paying rent on the entire Michigan Expansion Space (see “Major Tenant” section above for further details). The lender reserved $1,729,114 for outstanding gap rent and free rent obligations related to U of M (see “Escrows” section below). U of M’s Annual U/W Base Rent PSF and Annual U/W Base Rent represent the average over the 777 East Eisenhower Mortgage Loan term.

(4)	The U of M has various lease expiration dates in 2028, 2034 and 2035 for its five suites. See “The Property” section above for additional details.

(5)	UAW has a total of $22,149 in outstanding free rent and gap rent, all of which was reserved upfront in connection with the origination of the 777 East Eisenhower Mortgage Loan.

(6)	UAW’s lease for its 14,567 square foot space expires on June 30, 2024 and its 4,663 square foot space expires on September 30, 2024.

(7)	UAW has a one-time termination option effective as of July 1, 2022, with eight months’ prior notice subject to a termination fee of (i) nine months’ base rent, plus (ii) the unamortized portion of any tenant allowance and brokerage commissions as of the early termination date.

(8)	Oxford Property Management is affiliated with Oxford Company, LLC, a non-recourse carve-out guarantor for the 777 East Eisenhower Mortgage Loan (see “The Borrower and Borrower Sponsors” section above for a full discussion of the Oxford Company, LLC).

(9)	Oxford Property Management has a total of $202,500 in outstanding free rent and gap rent (through January 2020), all of which was reserved upfront in connection with the origination of the 777 East Eisenhower Mortgage Loan.

(10)	According to the 777 East Eisenhower Borrower, Coyote Logistics is expected to vacate at its lease expiration in November 2020.

(11)	TIAA has a one-time termination option effective as of August 31, 2021, with 12 months’ prior notice subject to a termination fee of (i) three months’ base rent, plus (ii) the unamortized portion of any tenant allowance, abated rent and brokerage commissions as of the early termination date (calculated using a straight-line amortizing basis using an interest rate of 8% per annum).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the lease rollover schedule at the 777 East Eisenhower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	2,585	0.9%	2,585	0.9%	$66,240	1.0%	$25.62
2020	2	14,802	5.4%	17,387	6.4%	$394,221	5.8%	$26.63
2021	1	1,099	0.4%	18,486	6.8%	$27,846	0.4%	$25.34
2022	2	14,221	5.2%	32,707	12.0%	$391,317	5.7%	$27.52
2023	3	23,842	8.7%	56,549	20.8%	$637,041	9.3%	$26.72
2024	7	42,094	15.4%	98,643	36.2%	$1,170,631	17.1%	$27.81
2025	0	0	0.0%	98,643	36.2%	$0	0.0%	$0.00
2026	0	0	0.0%	98,643	36.2%	$0	0.0%	$0.00
2027	0	0	0.0%	98,643	36.2%	$0	0.0%	$0.00
2028	2	34,106	12.5%	132,749	48.7%	$909,344	13.3%	$26.66
2029	0	0	0.0%	132,749	48.7%	$0	0.0%	$0.00
Thereafter	5	127,768	46.9%	260,517	95.6%	$3,232,358	47.3%	$25.30
Vacant	0	11,985	4.4%	272,502	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	272,502	100.0%			$6,828,998	100.0%	$26.21

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 777 East Eisenhower Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)(2)(3)	12/31/2018(1)(3)	10/4/2019(3)(4)
91.4%	95.3%	42.6%	82.4%	95.6%

(1)	Information obtained from the borrower.

(2)	Year-end 2017 occupancy was impacted by (i) Thompson Reuters vacating its approximately 173,696 square foot space at the 777 East Eisenhower Property (63.7% net rentable area) in March 2017 and (ii) two new leases signed in July and December 2017 totaling approximately 13.8% of the net rentable area at the 777 East Eisenhower Property.

(3)	The increase in occupancy from 2017 to 2018 is attributed to U of M signing its lease for the Michigan Expansion Space (112,768 square feet of its space; 41.4% of net rentable area at the 777 East Eisenhower Property) in December 2018. U of M is not currently in full occupancy of or paying rent on the Michigan Expansion Space (see “Major Tenant” section above).

(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 777 East Eisenhower Property:

Cash Flow Analysis

	TTM 7/31/2019(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$2,749,902	$6,445,699	86.1%	$23.65
Contractual Rent Steps(3)	0	383,299	5.1	1.41
Grossed Up Vacant Space	0	335,580	4.5	1.23
Gross Potential Rent	$2,749,902	$7,164,578	95.7%	$26.29
Other Income(4)	0	34,438	0.5	0.13
Total Recoveries	293,185	290,000	3.9	1.06
Net Rental Income	$3,043,087	$7,489,016	100.0%	$27.48
(Vacancy & Credit Loss)	0	(358,229)(5)	(5.0)	(1.31)
Effective Gross Income	$3,043,087	$7,130,787	95.2%	$26.17

Real Estate Taxes	1,000,045	1,080,000	15.1	3.96
Insurance	42,084	58,034	0.8	0.21
Management Fee	89,056	213,924	3.0	0.79
Other Operating Expenses	1,364,937	1,603,722	22.5	5.89
Total Operating Expenses	$2,496,122	$2,955,680	41.4%	$10.85

Net Operating Income	$546,965	$4,175,108	58.6%	$15.32
Replacement Reserves	0	46,325	0.6	0.17
TI/LC	0	272,502	3.8	1.00
Net Cash Flow	$546,965	$3,856,280	54.1%	$14.15

NOI DSCR	0.21x	1.62x
NCF DSCR	0.21x	1.50x
NOI Debt Yield	1.2%	9.4%
NCF Debt Yield	1.2%	8.7%

(1)	The increase in Net Operating Income from TTM 7/31/2019 to U/W was driven by (i) seven new leases totaling $3,796,950 of underwritten base rent (53.0% of underwritten base rent) commencing between July 2019 and July 2020 (including the Michigan Expansion Space, which accounts for $2,817,158 of underwritten base rent, excluding straight line rent averaging credit) and (ii) the inclusion of contractual rent steps through October 2020 totaling $50,963 and straight-line rent averaging for the investment grade tenants over the lesser of their remaining lease terms or the loan term totaling $332,336. U of M has a signed lease for the Michigan Expansion Space but is not yet in full occupancy or paying unabated rent (see “Major Tenant” section above for further details).

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through October 2020 and straight-line rent averaging for the investment grade tenants over their remaining lease terms (see “Major Tenants” table above).

(4)	Other Income is primarily composed of antenna lease income.

(5)	The underwritten economic vacancy is 5.0%. The 777 East Eisenhower Property was 95.6% leased as of October 4, 2019.

Appraisal. The appraiser concluded to an “Prospective Market Value at Stabilization” for the 777 East Eisenhower Property of $60,600,000 as of July 1, 2020, which assumes a stabilized occupancy of 95%. As of October 4, 2019, the 777 East Eisenhower Property was 95.6% leased and the lender collected upfront reserves for outstanding free rent and TI/LCs. The appraiser also concluded to an “as-is” Appraised Value of $52,100,000 as of July 2, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated August 27, 2019, the presence of an on-site diesel underground storage tank (“UST”) is considered a recognized environmental condition. An automatic leak detection system is in place and no releases have been reported. The environmental consultant noted the information available for review only covered one of the 20 years that the UST system has operated and consequently, based on the age of the UST (approximately 20 years) and the possibility that releases may occur from tanks or tank systems that are otherwise testing as tight, was unable to rule out the potential that a release from the UST has affected the subsurface of the 777 East Eisenhower Property. The environmental consultant estimated with 90% confidence that the total cost to address potential impacts would range from $120,000 to $363,000. In lieu of a Phase II environmental site assessment, the lender obtained a prepaid lender environmental collateral protection and liability insurance policy that carries a 13-year term and a $2,000,000 limit (with a $25,000 deductible). There was no evidence of any other recognized environmental conditions at the 777 East Eisenhower Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

Market Overview and Competition. The 777 East Eisenhower Property is located in Ann Arbor, Washtenaw County, Michigan, approximately 0.8 miles north of Interstate 94 (provides access eastbound to Detroit and westbound towards Chicago), 0.4 miles east of State street (provides north-south access through Ann Arbor), 2.2 miles south of the U of M campus and 22.5 miles west of the Detroit Metropolitan Wayne County Airport. The 777 East Eisenhower Property is situated approximately 0.2 miles east of the intersection of E Eisenhower Parkway and S State Street, which, according to a third party market research provider, had a daily traffic count of approximately 37,496 vehicles as of 2018.

The U of M Hospital campus is situated approximately 3.7 miles north of the 777 East Eisenhower Property. According to the appraisal, the U of M Hospital employs approximately 14,000 (and together with the university is the largest employer in the county, with approximately 33,225 total employees). According to the appraisal, the health system offers 527 beds on a 340-acre campus. Approximately 0.4 miles southwest of the 777 East Eisenhower Property is Briarwood Mall, an approximately 1.0-million square feet Simon-owned super regional mall anchored by Macy’s, Von Maur and JCPenney, featuring various boutique shops, dining and entertainment options including an Apple store, California Pizza Kitchen, Bravo Cucina Italiana and P.F. Chang’s.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the 777 East Eisenhower Property was approximately 93,768 and 170,157, respectively; and the estimated 2019 average household income within the same radii was approximately $90,094 and $93,342, respectively.

Submarket Information – According to a third-party market research report, the 777 East Eisenhower Property is situated within the Washtenaw W of 23 submarket of the Ann Arbor Office Market. As of September 9, 2019, the Washtenaw W of 23 submarket reported a total inventory of approximately 11.2 million square feet with a 6.5% vacancy rate and average asking rent of $24.74 per square foot, gross. The submarket vacancy rate has decreased from 11.3% in 2011 and has averaged 8.9% from 2011 through 2018. The appraiser identified five comparable office properties totaling approximately 525,000 square feet, with an average occupancy rate of 96.4% and base rents ranging from $23.50 to $26.50 per square foot, modified gross (with one comparable property reporting a tenant’s base rent of $25.00 per square foot, full service gross).

The following table presents certain information relating to the appraiser’s market rent conclusions for the 777 East Eisenhower Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$28.00
Lease Term (Years)	5
Lease Type (Reimbursements)	MG
Rent Increase Projection	2-3% per annum
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 777 East Eisenhower Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Ann Arbor Commerce	Ann Arbor, MI	1998	36,829	Jan-19	$12,205,000	$331.40
1111 W. 22nd Street	Oak Brook, IL	1984	233,166	Nov-18	$43,000,000	$184.42
Office Tower	Evanston, IL	1969	339,000	May-18	$98,300,000	$289.97
Birmingham Place	Birmingham, MI	1981	107,691	Dec-17	$29,000,000	$269.29
McKinley Towne Center & Offices @ Liberty Square	Ann Arbor, MI	1972	190,205	Aug-17	$50,000,000	$262.87
One Michigan Avenue Building	Lansing, MI	1982	140,000	Mar-17	$16,425,000	$117.32
One North Main Building	Ann Arbor, MI	1987	114,043	Feb-16	$24,000,000	$210.45
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to comparable leases related to 777 East Eisenhower Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
Black & Veatch Building 3550 Green Ct. Ann Arbor Township, MI	1998/NAV	79,500	7.1 miles	100.0%	Guardian Glass	12,827 SF	3.3 Yrs	$25.00	FSG
Burlington Office Center I 305-325 Eisenhower Pky. Ann Arbor, MI	1982/1985	196,749	0.7 miles	96.7%	Mercedes Benz R&D	2,289 SF	2.2 Yrs	$23.50	MG
Concord Center Office 455 E. Eisenhower Pky. Ann Arbor, MI	1987/2017-2019	98,664	0.4 miles	96.3%	Office Evolution	7,112 SF	7.4 Yrs	$25.95	MG
Williamsburg Square 555 Briarwood Cir. Ann Arbor, MI	1986/2012-2016	80,755	0.5 miles	96.6%	Longbow Advantage	3,628 SF	5.3 Yrs	$23.50	MG
Atrium Office Center I 900 Victors Way Ann Arbor, MI	1987/NAV	69,000	0.6 miles	92.6%	Not Disclosed	2,100 SF	3.0 Yrs	$26.50	MG

(1)	Information obtained from the appraisal, unless otherwise noted.

(2)	Information obtained from a third party market research provider.

Escrows.

Real Estate Taxes – The 777 East Eisenhower Mortgage Loan documents require an upfront real estate tax reserve of $175,007 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $87,504).

Insurance – The 777 East Eisenhower Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the 777 East Eisenhower Borrower provides the lender with evidence that the 777 East Eisenhower Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect, and (iii) the 777 East Eisenhower Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals (and in no event later than 10 business days prior to expiration).

Immediate Repairs Reserve – The 777 East Eisenhower Mortgage Loan documents require an upfront immediate repairs reserve of $634,445 to perform deferred maintenance at the 777 East Eisenhower Property.

Replacement Reserve – The 777 East Eisenhower Mortgage Loan documents require ongoing monthly replacement reserves of $4,537, which the lender may require the borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 777 East Eisenhower Property.

Leasing Reserve – The 777 East Eisenhower Mortgage Loan documents require ongoing general TI/LC reserves of $21,553, subject to a cap of $1,000,000 (which cap will only apply so long as no event of default is continuing, the amortizing net cash flow debt service coverage ratio based upon a hypothetical 30-year amortization period (“Amortizing NCF DSCR”) is equal to or greater than 1.30x and the 777 East Eisenhower Property’s physical and economic occupancy is no less than 85.0%).

Rent Concession Reserve – The 777 East Eisenhower Mortgage Loan documents require an upfront reserve of $1,979,394 for rent concessions related to four tenants: U of M ($1,729,114), Oxford Property Management ($202,500), UAW ($22,149) and Four Financial ($25,630).

Existing TI/LC Reserve – The 777 East Eisenhower Mortgage Loan documents require an upfront reserve of $4,646,043 for TI/LCs related to four tenants: U of M ($3,076,474), Merrill Lynch ($63,220), UAW ($519,420) and Oxford Property Management ($986,930).

Lockbox and Cash Management. The 777 East Eisenhower Mortgage Loan documents require that the 777 East Eisenhower Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the 777 East Eisenhower Borrower direct all tenants to pay rent directly into such lockbox account. The 777 East Eisenhower Mortgage Loan documents also require that all rents received by the 777 East Eisenhower Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 777 East Eisenhower Mortgage Loan documents. Prior to the occurrence of a Cash Trap Event Period,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

any excess cash flow will be disbursed to the 777 East Eisenhower Borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items are required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 777 East Eisenhower Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the Amortizing NCF DSCR falling below 1.15x for two consecutive calendar quarters (excluding any non-recurring expenses);

(iii)	the occurrence and continuation of a Major Tenant Event Period (as defined below); or

(iv)	the 777 East Eisenhower Borrower receiving notice that U of M has exercised its option to purchase the 777 East Eisenhower Property pursuant to the terms of its lease (see “Purchase Option” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the Amortizing NCF DSCR being greater than or equal to 1.30x for two consecutive calendar quarters;

●	with regard to clause (iii), a Major Tenant Event Period Cure (as defined below); or

●	with regard to clause (iv), repayment of the 777 East Eisenhower Mortgage Loan in full pursuant to the terms of the 777 East Eisenhower Mortgage Loan documents.

Any reference to “U of M” in the conditions below (or within the definition of Major Tenant Event Period Cure below) will also apply to such tenant’s successors and assigns, and any replacement tenant that enters into a lease for all or any portion of U of M’s space in accordance with the terms of the 777 East Eisenhower Mortgage Loan documents.

A “Major Tenant Event Period” will commence upon the earliest to occur of the following:

(i)	U of M (x) “going dark” in 100% of its space or vacating or otherwise failing to occupy its entire space (“Go Dark Triggers”) on or before August 11, 2024 or (y) commencing any Go Dark Trigger with respect to 75% or more of its space after August 11, 2024 or (z) gives notice of its intent to commence any Go Dark Trigger with respect to the applicable space;

(ii)	a default, beyond any notice and grace period, under the U of M lease;

(iii)	U of M filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;

(iv)	U of M failing to renew or extend the term of its lease for at least 85% of its space on or prior to the earlier of (i) the deadline to provide notice of renewal under its lease or (ii) 12 months prior to lease expiration; or

(v)	the long-term, unsecured debt rating for U of M being downgraded, withdrawn or qualified below investment grade by any such rating agency designated, or anticipated to be designated, by the lender in connection with any securitization involving the 777 East Eisenhower Mortgage Loan or any portion thereof (“Rating Agency”).

A “Major Tenant Event Period Cure” will occur upon:

●	with regard to clause (i) above, upon the occurrence of (x) a Major Tenant Re-Tenanting Event (as defined below) or (y) U of M having resumed its normal business operations in the applicable percentage of its space and being open during customary hours and paying full, unabated rent for a period of two consecutive calendar quarters;

●	with regard to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the applicable default having been cured and no other default under the related lease having occurred for a period of two consecutive calendar quarters;

●	with regard to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the bankruptcy or insolvency proceeding having been terminated in a manner satisfactory to the lender, the related lease having been affirmed, and the terms of such lease, as affirmed, being satisfactory to the lender;

●	with regard to clause (iv) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y)(1) U of M renewing or extending its lease for at least 85% of its space pursuant to its lease or otherwise on terms and conditions acceptable to the lender and (2) the Amortizing NCF DSCR being at least 1.30x (excluding non-recurring expenses); or

●	with regard to clause (v) above, the long-term unsecured debt rating for U of M being no lower than investment grade for two consecutive calendar quarters as rated by each Rating Agency that rates U of M.

A “Major Tenant Re-Tenanting Event” will occur upon (x) the Amortizing NCF DSCR being at least 1.30x (excluding non-recurring expenses) and (y) the lender receiving satisfactory evidence, including, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming, that: (i) at least 85% of the U of M space at the 777 East Eisenhower Property has been leased to one or more reasonably satisfactory replacement tenants pursuant to a reasonably satisfactory replacement lease, (ii) each such tenant is in occupancy of its premises, is open for business and is paying full, unabated rent pursuant to the terms of its lease and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or has been reserved).

Property Management. The 777 East Eisenhower Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #4	Cut-off Date Balance:	$44,500,000
777 East Eisenhower Parkway	777 East Eisenhower	Cut-off Date LTV:	73.4%
Ann Arbor, Michigan 48108		U/W NCF DSCR:	1.50x
		U/W NOI Debt Yield:	9.4%

Ground Lease. None.

Purchase Option. U of M has a one-time option to purchase the 777 East Eisenhower Property on or about July 1, 2029, with 24 months’ notice. The purchase option price (net of all customary sales costs) plus all cash flows returned from the time of the 777 East Eisenhower Borrower’s acquisition of the 777 East Eisenhower Property to the date of sale, is required to produce a 13% annual internal rate of return to the 777 East Eisenhower Borrower on total investment in the 777 East Eisenhower Property as of the closing of the purchase option sale. U of M’s purchase option is subject to conditions outlined in its lease and the 777 East Eisenhower Mortgage Loan documents, including, but not limited to U of M: (i) not being in default under the lease beyond any applicable notice and cure period, unless the 777 East Eisenhower Borrower, in its sole and absolute discretion, agrees to permit the purchase notwithstanding such default and (ii) not having assigned its lease and not having sublet any portion of its premises.

The 777 East Eisenhower Mortgage Loan documents prohibit the 777 East Eisenhower Borrower from agreeing on a purchase price that is less than the balance of the 777 East Eisenhower Mortgage Loan as of the maturity date. Any exercise of the purchase option that does not result in the repayment of the 777 East Eisenhower Mortgage Loan in full triggers recourse for losses incurred by the lender.

The purchase option is not extinguished by foreclosure; however, the purchase option does not apply to foreclosure or deed in lieu thereof, or to any subsequent transfer of the 777 East Eisenhower Property by the lender or its nominee. Pursuant to the subordination, non-disturbance and attornment agreement, in the event of a foreclosure, the minimum purchase price is set at the outstanding principal balance of and accrued and unpaid non-default interest on the 777 East Eisenhower Mortgage Loan.

Terrorism Insurance. The 777 East Eisenhower Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 777 East Eisenhower Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – 1000 Chesterbrook

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):		NR/NR/NR		Property Type – Subtype:	Office – Suburban
Original Principal Balance:		$37,900,000		Location:	Berwyn, PA
Cut-off Date Balance:		$37,900,000		Size:	172,421 SF
% of Initial Pool Balance:		5.4%		Cut-off Date Balance Per SF:	$219.81
Loan Purpose:		Acquisition		Maturity Date Balance Per SF:	$219.81
Borrower Sponsors:		Mark I. Solomon, Harry Kammerer		Year Built/Renovated:	2000/2019
Guarantor:		Mark I. Solomon		Title Vesting:	Fee
Mortgage Rate:		4.1400%		Property Manager:	G&E Real Estate Management Services, Inc.
Note Date:		September 23, 2019		Current Occupancy (As of)(2):	100.0% (9/4/2019)
Seasoning:		1 month		YE 2018 Occupancy(2):	100.0%
Maturity Date:		October 6, 2029		YE 2017 Occupancy(2):	98.5%
IO Period:		120 months		7/31/2016 Occupancy(2):	92.0%
Loan Term (Original):		120 months		YE 2015 Occupancy(2):	NAP
Amortization Term (Original):		NAP		Appraised Value:	$57,100,000
Loan Amortization Type:		Interest-only, Balloon		Appraised Value Per SF:	$331.17
Call Protection:		L(25),D(92),O(3)		Appraisal Valuation Date:	July 23, 2019
Lockbox Type:		Hard/Upfront Management		Underwriting and Financial Information
Additional Debt:		No		TTM NOI (6/30/2019)(3):	$2,763,782
Additional Debt Type (Balance):		NAP		YE 2018 NOI(3):	$2,009,227
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$5,418,929
				U/W Expenses:	$1,929,446
Escrows and Reserves(1)				U/W NOI(3):	$3,489,483
	Initial	Monthly	Cap	U/W NCF(3):	$3,334,304
Taxes	$31,760	$31,760	NAP	U/W DSCR based on NOI/NCF:	2.19x / 2.09x
Insurance	$0	$6,337	NAP	U/W Debt Yield based on NOI/NCF:	9.2% / 8.8%
Replacement Reserve	$140,350	$2,874	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.2% / 8.8%
TI/LC Reserve	$1,474,543	$10,058	NAP	Cut-off Date LTV Ratio:	66.4%
Free Rent Reserve	$394,423	$0	NAP	LTV Ratio at Maturity:	66.4%
Envestnet Refurbishment Allowance	$109,650	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$37,900,000	65.0%	Purchase price	$56,000,000	96.1%
Borrower equity	20,393,076	35.0	Purchase credits(4)	(1,113,001)	(1.9)
			Upfront reserves	2,150,726	3.7
			Closing costs	1,255,352	2.2
Total Sources	$58,293,076	100.0%	Total Uses	$58,293,076	100.0%
(1)	See “Escrows” section below for a full description of the escrows and reserves.
(2)	See “Historical Occupancy” table below for a discussion of historical occupancy increases. The increase in occupancy from 2016 to 2018 can be attributed to Envestnet signing leases totaling 118,455 square feet or 82.7% of NRA.
(3)	See “Operating History and Underwritten Net Cash Flow” section below for a discussion of historical NOI increases and increase of U/W NOI. Historical NOI for 1000 Chesterbrook Property (as defined below) is unavailable for 2017 and 2016 because the borrower sponsor was unable to obtain historical financials prior to 2018 at acquisition.
(4)	Purchase credits include TI/LC costs and remaining free rent, all of which was reserved by the lender.

The Mortgage Loan. The mortgage loan (the “1000 Chesterbrook Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 172,421 square foot office building located in Berwyn, Pennsylvania (the “1000 Chesterbrook Property”).

The Borrower and Borrower Sponsor. The borrower is Chesterbrook 1000 Partners LP, a Pennsylvania limited partnership and single purpose entity. The borrower’s managing member has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1000 Chesterbrook Mortgage Loan. The non-recourse carve-out guarantor of the 1000 Chesterbrook Mortgage Loan is Mark I. Solomon.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$37,900,000
1000 Chesterbrook Boulevard	1000 Chesterbrook	Cut-off Date LTV:	66.4%
Berwyn, PA 19312		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	9.2%

The borrower sponsors are Mark I. Solomon and Harry Kammerer, who primarily invest in real estate located in the northern Philadelphia suburbs, each with over forty years of experience. Since 2014, Mr. Solomon and Mr. Kammerer have partnered together as principals to form four real estate limited partnerships each of which acquired a Class A office project located in suburban Philadelphia in which at least 50% of the rentable area was leased to a credit worthy anchor tenant who occupied the 1000 Chesterbrook Property as its home office or a mission critical facility.

Mr. Solomon founded CMS Companies (“CMS”) in 1969 and served in various senior officer capacities since 1969, including Chairman from 1985 to 2010. CMS is a financial services firm located in Wynnewood, Pennsylvania, just outside Philadelphia, and was engaged in the business of investing in real estate, private equity and special situations on behalf of the partners of the firm and the firm’s clients from 1981 until 2011. Mr. Solomon has served or is currently serving on a number of corporate and philanthropic boards, including Vishay Intertechnology, a New York Stock Exchange company, and the Marcus Family Foundation, which was created by the co-founder of Home Depot, Bernie Marcus; AIPAC; ESF Dream Camp; American Friends of Yemin Orde; advisory board of the Salvation Army; and board of trustees of the Jewish Federation of Greater Philadelphia. Mr. Kammerer served as the Chief Financial Officer of CMS from 1980 to 2000. During his tenure with CMS, he also managed several real estate projects, including a shopping center management company, condominium construction projects and the CMS office building. The CMS office building was purchased in 1981, and Mr. Kammerer was responsible for overseeing substantial building renovations and managing the building. After leaving CMS in 2000, Mr. Kammerer developed town homes in the Manayunk and West Mount Airy areas of Philadelphia, Pennsylvania. He currently manages four commercial office buildings, containing an aggregate of 622,500 square feet, in King of Prussia and Horsham, Pennsylvania and Mount Laurel, New Jersey.

The Property. The 1000 Chesterbrook Property is a three-story, Class A suburban office building totaling 172,421 square feet located in Berwyn, Pennsylvania, approximately 17.3 miles northwest of downtown Philadelphia. Built in 2000 and renovated in 2019, the 1000 Chesterbrook Property has undergone approximately $2.0 million in capital improvements since 2016 including lobby, common area, fitness center and landscaping upgrades. Amenities at the 1000 Chesterbrook Property include a fitness center, café, lobby lounge, structured parking garage, food service café and access to the adjacent Chester Valley Trail, which is described further in “The Market Overview and Competition” section below. The 1000 Chesterbrook Property features a three-level structured parking garage and surface lot, totaling 774 parking spaces, resulting in a parking ratio of 4.3 spaces per 1,000 square feet. As of September 4, 2019, the 1000 Chesterbrook Property was 100.0% leased.

Major Tenants.

Largest Tenant: Envestnet (145,146 square feet; 84.2% of net rentable area; 85.9% of underwritten base rent; 12/31/2032 lease expiration) – Envestnet (NYSE:ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet provides asset-based, subscription-based and professional services on a business-to-business-to-consumer basis to financial services clients, whereby customers offer solutions based on Envestnet’s platform to their end users. Envestnet has more than 99,000 advisors and more than 4,100 companies that are clients of the firm including 17 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Independent Advisors and hundreds of internet services companies. Services provided to advisors include: financial planning, risk assessment tools, investment strategies and solutions, asset allocation models and various other software solutions to financial planning and wealth management. Envestnet initially leased 26,691 square feet of space in January 2016. Since then, Envestnet has expanded their space into over 145,000 square feet through four lease amendments with a co-terminous lease expiration of December 31, 2032 with two, seven-year renewal options. 1000 Chesterbrook is located in close proximity to clients including Vanguard (2.4 miles), Northwestern Mutual (4.2 miles), Cetera Advisors (4.9 miles), RW Bair (10.0 miles).

2nd Largest Tenant: Trinseo LLC (24,110 square feet; 14.0% of net rentable area; 14.1% of underwritten base rent; 8/31/2021 lease expiration) – Trinseo LLC is a global materials company, which focuses on the manufacture of plastics, latex, and synthetic rubber. Trinseo LLC employs approximately 2,500 employees and produced $4.6 billion in revenue in 2018. Trinseo LLC has 16 manufacturing sites and 11 research and development facilities. Trinseo LLC has been at the 1000 Chesterbrook Property since 2011 with a current lease expiration in August 2021 with one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$37,900,000
1000 Chesterbrook Boulevard	1000 Chesterbrook	Cut-off Date LTV:	66.4%
Berwyn, PA 19312		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the 1000 Chesterbrook Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)(5)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Envestnet(2)(3)(4)(5)	NR/NR/NR	145,146	84.2%	$31.46	$4,566,099	85.9%	12/31/2032	2, 7-year	Y
Trinseo LLC	NR/NR/NR	24,110	14.0%	$31.00	$747,410	14.1%	8/31/2021	1, 5-year	N
Total Major Tenants		169,256	98.2%	$31.39	$5,313,510	100.0%

Amenities(6)		3,165	1.8%	$0.00	$0.00	0.0%

Occupied Collateral		172,421	100.0%	$31.39	$5,313,510	100.0%

Vacant Space		0	0.0%

Collateral Total		172,421	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2020 totaling $29,590.
(2)	Envestnet has a one-time option to terminate its lease as of December 31, 2029 with fifteen months’ prior written notice and payment of a termination fee of $1,094,098.
(3)	As of September 4, 2019, the 1000 Chesterbrook Property’s NRA was 75% occupied by Envestnet and with the next year, Envestnet will be expanding into additional space for a total of 145,146 square feet, which equates to 84.2% of NRA. The last space of the expansion is scheduled to be delivered to Envestnet by February 1, 2020.
(4)	Wells Fargo occupies 15,897 square feet (9.2% of net rentable area) in Suites 101, 102, and 103 at the 1000 Chesterbrook Property, which Envestnet will be taking over upon Wells Fargo’s lease expiration in January 31, 2020. The rent for this space is underwritten to Envestnet’s lease terms.
(5)	Envestnet subleases 5,434 square feet (3.2% of the net rentable area) on the ground floor to Trinseo LLC at an annual rent of $30.00/SF which terminates in August 31, 2021.
(6)	Amenities include a fitness center (2,715 square feet) and a café (450 square feet), which are leased on a month-to-month basis with no underwritten rent attributed to the respective spaces. Annual U/W Base Rent PSF does not include Amenities.

The following table presents certain information relating to the lease rollover schedule at the 1000 Chesterbrook Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	24,110	14.0%	24,110	14.0%	$747,410	14.1%	$31.00
2022	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
2023	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
2024	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
2025	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
2026	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
2027	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
2028	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
2029	0	0	0.0%	24,110	14.0%	$0	0.0%	$0.00
Thereafter	1	145,146	84.2%	169,256	98.2%	$4,566,099	85.9%	$31.46
Amenities(4)	0	3,165	1.8%	172,421	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	172,421	100.0%			$5,313,510	100.0%	$31.39
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF does not include 3,165 square feet of amenities that is occupied by a café and a fitness center.
(4)	Amenities include a fitness center (2,715 square feet) and a café (450 square feet), which are leased on a month-to-month basis with no underwritten rent attributed to the respective spaces. Annual U/W Base Rent PSF does not include Amenities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$37,900,000
1000 Chesterbrook Boulevard	1000 Chesterbrook	Cut-off Date LTV:	66.4%
Berwyn, PA 19312		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	9.2%

The following table presents historical occupancy percentages at the 1000 Chesterbrook Property:

Historical Occupancy

12/31/2015(1)	7/31/2016(2)(4)	12/31/2017(2)(4)	12/31/2018(2)(4)	9/4/2019(3)
NAV	92.0%	98.5%	100.0%	100.0%
(1)	The 1000 Chesterbrook Property was acquired by the seller in 2016 and the sponsor does not have a rent roll for prior years.
(2)	Information obtained from borrower rent roll.
(3)	Information obtained from the underwritten rent roll.
(4)	The increase in occupancy from 2016 to 2018 can be attributed to Envestnet signing leases totaling 118,455 square feet or 82.7% of NRA.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1000 Chesterbrook Property:

Cash Flow Analysis(1)

	2018(2)	TTM 6/30/2019(2)(3)	U/W(3)	%(4)	U/W $ per SF
Base Rent	$3,371,681	$4,229,702	$5,283,919	90.7%	$30.65
Contractual Rent Steps	0	0	29,590	0.5	0.17
Grossed Up Vacant Space	0	0	0	0.0	0.00
Gross Potential Rent	$3,371,681	$4,229,702	$5,313,510	91.2%	$30.82
Other Income	39,915	42,539	42,539	0.7	0.25
Total Recoveries	556,572	367,772	467,555	8.0	2.71
Net Rental Income	$3,968,168	$4,640,013	$5,823,604	100.0%	$33.78
(Vacancy & Credit Loss)(4)	0	0	(404,675)	(7.6)	(2.35)
Effective Gross Income	$3,968,168	$4,640,013	$5,418,929	93.1%	$31.43

Real Estate Taxes	475,452	478,840	486,878	9.0%	2.82
Insurance	38,302	38,948	76,044	1.4%	0.44
Management Fee	124,017	154,486	162,568	3.0%	0.94
Other Operating Expenses	1,321,170	1,203,956	1,203,956	22.2%	6.98
Total Operating Expenses	$1,958,941	$1,876,231	$1,929,446	35.6%	$11.19

Net Operating Income	$2,009,227	$2,763,782	$3,489,483	64.4%	$20.24
Replacement Reserves	0	0	34,484	0.6%	0.20
TI/LC	0	0	120,695	2.2%	0.70
Net Cash Flow	$2,009,227	$2,763,782	$3,334,304	61.5%	$19.34

NOI DSCR	1.26x	1.73x	2.19x
NCF DSCR	1.26x	1.73x	2.09x
NOI Debt Yield	5.3%	7.3%	9.2%
NCF Debt Yield	5.3%	7.3%	8.8%
(1)	The historical financials for 2017 and 2016 are unavailable as the sponsor was unable to obtain financials prior to 2018 at acquisition.
(2)	The increase in Net Operating Income from 2018 to TTM 6/30/2019 is primarily attributed to the rent commencement of Envestnet for Suites 105 and 301 which occurred in October and July 2018, respectively.
(3)	The increase in Net Operating Income from TTM 6/30/2019 to U/W is primarily attributed to the rent commencement of Envestnet in Suite 302, which occurred in July 2019. In addition, U/W includes the $36.00/SF of contractual rents for Envestnet for Suites 101, 102 and 103. All Suites 101, 102 and 103 are currently occupied by Wells Fargo, which is paying $31.50/SF. There is also an increase in contractual reimbursements due to increase over 2018 base year set for Envestnet for Suites 105 and 301.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	The underwritten economic vacancy is 7.0%. The 1000 Chesterbrook Property was 100.0% leased as of September 4, 2019.

Appraisal. The appraiser concluded to an “as-is” appraised value of $57,100,000 as of July 23, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated August 7, 2019, there was no evidence of any recognized environmental conditions at the 1000 Chesterbrook Property.

Market Overview and Competition. The 1000 Chesterbrook Property is located in Berwyn, Pennsylvania in Chester County. The 1000 Chesterbrook Property is located 17.3 miles northwest of Philadelphia. The 1000 Chesterbrook Property is located along Route 202 and is 3.7 miles from Interstate 76 which is the primary east/west interstate highway serving the Philadelphia region. The 1000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$37,900,000
1000 Chesterbrook Boulevard	1000 Chesterbrook	Cut-off Date LTV:	66.4%
Berwyn, PA 19312		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	9.2%

Chesterbrook Property is located 16.8 miles from the Philadelphia International Airport and adjacent to the Chester Valley Trail. The Chester Valley Trail is a multi-use, rail-to-trail facility that roughly follows U.S. Routes 30 and 202 through central Chester County from West Whiteland Township east into Montgomery County. The 1000 Chesterbrook Property is located approximately 2.4 miles north of the Vanguard headquarters, and in 2017 Vanguard continued their investment in Chester County by building a new 240,000 square foot, four-story office building employing an additional 1,600 people. Over 12,000 of Vanguard’s 17,000 employees work in Chester County. The suburban Philadelphia submarket has a vacancy as of second quarter 2019 of 9.30% which is 2.3% higher than the 1000 Chester County Submarket of 7.0%.

The 1000 Chesterbrook Property is located in the Tredyffrin Township, which is part of the King of Prussia/Wayne submarket. According to the appraisal, the 2018 population within a one-, three-, and five- mile radius was 6,419, 39,459, 104,421, respectively, and average household income within the same radii was $160,868, $171,621, $164,082, respectively. The appraisal concluded a market rent of $34.00 per square foot which is approximately 8.3% above the weighted average in place rent of $31.39 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1000 Chesterbrook Property:

Market Rent Summary(1)

Market Rent (PSF)	$34.00
Lease Term (Years)	7
Lease Type (Reimbursements)	BY + utilities
Rent Increase Projection	2.3% per annum
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1000 Chesterbrook Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)(2)
Eight Tower Bridge	Conshohocken, PA	346,659	Oct-18	$108,000,000	$311.55
Five Tower Bridge	West Conshohocken, PA	222,058	Sep-18	$75,650,000	$340.68
2301 Renaissance	King of Prussia, PA	189,502	Dec-17	$51,177,719	$270.06
300 Four Falls	Conshohocken, PA	298,482	Jan-16	$98,400,000	$329.67
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable properties to 1000 Chesterbrook Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Valley Forge Office Center 656 East Swedesford Road Wayne, PA	1972/2008	55,686	3.0 miles	NAV	7.5 Yrs	4,931	$31.75	Modified Gross
CrossPoint at Valley Forge 550 East Swedesford Road Wayne, PA	1974/2014	272,360	2.8 miles	NAV	7.1 Yrs	10,250	$35.00	Full Service
CrossPoint at Valley Forge 550 East Swedesford Road Wayne, PA	1974/2014	272,360	2.8 miles	NAV	5.3 Yrs	2,404	$36.50	Full Service
1055 Westlakes Drive 1055 Westlakes Drive Berwyn, PA	1990/2015	118,425	0.4 miles	NAV	7.3 Yrs	6,510	$28.50	Full Service
565 East Swedesford Road 565 East Swedesford Road Wayne, PA	1986/2017	56,914	2.9 miles	NAV	5.3 Yrs	1,771	$32.00	Full Service
(1)	Information obtained from appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$37,900,000
1000 Chesterbrook Boulevard	1000 Chesterbrook	Cut-off Date LTV:	66.4%
Berwyn, PA 19312		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	9.2%

Escrows.

Real Estate Taxes – At origination, the borrower was required to escrow $31,760 for real estate taxes. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $31,760.

Insurance – The borrower is required to make monthly payments of one-twelfth of the insurance premiums payable during the next twelve months, currently equal to $6,337.

Replacement Reserve – At origination, the borrower was required to escrow $140,350. The borrower is required to make monthly payments of $2,874 into the replacement reserve account.

Tenant Improvement Reserve – At origination, the borrower is required to deposit an upfront TI/LC reserve of $1,474,543 and ongoing monthly TI/LC reserves of $10,058. $611,542 is being reserved for the build out of Suites 101, 102 and 103 for Envestnet, which suites are currently leased to Wells Fargo until January 31, 2020. $609,930 is associated with the build out of Suite 135 for Envestnet, which suite was previously occupied by Wells Fargo. $253,071 is being reserved for the improvement and upgrade of Suite 105, which has been occupied by Envestnet since October 2018.

Free Rent Reserve – At origination, the borrower is required to deposit $394,442 which consists of (i) $264,486 into a free rent reserve for rent abatement for Suites 101, 102 and 103 currently occupied by Wells Fargo until lease expiration in January 31, 2020, when Envestnet’s new lease will begin at a higher rent and (ii) free rent of $129,937 for Suite 135 leased to Envestnet for November and December 2019.

Envestnet Refurbishment Allowance – At origination, the borrower is required to reserve $109,650 for the landlord to pay the Envestnet a refurbishment allowance of up to $646,245 to be used for alterations, cosmetic changes, wiring and any other change or alteration the tenant may desire as permitted under the lease. The tenant may use the refurbishment allowance as early as January 1, 2025 but no later than December 31, 2026. A Trigger Period (as defined below) will commence 12 months prior to January 1, 2025, in order to reach the refurbishment allowance of $646,245.

Lockbox and Cash Management. The 1000 Chesterbrook Mortgage Loan documents require a hard lockbox with upfront cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The 1000 Chesterbrook Mortgage Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within one business day after receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, and the payment of budgeted monthly operating expenses with excess sums being disbursed to the borrower. If a Trigger Period occurs, then excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the 1000 Chesterbrook Mortgage Loan.

A “Trigger Period” will commence following the occurrence of: (i) an event of default under the 1000 Chesterbrook Mortgage Loan; (ii) any event of default under the property management agreement; (iii) the date on which any Significant Tenant (see below) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”, or (b) notifies the borrower, the property manager, any affiliate of the borrower or the property manager or any of their respective agents or representatives that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”, or (c) becomes insolvent or a debtor in any bankruptcy action; (iv) the debt service coverage ratio for the 1000 Chesterbrook Property falling below 1.20x; or (v) eighteen months prior to loan maturity or (vi) January 1, 2024 if the Envestnet Refurbishment Allowance balance is less than $646,245.

A Trigger Period will expire (I) if the Trigger Period is caused solely by the occurrence of clause (i) in the definition of “Trigger Period”, upon the cure of such event of default, (II) if the Trigger Period is caused solely by the occurrence of clause (ii) in the definition of “Trigger Period”, upon the cure of such event of default under the management agreement or the date on which the borrower has entered a replacement management agreement with a qualified manager, (III) if the Trigger Period is caused solely by the occurrence of clause (iii)(a) in the definition of “Trigger Period”, the date on which (a)(1) the applicable Significant Tenant has (A) reopened for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its Lease, for two (2) consecutive quarters in each case, and (2) the borrower has delivered to lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the Lease as being in full force and effect, to lender’s satisfaction in each case, or (b) a Re-tenanting Event (as defined below) has occurred; (IV) if the Trigger Period is caused solely by the occurrence of clause (iii)(b) in the definition of “Trigger Period”, the date on which (a) the applicable Significant Tenant has (1) irrevocably revoked or rescinded any such notice and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two (2) consecutive quarters following such revocation or rescission in each case, and (b) the borrower has delivered to lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to lender’s satisfaction in each case, (V) if the Trigger Period is caused solely by the occurrence of clause (iii)(c) in the definition of “Trigger Period”, the date on which the applicable Significant Tenant or such Significant Tenant’s parent company, as the case may be, shall become solvent to lender’s satisfaction for two (2) consecutive quarters or shall no longer be a debtor in any bankruptcy action and shall have affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction, (VI) if the Trigger Period is caused solely by the occurrence of clause (iv) in the definition of “Trigger Period”, the date on which the debt service coverage ratio is at least 1.25x for two (2) consecutive quarters, (VII) if the Trigger Period is caused solely by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #5	Cut-off Date Balance:	$37,900,000
1000 Chesterbrook Boulevard	1000 Chesterbrook	Cut-off Date LTV:	66.4%
Berwyn, PA 19312		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	9.2%

the occurrence of clause (v) in the definition of “Trigger Period”, the date on which there is $646,245 in the Envestnet Refurbishment Allowance account.

“Significant Tenant” means Envestnet or any tenant under a lease which, either individually, or when taken together with any other lease with such tenant or its affiliates (i) covers more than 17,000 square feet at the 1000 Chesterbrook Property or (ii) constitutes more than twenty-five percent (25%) of the total annual rents.

“Re-tenanting Event” shall mean lender’s receipt of evidence that the borrower has entered into a new lease or leases with a replacement tenant or tenants reasonably acceptable to lender for the demised premises which had previously been occupied by the applicable Significant Tenant in form and substance reasonably satisfactory to lender and otherwise in accordance with the terms of the related loan agreement, and (i) that each tenant under any such replacement lease has accepted possession and is in occupancy of, and is open for business and conducting normal business operations at, all of the space demised under the lease and is paying full, unabated rent in accordance with the lease, (ii) that the rents payable under any such replacement lease are no less than one hundred percent (100%) of the rents under the lease being replaced and are comparable to existing local market rates for similar properties and (iii) that all landlord obligations under any such replacement lease (including, without limitation, tenant improvement and leasing commission obligations) have been duly performed, completed and paid for, such evidence to include, without limitation, a fully-executed Lease and an acceptable tenant estoppel certificate from each such tenant.

Property Management. The 1000 Chesterbrook Property is managed by G&E Real Estate Management Services, Inc., d/b/a Newmark Knight Frank.

Partial Release. Pursuant to the terms of the 1000 Chesterbrook Mortgage Loan documents, the borrower has the right to obtain a release of an unimproved vacant tract of land from the lien of the mortgage and the other loan documents (an “Outparcel Release”) upon satisfaction of certain conditions, including (i) no default or event of default has occurred and is continuing or will occur solely as a result of the Outparcel Release; (ii) the borrower has paid, or has arranged to be paid contemporaneously with the Outparcel Release, to the lender, an amount equal to the sum of 125% of $460,000 (which equates to $575,000) plus a yield maintenance premium; (iii) the remaining 1000 Chesterbrook Property, together with all easements appurtenant and other permitted encumbrances thereto, will not be in violation in any material respect with the terms of any lease; (iv) after giving effect to the Outparcel Release, the debt service coverage ratio for the remaining 1000 Chesterbrook Property is not less than the greater of (a) 1.45x and (b) the debt service coverage ratio in effect immediately prior to the Outparcel Release; and (v) after giving effect to the Outparcel Release, the loan-to-value ratio for the remaining 1000 Chesterbrook Property is not greater than the lesser of (a) 67% and (b) the loan-to-value ratio in effect immediately prior to the Outparcel Release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The 1000 Chesterbrook Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1000 Chesterbrook Property and business interruption insurance covering actual loss sustained following the occurrence of a casualty event, together with a 12 month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 112-118 West 125th Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Mixed Use – Retail/Office
	Original Principal Balance:	$32,100,000		Location:	New York, NY
	Cut-off Date Balance:	$32,100,000		Size:	32,000 SF
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per SF:	$1,003.13
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$1,003.13
	Borrower Sponsors:	Steven Feldman; Irving Feldman; Gary Feldman		Year Built/Renovated:	2018/NAP
	Guarantors:	Steven Feldman; Irving Feldman; Gary Feldman		Title Vesting:	Fee
	Mortgage Rate:	3.6360%		Property Manager:	Salon Realty Corp.
	Note Date:	September 27, 2019		Current Occupancy (As of)(2):	56.3% (9/27/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	56.3%
	Maturity Date:	October 11, 2029		YE 2017 Occupancy(3):	NAP
	IO Period:	120 months		YE 2016 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$55,600,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$1,737.50
	Call Protection:	L(25),D(90),O(5)		As-Is Appraisal Valuation Date:	July 24, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI(3):	NAV
				YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$3,049,405
				U/W Expenses:	$710,603
Escrows and Reserves(1)				U/W NOI:	$2,338,802
	Initial	Monthly	Cap	U/W NCF:	$2,262,472
Taxes	$104,916	$34,972	NAP	U/W DSCR based on NOI/NCF:	1.97x / 1.91x
Insurance	$1,934	$967	NAP	U/W Debt Yield based on NOI/NCF:	7.3% / 7.0%
Replacement Reserve	$0	$534	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.3% / 7.0%
				Cut-off Date LTV Ratio:	57.7%
				LTV Ratio at Maturity:	57.7%

Sources and Uses
Sources			Uses
Original loan amount	$32,100,000	100.0%	Loan payoff	$27,325,871	85.1%
			Upfront reserves	106,850	0.3
			Closing costs	1,686,233	5.3
			Return of equity	2,981,046	9.3
Total Sources	$32,100,000	100.0%	Total Uses	$32,100,000	100.0%
(1)	See “Escrows” section below.
(2)	As of September 27, 2019, the 112-118 West 125th Street Property was 56.3% physically occupied and 83.6% economically occupied (assuming the appraiser’s market rents for vacant space; see “Market Rent Summary” below).
(3)	Historical occupancy and financials are unavailable as the 112-118 West 125th Property (as defined below) was constructed in 2018.

The Mortgage Loan. The mortgage loan (the “112-118 West 125th Street Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a class A, mixed use retail/office building located in New York, New York (the “112-118 West 125th Street Property”).

The Borrower and Borrower Sponsors. The borrower is Sigfeld 114 LLC (the “112-118 West 125th Street Borrower”), a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and nonrecourse carve-out guarantors of the 112-118 West 125th Street Mortgage Loan are Steven Feldman, Irving Feldman and Gary Feldman.

Steven Feldman has been involved in commercial real estate in the greater New York metropolitan area for over 45 years as an owner, manager and investor. Along with Gary and Irving Feldman, the Feldman family has acquired, converted and sold several million square feet of office, retail, industrial, rental apartment, cooperative and condominium complexes throughout the boroughs of New York since the early 1960’s. Steven Feldman is primarily in charge of all real estate investment and management activity for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$32,100,000
112-118 West 125th Street	112-118 West 125th Street	Cut-off Date LTV:	57.7%
New York, NY 10027		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.3%

family-owned business. The Feldman family’s current portfolio includes 10 commercial real estate assets located in Manhattan, Brooklyn, Harlem, the Bronx and Georgia.

The Property. The 112-118 West 125th Street Property is a 32,000 square foot, three-floor class A retail condominium unit within a greater, six-story mixed-use condominium building (“Mixed-Use Condo”) located on the south side of West 125th Street, between Lenox Avenue and Adam Clayton Powell Jr. Boulevard in Harlem, New York, New York. Constructed in 2018 and situated on a 0.3-acre site, the 112-118 West 125th Street Property comprises 18,000 square feet of retail space, 4,000 square feet of second floor office space and 10,000 square feet of below-grade space. Floors three through six of the Mixed-Use Condo (not part of the collateral) include office space and make up a separate condominium unit (the, “Non-Collateral Condo Unit”; see “Condominium Regime” section below). According to the appraisal, the Non-Collateral Condo Unit is owned by Children’s Aid Society and is expected to be utilized as its headquarters. As of September 27, 2019, the 112-118 West 125th Street Property was 56.3% physically occupied and 83.6% economically occupied (assuming the appraiser’s market rents for vacant space).

The 18,000 square feet of retail space at the 112-118 West 125th Street Property accounts for 56.3% of the net rentable area and 83.6% of underwritten gross potential rent (assuming the appraiser’s market rent for vacant spaces), and is fully occupied by Bath & Body Works and Victoria’s Secret. Bath & Body Works occupies 4,000 square feet of retail space on the ground level (26.9% of underwritten base rent), while Victoria’s Secret occupies 14,000 square feet within a two-story retail suite (73.1% of underwritten base rent). The 4,000 square foot second floor office suite and the 10,000 square foot below-grade space at the 112-118 West 125th Street Property are currently vacant. According to the appraisal, the second floor space of the 112-118 West 125th Street Property comprises typical office space, consistent with that found in the competitive market. The below grade space at the 112-118 West 125th Street Property features high ceilings, an open layout, and access via an elevator lobby and stairwell.

According to the appraisal, the developer of the 112-118 West 125th Street Property received a confirmation of eligibility that the 112-118 West 125th Street Property will qualify for a 25-year ICAP tax abatement (which is expected to begin in the 2019-2020 tax period). The 25-year ICAP results in an abated level of taxes and phases out over a 25-year period with 100% of the benefit realized in years 1 through 16, with the phase out occurring in 10% increments in each of the remaining years. The lender’s underwriting and appraisal included credit for the ICAP (see “Underwritten Net Cash Flow” and “Appraisal” below).

Condominium Regime. The 112-118 West 125th Street Property is part of the 117 West 124th Street Condominium, which contains two units: the 112-118 West 125th Street Property (43% of common interest) and the Non-Collateral Condo Unit (57% of common interest). The 112-118 West 125th Street Property has the right to appoint two persons to the four-person association board (representing 50% of the board vote). The 112-118 West 125th Street Borrower does not have the voting power to affirmatively control the owners’ association; however, the 112-118 West 125th Street Borrower does have the voting power to block any material association action it opposes. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

Major Tenants.

Largest Tenant: Victoria’s Secret (14,000 square feet; 43.8% of net rentable area; 73.1% of underwritten base rent; 2/5/2033 lease expiration) – Founded in 1977 in Palo Alto, California, Victoria’s Secret is a specialty retailer of women’s intimate and other apparel and fragrances. According to the appraisal, Victoria’s Secret operates 1,098 stores in the U.S., 45 in Canada, 26 in United Kingdom & Ireland, and 52 in China. Victoria’s Secret has one, 10-year renewal option following its February 2033 lease expiration.

2nd Largest Tenant: Bath & Body Works (4,000 square feet; 12.5% of net rentable area; 26.9% of underwritten base rent; 2/5/2033 lease expiration) – Founded in 1990 in Cambridge, Massachusetts, Bath & Body Works, which sells products under the Bath & Body Works, White Barn, C.O. Bigelow and other brand names, is a specialty retailer of body care, home fragrance products, soaps and sanitizers. According to the appraisal, the company operates 1,619 Bath and Body Works stores in the U.S. and 102 stores in Canada. Bath & Body Works has one, 10-year renewal option following its February 2033 lease expiration.

L Brands (NYSE: LB; Ba1/BB by Moody’s/S&P) is the parent company of both Victoria’s Secret and Bath & Body Works. Founded in 1963 by Leslie H. Wexner in Columbus, Ohio, L Brands has evolved from an apparel-based specialty retailer to an international enterprise focused on women’s intimate and other apparel, personal care, home fragrance and beauty categories. Through Victoria’s Secret, Victoria’s Secret PINK and Bath & Body Works, L Brands operates nearly 3,000 company-owned specialty stores in the United States, Canada, the United Kingdom, Ireland and Greater China. L Brands had an approximately market capitalization of $5.2 billion as of September 25, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$32,100,000
112-118 West 125th Street	112-118 West 125th Street	Cut-off Date LTV:	57.7%
New York, NY 10027		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to the tenancy at the 112-118 West 125th Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Victoria’s Secret(2)	NR/Ba1/BB	14,000	43.8%	$135.71	$1,900,000	73.1%	2/5/2033	1, 10-year	N
Bath & Body Works(3)	NR/Ba1/BB	4,000	12.5%	$175.00	$700,000	26.9%	2/5/2033	1, 10-year	N
Occupied Collateral Total		18,000	56.3%	$144.44	$2,600,000	100.0%

Vacant Space		14,000	43.7%

Collateral Total		32,000	100.0%

(1)	Credit Ratings are for the parent company, L Brands, which does not guarantee either tenant’s lease. See the “Major Tenants” section above for additional information.
(2)	Victoria’s Secret occupies one suite, which comprises approximately 8,500 square feet of ground level retail space and 5,500 square feet of second floor retail space.

The following table presents certain information relating to tenant sales at the 112-118 West 125th Street Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	T8 Annualized Sales PSF(1)	Occupancy Cost(1)(2)
Victoria’s Secret	73.1%	$716	21.2%
Bath & Body Works	26.9%	$1,258	15.6%
(1)	T8 Annualized Sales PSF and Occupancy Cost are for the trailing 8-month period ending June 30, 2019, annualized.
(2)	Occupancy Cost is based on T8 Annualized Sales, underwritten base rent and underwritten reimbursements.

The following table presents certain information relating to the lease rollover schedule at the 112-118 West 125th Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	18,000	56.3%	18,000	56.3%	$2,600,000	100.0%	$144.44
Vacant	0	14,000	43.8%	32,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	32,000	100.0%			$2,600,000	100.0%	$144.44
(1)	Information obtained from the underwritten rent roll.
(2)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$32,100,000
112-118 West 125th Street	112-118 West 125th Street	Cut-off Date LTV:	57.7%
New York, NY 10027		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.3%

The following table presents historical occupancy percentages at the 112-118 West 125th Street Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(2)	9/27/2019(3)

NAP	NAP	NAP	56.3%	56.3%
(1)	Historical Occupancy is unavailable prior to 2018 as the 112-118 West 125th Street Property was completed in 2018.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. The 112-118 West 125th Street Property is 83.6% economically occupied as of September 27, 2019 (assuming the appraiser’s market rents for vacant space).

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 112-118 West 125th Street Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Rents in Place	$2,600,000	73.0%	$81.25
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	510,000	14.3	15.94
Gross Potential Rent	$3,110,000	87.4%	$97.19
Other Income	0	0.0	0.00
Total Recoveries	449,405	12.6	14.04
Net Rental Income	$3,559,405	100.0%	$111.23
(Vacancy & Credit Loss)	(510,000)(2)	(16.4)	(15.94)
Effective Gross Income	$3,049,405	85.7%	$95.29

Real Estate Taxes(3)	592,626	19.4	18.52
Insurance	11,053	0.4	0.35
Management Fee	91,482	3.0	2.86
Other Operating Expenses	15,442	0.5	0.48
Total Operating Expenses	$710,603	23.3%	$22.21

Net Operating Income	$2,338,802	76.7%	$73.09
Replacement Reserves	6,400	0.2	0.20
TI/LC	69,930	2.3	2.19
Net Cash Flow	$2,262,472	74.2%	$70.70

NOI DSCR	1.97x
NCF DSCR	1.91x
NOI Debt Yield	7.3%
NCF Debt Yield	7.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The underwritten economic vacancy is 16.4%. The 112-118 West 125th Street Property was 56.3% physically occupied and 83.6% economically occupied (assuming the appraiser’s market rents for vacant space) as of September 27, 2019.
(3)	Real Estate Taxes were underwritten per actual 2019/2020 taxes less the net present value of the ICAP tax abatement (see “The Property” section above for additional information) over the 10 year loan term, based on the appraiser’s estimate. According to the appraisal, the 2019/2020 taxes without ICAP benefit (including BID tax) are approximately $910,882.

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $55,600,000 as of July 24, 2019. The appraiser also concluded to a Hypothetical Market Value “As Dark” of $46,600,000 as of July 24, 2019. The “as-is” and “As Dark” appraised values both include a $6.4 million credit, which represents the present value of the ICAP (see “The Property” section above).

Environmental Matters. According to a Phase I environmental site assessment dated August 2, 2019, there was no evidence of any recognized environmental conditions at the 112-118 West 125th Street Property.

Market Overview and Competition. The 112-118 West 125th Street Property is situated on the south side of 125th Street, between Lenox Avenue and Adam Clayton Powell Jr. Boulevard in Harlem, New York, New York. The 112-118 West 125th Street Property is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$32,100,000
112-118 West 125th Street	112-118 West 125th Street	Cut-off Date LTV:	57.7%
New York, NY 10027		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.3%

located adjacent to the 125 Street Subway station entrance, which services the 2 and 3 lines and approximately 3 blocks southeast of the 125 Street Subway station entrance that services the A, B, C and D lines. The Harlem-125th Street Metro North Railroad station is approximately 3 blocks southeast of the 112-118 West 125th Street Property and provides access to Grand Central Station via the Hudson line. The Apollo Theater is located approximately 2 blocks northwest of the 112-118 West 125th Street Property while the northern portion of Central Park is approximately 0.8 miles southwest of the 112-118 West 125th Street Property.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the 112-118 West 125th Street Property was approximately 1,285,393 and 2,795,036, respectively; and the estimated 2019 average household income within the same radii was approximately $91,151 and $90,939, respectively.

Submarket Information – According to a third-party market research report, the 112-118 West 125th Street Property is situated within the Harlem/North Manhattan retail submarket of the New York Market. As of September 24, 2019, the Harlem/North Manhattan retail submarket reported a total inventory of approximately 8.9 million square feet with a 5.5% vacancy rate and average asking rent of $67.32 per SF, triple net.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 112-118 West 125th Street Property:

Market Rent Summary(1)

	Below Grade Space	Victoria’s Secret Space	Bath & Body Works Space	Office Space
Market Rent (PSF)	$35.00	$135.00	$175.00	$40.00
Lease Term (Years)	10	10	10	5
Lease Type (Reimbursements)	MG	MG	MG	MG
Rent Increase Projection	2.0% per annum	2.0% per annum	2.0% per annum	2.0% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable below grade retail leases for the 112-118 West 125th Street Property:

Comparable Below Grade Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Lease Date	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
93 Worth Street New York, NY	1924/NAV	12,482	9.2 miles	100.0%	FitHouse	Jul-18	4,400 SF	8.1 Yrs	$59.00	NNN
78 Bowery Street New York, NY	2018/NAV	18,600	9.1 miles	51.5%	NYC Arts Center Inc.	Aug-18	2,500 SF	5.0 Yrs	$34.00	MG
260 West 36th Street New York, NY	1907/NAV	81,375	5.4 miles	88.1%	Music Makers	Jul-19	6,500 SF	0.8 Yrs	$35.00	MG
4819 13th Avenue Brooklyn, NY	1920/NAV	11,700	15.8 miles	100.0%	Lebogner Inc.	May-19	1,000 SF	0.4 Yrs	$30.00	MG
(1)	Information obtained from the appraisal, unless otherwise noted.
(2)	Information obtained from a third party market research provider.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$32,100,000
112-118 West 125th Street	112-118 West 125th Street	Cut-off Date LTV:	57.7%
New York, NY 10027		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.3%

The following table presents certain information relating to comparable retail leases for the 112-118 West 125th Street Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Lease Date	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
324 West 125th Street New York, NY	2016/NAV	35,572	0.3 miles	100.0%	CVS	Sep-18	7,030 SF	20.0 Yrs	$163.58	MG
72 W. 125th Street New York, NY	2000/NAV	11,287	0.1 miles	100.0%	Chipotle	Jan-18	2,500 SF	10.0 Yrs	$156.00	NNN
1 W. 125th Street New York, NY	1901/NAV	33,000	0.2 miles	93.3%	Shake Shack	Jan-18	3,500 SF	NAV	$100.00	NNN
3534 Broadway New York, NY	1910/NAV	19,984	1.7 miles	100.0%	CVS	Jan-16	14,493 SF	15.0 Yrs	$136.00	MG
250 W. 125th Street New York, NY	1960/NAV	5,000	0.2 miles	100.0%	Aldo	Apr-17	5,000 SF	NAV	$160.00	NNN
(1)	Information obtained from the appraisal, unless otherwise noted.
(2)	Information obtained from a third party market research provider.

The table below presents certain information relating to comparable sales for the 112-118 West 125th Street Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
112-118 West 125th Street (Subject)	New York, NY	32,000	-	-	-
2025 Broadway	New York, NY	18,393	Feb-18	$39,000,000	$2,120
208 Canal Street	New York, NY	11,000	Apr-17	$23,550,000	$2,141
2308-2318 Broadway	New York, NY	42,713	Jun-18	$53,000,000	$1,241
124 Hudson Street	New York, NY	11,500	Oct-17	$15,275,000	$1,328
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 112-118 West 125th Street Mortgage Loan documents require an upfront real estate tax reserve of $104,916 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $34,972).

Insurance – The 112-118 West 125th Street Mortgage Loan documents require an upfront insurance reserve of $1,934 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months (initially $967).

Replacement Reserves – The 112-118 West 125th Street Mortgage Loan documents require ongoing monthly replacement reserves of $534.

Lockbox and Cash Management. The 112-118 West 125th Street Mortgage Loan documents require that the borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the 112-118 West 125th Street Borrower direct all tenants to pay rent directly into such lockbox account. The 112-118 West 125th Street Mortgage Loan documents also require that all rents received by the 112-118 West 125th Street Borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 112-118 West 125th Street Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 112-118 West 125th Street Mortgage Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 112-118 West 125th Street Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$32,100,000
112-118 West 125th Street	112-118 West 125th Street	Cut-off Date LTV:	57.7%
New York, NY 10027		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.3%

A “Cash Trap Event Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the 112-118 West 125th Street Mortgage Loan documents;
(ii)	Victoria’s Secret, Bath and Body Works, or L Brands (individually and/or collectively, together with any successors or assigns and any replacement tenants, as the context may require, “Major Tenant”) filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding; or
(iii)	a Major Tenant “going dark”, vacating or otherwise failing to occupy its space (excluding any temporary cessations in connection with remodeling, renovation or restoration, not to exceed 90 days in the aggregate), or giving notice of its intent to commence any of the following.

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, (x) a Major Tenant Re-tenanting Event (as defined below) or (y) the bankruptcy or insolvency proceeding having terminated in a manner satisfactory to the lender, the applicable lease having been affirmed and the terms of such lease, as affirmed, being satisfactory to the lender; or
●	with regard to clause (iii) above, (x) a Major Tenant Re-Tenanting Event or (y) the applicable Major Tenant having resumed occupancy of, and having resumed its normal business operations in its space and being open during customary hours for a period of three consecutive calendar months.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence, including, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming, that: (i) each such replacement tenant is in occupancy of its premises, is conducting normal business operations in and is paying full, unabated rent pursuant to the terms of its replacement lease reasonably satisfactory to the lender (or the amount of any rent concessions having been reserved with the lender) and (ii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or having been reserved with the lender).

Property Management. The 112-118 West 125th Street Property is managed by Salon Realty Corp., a full service property management company that offers brokerage and advisory services for individual investors, trusts, families/estates, co-ops/condominiums and institutional clients. Founded in 1980, service over 95 properties ranging from single tenant retail buildings to high rise luxury residential towers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The 112-118 West 125th Street Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 112-118 West 125th Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – 600 & 620 National Avenue

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller(1):	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(2):	$30,000,000		Location:	Mountain View, CA
	Cut-off Date Balance(2):	$30,000,000		Size:	151,064 SF
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per SF(2):	$912.86
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(2):	$912.86
	Borrower Sponsor:	Farshid Steve Shokouhi; Brett Michael Lipman		Year Built/Renovated:	2017/NAP
	Guarantors:	Farshid Steve Shokouhi; Brett Michael Lipman		Title Vesting:	Fee
	Mortgage Rate:	3.6880%		Property Manager:	Self-managed
	Note Date:	September 11, 2019		Current Occupancy (As of):	100.0% (11/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy(5):	NAV
	Maturity Date:	September 11, 2029		YE 2017 Occupancy(5):	NAV
	IO Period:	120 months		YE 2016 Occupancy(5):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(5):	NAV
	Amortization Term (Original):	0 months		As-Is Appraised Value(6)(7):	$197,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF(6)(7):	$1,304.08
	Call Protection(3):	L(26),D(89),O(5)		As-Is Appraisal Valuation Date:	August 19, 2019
	Lockbox Type:	Hard/Springing
	Additional Debt(2):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(2):	Pari Passu ($107,900,000)		TTM NOI (6/30/2019)(5):	NAV
				YE 2018 NOI(5):	NAV
				YE 2017 NOI(5):	NAV
				YE 2016 NOI(5):	NAV
				U/W Revenues:	$12,672,245
				U/W Expenses:	$2,708,238
Escrows and Reserves(4)				U/W NOI:	$9,964,007
	Initial	Monthly	Cap	U/W NCF:	$9,964,007
Taxes	$0	Springing	N/A	U/W DSCR based on NOI/NCF(2):	1.93x / 1.93x
Insurance	$0	Springing	N/A	U/W Debt Yield based on NOI/NCF(2):	7.2% / 7.2%
Replacement Reserve	$75,532	$3,147	$75,532	U/W Debt Yield at Maturity based on NOI/NCF(2):	7.2% / 7.2%
Outstanding TI/LC	$12,085,120	$0	N/A	Cut-off Date LTV Ratio(2)(6):	70.0%
				LTV Ratio at Maturity(2)(6):	70.0%

Sources and Uses
Sources			Uses
Original loan amount(2)	$137,900,000	70.2%	Purchase Price	$190,000,000	96.7%
Borrower Equity	58,663,716	29.8	Seller Credits(8)	(12,993,370)	(6.6)
			Reserves	12,160,652	6.2
			Closing costs	7,396,434	3.8
Total Sources	$196,563,716	100.0%	Total Uses	$196,563,716	100.0%

(1)	The 600 & 620 National Avenue Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Wells Fargo Bank, National Association (“WFB”) on September 11, 2019.

(2)	The 600 & 620 National Avenue Mortgage Loan (as defined below) is part of the 600 & 620 National Avenue Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $137,900,000. The Cut-off Date Balance per square foot, Maturity Date Balance per square foot, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 600 & 620 National Avenue Whole Loan.

(3)	Defeasance of the 600 & 620 National Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 600 & 620 National Whole Loan promissory note to be securitized and (b) September 11, 2022. The assumed defeasance lockout period of 26 payments is based on the expected closing date of this transaction in November 2019.

(4)	See “Escrows” Section.

(5)	Historical operating statements and occupancy are not applicable, as the first generation tenant is currently completing its buildout at the 600 & 620 National Avenue Property.

(6)	The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the appraiser’s “Market Value As Stabilized”, which assumes the tenant has taken possession, free rent has expired, the tenant has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. As of the time of origination of the 600 & 620 National Avenue Whole Loan, Google has taken possession of its space and is paying rent, and all outstanding tenant improvements and leasing commissions have been reserved. The appraisal also concluded to a “Market Value As-Is” of $185,000,000 as of August 19, 2019, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 74.5% and 74.5%, respectively.

(7)	The appraisal concluded to a “Hypothetical Value As if Dark” of $152,500,000 as of August 19, 2019.

(8)	The majority of Seller Credits ($12,085,120) relate to outstanding tenant improvements and leasing commissions for Google, which were reserved for at the time of origination of the 600 & 620 National Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$30,000,000
600 & 620 National Avenue	600 & 620 National Avenue	Cut-off Date LTV:	70.0%
Mountain View, CA 94043		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	7.2%

The Mortgage Loan. The mortgage loan (the “600 & 620 National Avenue Mortgage Loan”) is part of a whole loan (the “600 & 620 National Avenue Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $137,900,000. The 600 & 620 National Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 151,064 square foot single tenant office located in Mountain View, California (the “600 & 620 National Avenue Property”). The 600 & 620 National Avenue Mortgage Loan represents the non-controlling Note A-1-2 with an original principal balance of $30,000,000. The below table summarizes the 600 & 620 National Avenue Whole Loan, including the remaining promissory notes, which are currently held by JPMorgan Chase Bank, National Association and may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized pari passu notes will not be split further. The 600 & 620 National Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C17 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

600 & 620 Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-2	$30,000,000	$30,000,000	WFCM 2019-C53	No
A-1-1	$38,950,000	$38,950,000	UBS 2019-C17	Yes
A-2-1	$30,000,000	$30,000,000	JPMorgan Chase Bank, National Association	No
A-2-2	$30,000,000	$30,000,000	JPMorgan Chase Bank, National Association	No
A-2-3	$8,950,000	$8,950,000	JPMorgan Chase Bank, National Association	No
Nova Place Whole Loan	$137,900,000	$137,900,000

The Borrower and Borrower Sponsors. The borrower is Preylock Mountain View, LLC (the “600 & 620 National Avenue Borrower”), a Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the 600 & 620 National Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 600 & 620 National Avenue Whole Loan. The borrower sponsors and nonrecourse carveout guarantors are Brett Michael Lipman and Farshid Steve Shokouhi, both managing partners at Preylock Real Estate Holdings (“Preylock”) a real estate acquisition and management company. Founded in Los Angeles, California in 2016, Preylock’s current portfolio comprises approximately 3.0 million square feet of office space in California and Washington.

Prior to founding Preylock, Mr. Lipman was most recently a portfolio manager and a partner at RMA Real Estate Investment Advisors (“RMA”), a real estate private equity fund. At RMA, he was responsible for portfolio management, asset management and sourcing direct real estate investment opportunities. Prior to joining RMA, Mr. Lipman worked for JP Morgan, most recently on the Global Real Assets platform, a large institutional real estate investor. Previously, Mr. Shokouhi was the Managing Principal of the Kalimian Organization, a real estate family office based in New York. Mr. Shokouhi focused on the firm’s business development and asset repositioning, as well as assembling a management team.

The Property. The 600 & 620 National Avenue Property is a 151,064 square foot, four-story, LEED Gold Certified, Class A office building located in Mountain View, California within the northern portion of Silicon Valley. Constructed in 2017 and situated on a 4.8-acre site, the 600 & 620 National Avenue Property contains large floor plates of approximately 38,000 square feet and up to 16-foot ceiling heights. The building is 100.0% leased to Google LLC (“Google”), which has taken possession of its space and, according to the appraisal, is expected to spend approximately $200 per square foot on tenant improvements (in addition to the $80 per square foot in tenant improvements provided for by the 600 & 620 National Avenue Borrower). While not yet in physical occupancy, Google has commenced paying unabated rent at the 600 & 620 National Avenue Property. The 600 & 620 National Avenue Property contains 105 surface parking spaces in addition to a two-story parking structure with 344 parking spaces, resulting in a total parking ratio of approximately 3.0 spaces per 1,000 square feet of net rentable area.

Major Tenant.

Google LLC (151,064 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; exp. 5/31/2029) Alphabet Inc., the holding company of Google, is a global technology company focused on online search, advertising, operating systems, platforms and enterprise services. The primary revenue driver for Google is online advertising, but other Google initiatives include Chrome, Android, Maps, Earth, Apps, Fiber, Music, Glass and self-driving automobiles. Alphabet Inc. (NASDAQ: GOOG) is rated ‘Aa2’ and ‘AA+’ by Moody’s and S&P, respectively. Google’s lease at the 600 & 620 National Avenue Property runs through May 31, 2029 with three, five-year renewal options and no termination options. The entity on Google’s lease at the 600 & 620 National Avenue Property is Google LLC. The 600 & 620 National Avenue Property is included within a Superfund Site that is being actively remediated, and, while mitigation measures have been incorporated into the design and construction of the improvements, Google’s lease provides for tenant remedies, including lease termination, if conditions are determined by governmental order to be hazardous to human health (see “Description of the Mortgage Pool—Environmental Conditions” in the Preliminary Prospectus).

Google has a signed lease at the 600 & 620 National Avenue Property but has not yet taken occupancy. Google has taken possession of its space, commenced paying unabated rent and, as of September 2019, is expected to take occupancy by the third quarter of 2020. There is no assurance that Google will take occupancy by the estimated date noted herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$30,000,000
600 & 620 National Avenue	600 & 620 National Avenue	Cut-off Date LTV:	70.0%
Mountain View, CA 94043		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	7.2%

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options(4)	Termination Option (Y/N)
Major Tenants
Google LLC(3)	NR/Aa2/AA+	151,064	100.0%	$59.40	$8,973,204	100.0%	5/31/2029	3, 5-year	N
Total Major Tenants		151,064	100.0%	$59.40	$8,973,204	100.0%

Non-Major Tenant		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		151,064	100.0%	$59.40	$8,973,204	100.0%

Vacant Space		0	0.0%

Collateral Total		151,064	100.0%

(1)	The ratings shown above are those of Alphabet Inc., Google’s parent company. The entity on Google’s lease is Google LLC.

(2)	Annual UW Rent PSF and Annual UW Rent reflect the tenant’s current contractual rental rate, and the tenant’s lease is structured with 3% contractual annual rent increases. The lender’s underwriting provides separate credit for straight-line rent averaging through the lease term due to the tenant’s investment grade nature. The total effective underwritten rent, inclusive of rent averaging credit, is $68.55 per square foot (see “Underwritten Net Cash Flow” section below).

(3)	Google has taken procession of its space and commenced paying unabated rent but has not yet taken occupancy of the 600 & 620 National Avenue Property.

(4)	Google has three, five-year renewal options with 12 months’ notice at 95% of the prevailing fair market rental rate.

The following table presents certain information relating to the lease rollover schedule at the 600 & 620 National Avenue Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	151,064	100.0%	151,064	100.0%	$8,973,204	100.0%	$59.40
Thereafter	0	0	0.0%	151,064	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	151,064	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	151,064	100.0%			$8,973,204	100.0%	$59.40

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$30,000,000
600 & 620 National Avenue	600 & 620 National Avenue	Cut-off Date LTV:	70.0%
Mountain View, CA 94043		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	7.2%

The following table presents historical occupancy percentages at the 600 & 620 National Avenue Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/1/2019(2)
NAV	NAV	NAV	NAV	100.0%

(1)	Historical occupancy is unavailable, as the first generation tenant is currently completing its buildout at the 600 & 620 National Avenue Property.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 600 & 620 National Avenue Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$8,973,204	68.7%	$59.40
Contractual Rent Steps(3)	1,382,728	10.6	9.15
Grossed Up Vacant Space	0	0.0	0.0
Gross Potential Rent	$10,355,932	79.3%	$68.55
Total Recoveries	2,708,238	20.7	17.93
Net Rental Income	$13,064,170	100.0%	$86.48
(Vacancy & Credit Loss)	(391,925)(4)	(3.0)	(2.59)
Effective Gross Income	$12,672,245	97.0%	$83.89

Real Estate Taxes	2,237,440	17.7	14.81
Insurance	44,968	0.4	0.30
Management Fee	126,722	1.0	0.84
Other Operating Expenses	299,108	2.4	1.98
Total Operating Expenses	$2,708,238	23.4%	$17.93

Net Operating Income	$9,964,007	78.6%	$65.96
Replacement Reserves	0	0.0	0.00
TI/LC	0	0.0	0.00
Net Cash Flow	$9,964,007	78.6%	$65.96

NOI DSCR	1.93x
NCF DSCR	1.93x
NOI Debt Yield	7.2%
NCF Debt Yield	7.2%

(1)	Historical operating statements are unavailable, as the first generation tenant is currently completing its buildout at the 600 & 620 National Avenue Property.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The tenant’s lease is structured with 3% contractual annual rent increases. Contractual Rent Steps denotes credit for straight-line rent averaging through the lease term due to the tenant’s investment grade nature.

(3)	The underwritten economic vacancy is 3.0%. The 600 & 620 National Avenue Property was 100.0% leased as of November 1, 2019.

Appraisal. The appraiser concluded to an “Market Value as Stabilization” for the 600 & 620 National Avenue Property of $197,000,000 as of August 19, 2019, which assumes the tenant has taken possession, free rent has expired, the tenant has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. As of the time of origination of the 600 & 620 National Avenue Whole Loan, Google has taken possession of its space and is paying rent, and all outstanding tenant improvements and leasing commissions have been reserved. The appraisal also concluded to a “Market Value As-Is” of $185,000,000 as of August 19, 2019.

Environmental Matters. The 600 & 620 National Avenue Property is included within the Middlefield-Ellis-Whitman Superfund Site and ongoing remedial activities are being performed by identified responsible parties under U.S. Environmental Protection Agency oversight. While mitigation measures have been incorporated into the design and construction of the improvements at the 600 & 620 National Avenue Property, Google’s lease provides for tenant remedies, including lease termination, if conditions are determined by governmental order to be hazardous to human health (see “Description of the Mortgage Pool—Environmental Conditions” in the Preliminary Prospectus).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$30,000,000
600 & 620 National Avenue	600 & 620 National Avenue	Cut-off Date LTV:	70.0%
Mountain View, CA 94043		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	7.2%

Market Overview and Competition. The 600 & 620 National Avenue Property is located in Mountain View, Santa Clara County, California, approximately 11.4 miles northwest of the San Jose central business district, with primary access provided by US Highway 101, State Highway 237 and State Highway 85. US Highway 101 is the major north-south route through the western bay area, providing northern access to San Francisco and southern access to San Jose. Access to the CalTrain and The Valley Transportation Authority light rail is available approximately one mile south of the 600 & 620 National Avenue Property. In addition, the 600 & 620 National Avenue Property is located approximately 3.3 miles southeast of The Googleplex (the corporate headquarters complex of Google and its parent company Alphabet Inc.) and 1.5 miles west of Moffett Park.

According to the appraisal, San Mateo and Santa Clara Counties are located within Silicon Valley, which has a large concentration of high-technology and research & development employers. Per the appraisal, Silicon Valley’s top employers are Apple Inc. (approximately 25,000 employees) and Alphabet Inc. (approximately 20,000 employees) and include Tesla Inc. (approximately 10,000 employees) and Facebook Inc. (approximately 9,385 employees). Apple’s headquarters in Cupertino is approximately 7.6 miles southwest of the 600 & 620 National Avenue Property, and Facebook’s headquarters in Menlo Park is approximately 9.3 miles to the northeast. According to a third party market research provider, the estimated 2018 population within a three- and five-mile radius of the 600 & 620 National Avenue Property was approximately 157,190 and 344,619, respectively; and the estimated 2018 average household income within the same radii was approximately $160,022 and $179,509, respectively.

According to a third party market research report, the 600 & 620 National Avenue Property is situated within the South Moffett Triangle submarket of the San Jose Office Market. As of September 11, 2019, the South Moffett Triangle submarket reported a total inventory of approximately 3.4 million square feet with a 1.0% vacancy rate, which has decreased from 7.2% in 2018 and averaged 6.6% from 2013 through 2018.

The appraiser identified six leases negotiated in competitive buildings in the marketplace totaling approximately 1.0 million square feet with direct rents ranging from $56.16 to $96.00 per square foot, net, with an average of $69.86 per square foot, net. The appraiser concluded to a market rent for the 600 & 620 National Avenue Property of $66.00 per square foot, triple net.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 600 & 620 National Avenue Property:

Market Rent Summary(1)

Single Tenant Office
Market Rent (PSF)	$66.00
Lease Term (Years)	10
Concessions	6 months
Lease Type (Reimbursements)	Net
Rent Increase Projection	3.0% per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 600 & 620 National Avenue Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
600 & 620 National Avenue	Mountain View, CA	2017	151,064	Sept-19	$190,000,000	$1,258
Grove 221	Sunnyvale, CA	2019	154,987	Mar-19	$183,000,000	$1,181
3170 Porter Drive	Palo Alto, CA	2017	96,626	Jan-19	$100,250,000	$1,038
Middlefield Station	Mountain View, CA	2012	99,880	Sept-18	$80,000,000	$801
Castro Station	Mountain View, CA	2014	114,809	Aug-18	$179,650,000	$1,565
385 Sherman	Palo Alto, CA	2016	67,974	Jan-18	$138,000,000	$2,030

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$30,000,000
600 & 620 National Avenue	600 & 620 National Avenue	Cut-off Date LTV:	70.0%
Mountain View, CA 94043		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	7.2%

The following table presents certain information relating to comparable leases related to 600 & 620 National Avenue Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
600 & 620 National Avenue Property	2017/N/A	151,064	-	100.0%	Google LLC	151,064	10.0 Yrs	$59.40	Triple Net
Pathline Park 925 W Maude Avenue & 625 N Mary Avenue Sunnyvale, California	2020/N/A	242,550	6.6 miles	100.0%	Proofpoint	242,000	11.0 Yrs	$57.00	Net
600 Clyde 600 Clyde Avenue Mountain View, California	2020/N/A	189,974	4.4 miles	100.0%	Google LLC	189,974	11.0 Yrs	$56.16	Net
899 W Evelyn Avenue Mountain View, California	2013/N/A	75,475	5.8 miles	100.0%	Confluent	75,475	10.0 Yrs	$96.00	Net
Grove 221 221 N Mathilda Avenue Sunnyvale, California	2018/N/A	154,987	2.3 miles	100.0%	23andMe	154,987	12.8 Yrs	$61.80	Net
2240 El Camino Real Mountain View, California	1986/N/A	141,392	5.7 miles	NAV	Udacity	39,800	7.0 Yrs	$70.20	Net
Ameswell Mountain View 750 Moffett Boulevard Mountain View, California	2020/N/A	216,700	5.8 miles	0.0%	Available	216,700	N/A	$78.00	Net

(1)	Information obtained from the appraisal, unless otherwise noted.

Escrows.

At origination of the 600 & 620 National Avenue Whole Loan, the 600 & 620 National Avenue Borrower deposited (i) $75,532 for capital expenditures and (ii) $12,085,120 for unfunded tenant improvements and leasing commissions related to Google.

Real Estate Taxes – The related mortgage loan documents do not require ongoing monthly escrows for real estate taxes as long as (i) no event of default has occurred and is continuing; (ii) the Google lease obligates Google to directly pay taxes; (iii) Google actually pays all taxes directly; (iv) the Google lease remains in full force and effect and neither Google nor the 600 & 620 National Avenue Borrower defaults under any of their obligations under the lease beyond any applicable notice or cure periods; and (v) the 600 & 620 National Avenue Borrower delivers evidence that all taxes have been paid within 30 days after payment thereof.

Insurance – The related mortgage loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the 600 & 620 National Avenue Borrower or an affiliate provides the lender with evidence that the 600 & 620 National Avenue Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the 600 & 620 National Avenue Borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

Recurring Replacements Reserve – The related mortgage loan documents provide an ongoing monthly replacement reserve of $3,147, which the lender may require the 600 & 620 National Avenue Borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 600 & 620 National Avenue Property. However, the 600 & 620 National Avenue Borrower will not be required to make any portion of the monthly replacement reserve deposit if the amount then on deposit in the replacement reserve is equal to or exceeds $75,532.

Lockbox and Cash Management. The 600 & 620 National Avenue Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Trap Event Period (as defined below). Pursuant to the related mortgage loan documents, during the continuance of a Cash Trap Event Period, all funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required) as described above in “Escrows and Reserves”, (ii) to pay any interest accruing at the default rate and late payment charges, (iii) to pay debt service on the 600 & 620 National Avenue Whole Loan, (iv) to make deposits into the replacement reserve (if then required), as described above under “Escrows and Reserves,” (v) any other amounts then due and payable under the related mortgage loan documents, and (vi) funds disbursed to the 600 & 620 National Avenue Borrower sufficient to pay monthly operating expenses (collectively, the “Waterfall Items”). During a Cash Trap Event Period, any excess funds remaining after satisfaction of the Waterfall Items are required to be swept to an excess cash flow subaccount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$30,000,000
600 & 620 National Avenue	600 & 620 National Avenue	Cut-off Date LTV:	70.0%
Mountain View, CA 94043		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	7.2%

to be held by the lender as additional security for the 600 & 620 National Avenue Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the related mortgage loan documents;

(ii)	the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization term) being less than 1.20x at the end of any calendar quarter; or

(iii)	the occurrence of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default or the waiver by the lender of such event of default;

●	with regard to clause (ii), (x) the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; or

●	with regard to clause (iii), a Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earlier of the following:

(i)	the 600 & 620 National Avenue Borrower committing a monetary or material non-monetary default under the Google lease beyond any applicable notice and cure period;

(ii)	Google going dark, vacating or otherwise failing to occupy 50% or more of its space or giving notice thereof;

(iii)	any bankruptcy or insolvency of Google or Alphabet, Inc.;

(iv)	Google failing to renew or extend the term of its lease for at least five years at least 24 months prior to its lease expiration date (Google’s lease has a 12-month renewal notice period); or

(v)	Alphabet Inc.’s, as the parent entity to Google, long-term debt credit rating being downgraded below “BBB-” (or equivalent rating) by any one of Fitch, Moody’s or S&P.

A “Major Tenant Event Period Cure” will occur upon the following:

●	with regard to clause (i), the lender receiving satisfactory evidence that such default has been cured to Google’s satisfaction, including receipt of a satisfactory estoppel;

●	with regard to clause (ii), (x) a Major Tenant Re-Leasing Event (as defined below) or (y) Google having resumed occupancy of and normal business operations in at least 51% of its space for two consecutive calendar quarters;

●	with regard to clause (iii), (x) a Major Tenant Re-Leasing Event or (y) the bankruptcy proceedings having been terminated in a manner reasonably satisfactory to the lender, the Google lease being affirmed and the terms of such lease being reasonably satisfactory to the lender;

●	with regard to clause (iv), (x) a Major Tenant Re-Leasing Event or (y) Google having renewed or extended the term of its lease for at least five years pursuant to the terms of the lease on terms reasonably acceptable to the lender; or

●	with regard to clause (v), (x) a Major Tenant Re-Leasing Event or (y) the long-term debt credit rating for Alphabet, Inc. having been upgraded to BBB-/Baa3/BBB- or higher by Fitch/Moody’s/S&P.

A “Major Tenant Re-Leasing Event” will occur upon one or more replacement tenants under replacement leases, each being satisfactory to the lender, covering all of the space currently occupied by Google in accordance with its lease with (i) such replacement tenants having taken occupancy of such space, conducting normal business operations and paying full unabated rent; (ii) all tenant improvements, leasing commissions or other similar landlord obligations having been paid or reserved; and (iii) delivery of a satisfactory estoppel.

Property Management. The 600 & 620 National Avenue Property is managed by an affiliate of the 600 & 620 National Avenue Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer. A sale of the 600 & 620 National Avenue Property is subject to a 30-day right of first offer (“ROFO”) in favor of Google, LLC. The ROFO is not extinguished upon foreclosure and remains subordinate to the related mortgage loan documents pursuant to a subordination non disturbance agreement.

Terrorism Insurance. The related mortgage loan documents require that the comprehensive “all risk” insurance policy required to be maintained by the 600 & 620 National Avenue Borrower provide coverage in an amount equal to the “full replacement cost” of the 600 & 620 National Avenue Property. The related mortgage loan documents also require business income insurance covering no less than the 18-month period commencing at the time of casualty, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program);

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #7	Cut-off Date Balance:	$30,000,000
600 & 620 National Avenue	600 & 620 National Avenue	Cut-off Date LTV:	70.0%
Mountain View, CA 94043		U/W NCF DSCR:	1.93x
		U/W NOI Debt Yield:	7.2%

provided, however, that the 600 & 620 National Avenue Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the “special perils” and business income coverage on a stand-alone basis in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 800 Delaware

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$27,000,000		Location:	Wilmington, DE
	Cut-off Date Balance:	$27,000,000		Size:	280,190 SF
	% of Initial Pool Balance:	3.8%		Cut-off Date Balance Per SF:	$96.36
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF:	$80.83
	Borrower Sponsor:	DOF VI REIT Holdings, LLC		Year Built/Renovated:	1967/2006
	Guarantor:	DOF VI REIT Holdings, LLC		Title Vesting:	Fee/Leasehold
	Mortgage Rate:	3.8500%		Property Manager:	G&E Real Estate Management Services, Inc.
	Note Date:	October 1, 2019		Current Occupancy (As of):	88.4% (9/6/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	89.0%
	Maturity Date:	October 6, 2029		YE 2017 Occupancy(2):	90.4%
	IO Period:	24 months		YE 2016 Occupancy(2)(3):	70.2%
	Loan Term (Original):	120 months		YE 2015 Occupancy(3):	72.9%
	Amortization Term (Original):	360 months		Appraised Value:	$38,150,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$136.16
	Call Protection:	L(25),D(88),O(7)		Appraisal Valuation Date:	August 15, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	No		TTM NOI (7/31/2019)(6):	$2,090,438
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(4):	NAV
				YE 2017 NOI(5):	$2,627,832
				YE 2016 NOI(5):	$3,697,405
				U/W Revenues:	$5,368,344
				U/W Expenses:	$2,410,223
Escrows and Reserves(1)				U/W NOI(6):	$2,958,122
	Initial	Monthly	Cap	U/W NCF:	$2,475,742
Taxes	$69,984	$69,984	NAP	U/W DSCR based on NOI/NCF:	1.95x / 1.63x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.0% / 9.2%
Replacement Reserve	$0	$4,670	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.1% / 10.9%
TI/LC Reserve	$0	$23,349	NAP	Cut-off Date LTV Ratio:	70.8%
Immediate Repairs	$85,313	$0	NAP	LTV Ratio at Maturity:	59.4%
ADP Rent Abatement Reserve	$11,611	$0	NAP
Outstanding TI/LC Reserve	$68,600	$0	NAP

Sources and Uses
Sources			Uses
Original mortgage loan amount	$27,000,000	100.0%	Existing Debt	$0	0.0%
			Upfront reserves	235,507	0.9
			Closing costs	751,330	2.8
			Return of equity	26,013,163	96.3
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	See “Escrows” below for a full description of the Escrows and Reserves.

(2)	The increase in occupancy from 2016 to 2017 was due to Capital One executing a lease for 91,764 square feet in June 2017.

(3)	2015 and 2016 occupancy figures were primarily driven by three tenants vacating the property totalling 59,688 square feet. Prior to such events, occupancy was 93.1% in 2014.

(4)	YE 2018 NOI was incomplete due to the transfer of ownership during this period.

(5)	The decrease in Net Operating Income from 2016 to 2017 was primarily driven by Highmark BCBSD Inc contracting their space by 30,661 square feet in 2017 (backfilled by Capital One which was in a free rent period through 5/31/2018) and Highmark BDBSD Inc receiving free rent from 10/1/2017 to 12/30/2017 as part of their renewal and term extension.

(6)	The increase in U/W NOI from TTM NOI (7/31/2019) is driven by a combination of in-place rent increases, contractual rent steps underwritten through August 2020 totaling $9,322, underwritten straight-lined rent for Highmark BDBSD Inc and Capital One through their respective lease terms totaling $281,684, and an increase in total recoveries.

The Mortgage Loan. The mortgage loan (the “800 Delaware Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee and leasehold interest in a 280,190 square foot office building located in Wilmington, Delaware (the “800 Delaware Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$27,000,000
800 Delaware Avenue	800 Delaware	Cut-off Date LTV:	70.8%
Wilmington, DE 19801		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.0%

The Borrower and Borrower Sponsor. The borrower is DOF VI Corporate Plaza, LLC, a Delaware limited liability company and single purpose entity. The borrower has one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 800 Delaware Mortgage Loan. The non-recourse carve-out guarantor and borrower sponsor of the 800 Delaware Mortgage Loan is DOF VI REIT Holdings, LLC.

The borrower sponsor is DOF VI REIT Holdings, LLC, a $1.7 billion close-end fund managed by Torchlight Debt Opportunity Fund (Cayman) VI, L.P. (“Torchlight”). Since it was founded in 1995, Torchlight has acquired over $20 billion in commercial real estate debt investments and has approximately $3.6 billion of assets under management. In 1998, Torchlight launched its distressed debt workout business, Torchlight Loan Services. Torchlight Loan Services is a nationally rated special servicer and is the named special servicer on over $15.0 billion of structured commercial real estate debt. Torchlight has managed over 200 real estate assets across multiple property types and markets. Torchlight acquired the 800 Delaware Property through the purchase of a defaulted note in September 2018 which was previously securitized in the WBCMT 2007-C31 transaction. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 800 Delaware Property consists of a ten-story office building located in the central business district of Wilmington, Delaware. According to the borrower sponsor, the 800 Delaware Property was constructed in phases, starting with the west tower in 1967 (which was gut renovated in 1994 and 1995), the core tower and the parking garage in 1995 (the parking garage is not collateral for the 800 Delaware Mortgage Loan) and the east tower in 2007. Amenities include 24/7 secure building access, an efficient energy management system and a 37-foot ceiling lobby with an open balcony from the second floor and enclosed glass gallery from the third floor overlooking the lobby. The 800 Delaware Property offers large floor plates, typically about 35,200 square feet. The 800 Delaware Property is connected to a non-collateral, 513 space parking garage. A parking option agreement provides access to 400 spaces in the garage and expires on January 31, 2028 with two additional 10-year extension options, resulting in a parking ratio of 1.4 spaces per 1,000 square feet. As of July 31, 2019, the 800 Delaware Property was 88.4% leased to seven tenants.

Major Tenants.

Largest Tenant: Highmark BCBSD Inc (130,731 square feet; 46.7% of net rentable area; 63.5% of underwritten base rent; 12/31/2027 lease expiration) – Highmark BCBSD Inc. (Moody’s/S&P: Baa2/A) is a subsidiary of Highmark Inc., an independent licensee of the Blue Cross Blue Shield Association. Highmark Inc and its affiliates are collectively one of America’s largest health insurance organizations and operates in Pennsylvania, Delaware and West Virginia. Highmark Inc. serves approximately 4.5 million members through its BlueCard program. The 800 Delaware Property serves as Highmark’s regional headquarters for its Delaware insurance operations. Highmark BCBSD Inc. has been a tenant at the 800 Delaware Property since 2007, recently exercised a ten-year renewal in 2017 and has two, five-year renewal options remaining with at least 12 months prior notice to the landlord.

2nd Largest Tenant: Capital One (91,764 square feet; 32.8% of net rentable area; 24.0% of underwritten base rent; 12/31/2028 lease expiration) – Capital One (Moody’s/S&P/Fitch: Baa1/BBB/A-) is a diversified financial services holding company that offers a broad array of financial products and services to consumers, small businesses and commercial clients through its branches, the internet and other distribution channels. Capital One serves approximately 45 million banking customers and is one of the largest online direct banks in the United States by deposits. In addition to bank lending, treasury management and depository services, Capital One offers credit and debit card products, auto loans and other consumer lending products across the United States. According to a third party report, Capital One was the third largest issuer of Visa and MasterCard credit cards in the United States as of the end of 2018. Capital One has been a tenant at the 800 Delaware Property since 2017 when they consolidated 2,200 employees into 330,000 square feet of space at the 800 Delaware Property and 802 Delaware, an adjacent office. According to the borrower, Capital One has invested $14.2 million of their own money into their space at the 800 Delaware Mortgaged Property. Capital One has two, five-year renewal options remaining with 18 to 24 months’ notice to the landlord. Capital One has a contraction option in June 2024 to contract the lesser of 50% of its space or 45,000 square feet with 12 months’ prior notice. A cash flow sweep is required to commence 12 months prior to the contraction option if the tenant does not post cash or a letter of credit in an amount of $900,000. See “Lockbox and Cash Management” section for further details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$27,000,000
800 Delaware Avenue	800 Delaware	Cut-off Date LTV:	70.8%
Wilmington, DE 19801		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to the tenancy at the 800 Delaware Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Highmark BCBSD Inc	NR/Baa2/A	130,731	46.7%	$16.42	$2,146,878	63.5%	12/31/2027	2, 5-year(4)	N
Capital One	A-/Baa1/BBB	91,764	32.8%	$8.86	$813,479	24.0%	12/31/2028	2, 5-year(5)	Y(6)
Total Major Tenants		222,495	79.4%	$13.31	$2,960,356	87.5%

Non-Major Tenants		25,277	9.0%	$16.72	$422,682	12.5%

Occupied Collateral Total		247,772	88.4%	$13.65	$3,383,038	100.0%

Vacant Space(3)		32,418	11.6%

Collateral Total		280,190	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent includes $9,322 of rent steps and $281,684 of straight-line rent for Highmark BCBSD Inc and Capital One.

(3)	Vacant Space includes a 1,616 square foot café tenant that is leased on a month-to-month basis with no attributable underwritten base rent.

(4)	Highmark BCBSD Inc has two, five-year renewal options at the value of 95% of the fair market rent. Additionally, Highmark BCBSD Inc. has a right of first offer on all the vacant space at the 800 Delaware Property.

(5)	Capital One has two, five-year renewal options. Base rent for the first renewal option will equal $12.75 per square foot with $0.25 increases on the anniversary of the commencement date of the first renewal term. Base rent for the second renewal option will equal 95% of fair market value. Capital One has a right of first offer on the vacant space in the building subject to prior rights of Highmark BCBSD Inc.

(6)	Capital One has the one-time option to terminate a portion of its lease on June 1, 2024, provided (i) Capital One notifies the landlord of its intent to terminate on or before June 1, 2023 and (ii) the terminated net rentable does not exceed the lesser of 50% of the total rentable square footage or 45,000 square feet and will include the entire 10th floor of the building. They do not have to pay a termination fee, but a cash flow sweep is required to commence twelve months prior to the contraction option if the tenant does not post cash or a letter of credit in an amount of $900,000. See “Lockbox and Cash Management” section for further details.

The following table presents certain information relating to the lease rollover schedule at the 800 Delaware Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,616	0.6%	1,616	0.6%	$0	0.0%	$0.00
2019	0	0	0.0%	1,616	0.6%	$0	0.0%	$0.00
2020	1	1,674	0.6%	3,290	1.2%	$47,106	1.4%	$28.14
2021	0	0	0.0%	3,290	1.2%	$0	0.0%	$0.00
2022	2	11,388	4.1%	14,678	5.2%	$262,781	7.8%	$23.08
2023	0	0	0.0%	14,678	5.2%	$0	0.0%	$0.00
2024	0	0	0.0%	14,678	5.2%	$0	0.0%	$0.00
2025	0	0	0.0%	14,678	5.2%	$0	0.0%	$0.00
2026	0	0	0.0%	14,678	5.2%	$0	0.0%	$0.00
2027	2	142,946	51.0%	157,624	56.3%	$2,259,672	66.8%	$15.81
2028	1	91,764	32.8%	249,388	89.0%	$813,479	24.0%	$8.86
2029	0	0	0.0%	249,388	89.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	249,388	89.0%	$0	0.0%	$0.00
Vacant	0	30,802	11.0%	280,190	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	280,190	100.0%			$3,383,038	100.0%	$13.65(4)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent includes $9,322 of rent steps and $281,684 of straight-lined rent for Highmark BCBSD Inc and Capital One.

(4)	Annual U/W Base Rent PSF excludes the 1,616 square feet of MTM space with no attributable base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$27,000,000
800 Delaware Avenue	800 Delaware	Cut-off Date LTV:	70.8%
Wilmington, DE 19801		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.0%

The following table presents historical occupancy percentages at the 800 Delaware Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1) (2)	12/31/2017(2)	12/31/2018	7/31/2019(2)(3)
72.9%	70.2%	90.4%	89.0%	88.4%

(1)	2015 and 2016 occupancy figures were primarily driven by three tenants vacating the 800 Delaware Property totalling 59,688 square feet. Prior to such events, occupancy was 93.1% in 2014.

(2)	The increase in occupancy from 2016 to 2017 is due to Capital One executing a lease for 91,764 square feet in June 2017.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy excludes a 1,616 square foot café that is leased on a month-to-month basis.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 800 Delaware Property:

Cash Flow Analysis

	2016(1)	2017(1)	TTM 7/31/2019(2)	U/W(2)	%(3)	U/W $ per SF
Base Rent	$4,546,175	$2,975,724	$2,864,523	$3,092,031	50.8%	$11.04
Contractual Rent Steps(4)	0	0	0	291,006	4.8	1.04
Grossed Up Vacant Space	0	0	0	723,847	11.9	2.58
Gross Potential Rent	$4,546,175	$2,975,724	$2,864,523	$4,106,884	67.4%	$14.66
Other Income	0	0	413	413	0.0	0.00
Total Recoveries	1,629,285	2,099,920	1,511,842	1,984,894	32.6	7.08
Net Rental Income	$6,175,460	$5,075,644	$4,376,778	$6,092,191	100.0%	$21.74
(Vacancy & Credit Loss)	0	0	0	(723,847)(5)	(17.6)	(2.58)
Effective Gross Income	$6,175,460	$5,075,644	$4,376,778	$5,368,344	88.1%	$19.16

Real Estate Taxes	689,048	758,377	720,037	815,346	15.2	2.91
Insurance	67,125	73,942	49,484	68,194	1.3	0.24
Management Fee	255,534	218,880	85,728	161,050	3.0	0.57
Other Operating Expenses	1,466,348	1,396,613	1,431,091	1,365,633	25.4	4.87
Total Operating Expenses	$2,478,055	$2,447,812	$2,286,340	$2,410,223	44.9%	$8.60

Net Operating Income	$3,697,405	$2,627,832	$2,090,438	$2,958,122	55.1%	$10.56
Replacement Reserves	0	0	0	56,038	1.0	0.20
TI/LC	0	0	0	426,342	7.9	1.52
Net Cash Flow	$3,697,405	$2,627,832	$2,090,438	$2,475,742	46.1%	$8.84

NOI DSCR	2.43x	1.73x	1.38x	1.95x
NCF DSCR	2.43x	1.73x	1.38x	1.63x
NOI Debt Yield	13.7%	9.7%	7.7%	11.0%
NCF Debt Yield	13.7%	9.7%	7.7%	9.2%

(1)	The decrease in Net Operating Income from 2016 to 2017 is primarily driven by Highmark BCBSD Inc. contracting their space by 30,661 square feet (backfilled by Capital One which was in a free rent period through 5/31/2018) and Highmark BCBSD Inc. receiving free rent from 10/1/2017 to 12/30/2017 as part of their renewal and term extension.

(2)	The increase in U/W NOI from TTM NOI (7/31/2019) is driven by a combination of in-place rent increases, contractual rent steps underwritten through August 2020 totaling $9,322, underwritten straight-lined rent for Highmark BDBSD Inc and Capital One through their respective lease terms totaling $281,684, and an increase in total recoveries.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Contractual Rent Steps includes $9,322 of rent steps through August 2020 and $281,684 of straight-lined rent for Highmark BCBSD Inc and Capital One.

(5)	The underwritten economic vacancy is 17.6%. The 800 Delaware Property was 88.4% physically occupied as of July 31, 2019.

Appraisal. The appraiser concluded to an “as-is” appraised value of $38,150,000 as of August 15, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated August 23, 2019, there was no evidence of any recognized environmental conditions at the 800 Delaware Property.

Market Overview and Competition. The 800 Delaware Property is located in the central business district of Wilmington, Delaware in New Castle County. Wilmington is the largest city in Delaware and one of the few cities in the United States that has no corporate and sales tax. As a result, 50% of the world’s publicly traded companies and over 60% of Fortune 500 companies have locations in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$27,000,000
800 Delaware Avenue	800 Delaware	Cut-off Date LTV:	70.8%
Wilmington, DE 19801		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.0%

Wilmington according to a third party report. Additionally, Wilmington is accessible from other major cities on the eastern seaboard including Washington, D.C. (110 miles away), New York City (130 miles away), Philadelphia (30 miles away) and Baltimore (70 miles away). The 800 Delaware Property is located less than a half a mile away from Interstate 95, a north/south interstate spanning from Maine to Florida, and is located approximately one mile from the Wilmington Amtrak station. Christiana Care’s Wilmington Hospital is directly across the street from the 800 Delaware Property. The 800 Delaware Property is only blocks away from Market Street, which is downtown Wilmington’s main corridor for restaurants and bars. Additionally, the 800 Delaware Property is located approximately one mile from Wilmington’s Riverfront, offering year-round attractions along its 1.3 mile riverfront including movies, mini golf, ice skating, museums, nature walks and beer gardens.

Submarket Information - According to the appraisal, the 800 Delaware Property is located in the Wilmington central business district office submarket of the Northern Delaware office market. As of the second quarter of 2019, the submarket contained 7.1 million square feet of office inventory with a vacancy rate of approximately 26.6%. The vacancy rate has recently increased driven by Bank of America exiting two of its three buildings in Wilmington totaling approximately 500,000 square feet. The asking rental rate for office space in the Wilmington central business district submarket is $25.56 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 800 Delaware Property:

Market Rent Summary(1)

	Café	Large Office	Small Office
Market Rent (PSF)	$10.00	$23.50	$23.50
Lease Term (Years)	5	10	5
Free Rent Months (New/Renewal)	0/0	6/3	4/2
Lease Type (Reimbursements)	None	Base Year	Base Year
Rent Increase Projection	None	2.5% per annum	2.5% per annum
Tenant Improvements (New Tenants) (PSF)	$0.00	$25.00	$15.00
Tenant Improvements (Renewals) (PSF)	$0.00	$10.00	$5.00

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 800 Delaware Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sales Price (PSF)	Indicated Value (PSF)
Chemours Headquarters	Wilmington, DE	283,069	Jul-19	$84,000,000	$296.75	$136.87
Station Square	Silver Spring, MD	500,348	Jan-19	$107,000,000	$213.85	$145.05
2000 Market Street	Philadelphia, PA	665,274	Jun-18	$126,400,000	$190.00	$132.49
1650 Arch Street	Philadelphia, PA	553,349	May-18	$78,000,000	$140.96	$133.91
120 East Baltimore	Baltimore, MD	326,822	Oct-17	$32,800,000	$100.36	$121.18
802 Delaware Avenue	Wilmington, DE	240,780	May-17	$34,000,000	$141.21	$133.44

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$27,000,000
800 Delaware Avenue	800 Delaware	Cut-off Date LTV:	70.8%
Wilmington, DE 19801		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to comparable properties to 800 Delaware Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	TI Allowance PSF	Lease Type
802 Delaware Avenue Wilmington, DE	1987/NAP	240,780	0.0 miles	100.0%	10.0 Yrs	240,780	$8.25	None	NNN
222 Delaware Avenue Wilmington, DE	1987/NAP	294,757	0.3 miles	68.5%	6.5 Yrs/5.0 Yrs	30,614/3,344	$22.00/$24.00	$25.00/$5.00	Base Plus Electric
1000 North West Street Wilmington, DE	1969/NAP	435,594	0.3 miles	62.5%	7.6 Yrs	21,625	$19.50	$45.00	Base Plus Electric
1007 North Orange Street Wilmington, DE	1941/NAV	551,488	0.4 miles	86.0%	10.3 Yrs/5.0 Yrs	9,401/71,840	$22.00/$22.00	$15.00/Turnkey	Base Plus Electric
1201 North Market Street Wilmington, DE	1988/NAP	441,341	0.5 miles	100.0%	5.0 Yrs/10.5 Yrs	4,753/15,227	$29.50/$30.85	$10.00/Turnkey	Base Plus Electric
1105 North Market Street Wilmington, DE	1970/NAP	169,494	0.5 miles	87.2%	5.3 Yrs/5.4 Yrs	5,968/5,968	$21.50/$19.50	Turnkey/$51.00	Base Plus Electric
1313 North Market Street Wilmington, DE	1984/NAP	530,867	0.6 miles	64.8%	5.9 Yrs/10.0 Yrs	25,432/22,319	$24.50/$26.00	$15.00/$35.00	Base Plus Electric
600 North King Street Wilmington, DE	1985/NAP	161,829	0.8 miles	72.5%	7.0 Yrs/10.5 Yrs	2,568/27,055	$24.50/$23.00	$30.00/$40.00	Base Plus Electric

(1)	Information obtained from appraisal.

Escrows.

Immediate Repairs – At origination, the borrower was required to escrow $85,313 for immediate repairs at the 800 Delaware Property.

Real Estate Taxes – At origination, the borrower was required to escrow $69,984 for real estate taxes. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $69,984.

Insurance – The borrower will not be required to make monthly payments of one-twelfth of the insurance premiums the lender estimates will be payable during the next twelve months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – The borrower is required to make monthly payments of $4,670 into the replacement reserve account.

TI/LC Reserve –The borrower will be required to make monthly deposits of $23,349 into the TI/LC reserve account.

Outstanding TI/LC Reserve – The borrower is required to deposit $68,600 of outstanding tenant improvements and leasing commissions. The outstanding TI/LC funds will be disbursed to the borrower upon delivery of a clean estoppel from the respective tenant evidencing that all tenant improvements and leasing commissions have been completed and that there are no defaults under the lease.

Outstanding Free Rent – The borrower is required to deposit $11,611 into a rent abatement reserve for the ADP lease.

Lockbox and Cash Management. A springing lockbox is required for the 800 Delaware Mortgage Loan. The springing lockbox will be established upon the occurrence of a Trigger Period (as defined below). During the continuance of a Trigger Period, the borrower is required to deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. Additionally, upon the occurrence of a Trigger Period, the borrower is required to establish a cash management account into which all funds deposited into the lockbox account will be transferred to be disbursed in accordance with the 800 Delaware Mortgage Loan documents. Any remaining funds after such disbursements are required to be (i) during a Low DSCR Period (as defined below), a CapOne Trigger Event (as defined below) or a Highmark Trigger Event (as defined below), deposited into an excess cash reserve account, the Capital One rollover reserve account or the Highmark BCBSD Inc. rollover account, as the case may be, and otherwise, (ii) to the borrower if no event of default has occurred and is continuing.

A “Trigger Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the 800 Delaware Mortgage Loan documents;

(ii)	a Low DSCR Period;

(iii)	a Highmark Trigger Event; or

(iv)	a CapOne Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$27,000,000
800 Delaware Avenue	800 Delaware	Cut-off Date LTV:	70.8%
Wilmington, DE 19801		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.0%

A Trigger Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the cure of a Low DSCR Period;

●	with regard to clause (iii) above, a Highmark Re-Tenanting Event (as defined below); or

●	with regard to clause (iii) above, a CapOne Re-Tenanting Event (as defined below).

A “Low DSCR Period” will commence upon the last day of any two consecutive calendar quarters for which the debt service coverage ratio is less than 1.15x based on a thirty year amortization schedule and will end upon the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.20x based on a thirty year amortization schedule.

A “Highmark Trigger Event” will commence upon the occurrence of:

(i)	The earliest to occur of (provided a Highmark Re-Tenanting Event has not occurred):

a.	December 31, 2026 (12 months prior to its lease expiration);

b.	Highmark giving notice that it intends to terminate its lease pursuant to the terms of its; or

c.	Highmark giving notice to the borrower in writing of its intent not to renew its lease pursuant to the terms of its lease;

(ii)	Highmark vacating or abandoning 30% or more of its leased space (sweep capped at $1.3 million if vacating or abandoning 30% to 49%) provided that a Highmark Re-Tenanting Event has not occurred;

(iii)	Highmark, any parent company or any guarantor of its lease filing for bankruptcy, insolvency, or reorganization;

(iv)	the Highmark lease having in fact been terminated provided a Highmark Re-Tenanting Event has not occurred; or

(v)	Highmark is in default under its lease, which default remains uncured past the applicable notice and grace periods set forth in the lease.

A “Highmark Re-Tenanting Event” will occur when the borrower has delivered to the lender:

(i)	evidence reasonably satisfactory to the lender that (a) Highmark has given notice of renewal under the terms of its lease (a tenant estoppel will not be required if Highmark has given notice of renewal under the terms of its lease); or (b) at least 85% or more of the Highmark space has been re-tenanted under one or more Qualified Replacement Leases (as defined below); and

(ii)	tenant estoppel(s) reasonably satisfactory to the lender.

A “CapOne Trigger Event” will commence the earliest of:

(i)	The earliest to occur of (provided a CapOne Re-Tenanting Event has not occurred) (sweep would be capped at $2.2 million):

a.	July 1, 2027 (18 months prior to its lease expiration),

b.	Capital One giving notice that it intends to terminate its lease, or

c.	Capital One giving notice to the borrower in writing of its intent not to renew its lease;

(ii)	the earliest to occur of (sweep would be capped at $900,000):

a.	June 1, 2023 (12 months prior to its contraction option); or

b.	Capital One giving notice that it intends to exercise its option to contract its space pursuant to its lease;

(iii)	Capital One vacating or abandoning 50% or more of its leased space;

(iv)	Capital One, any parent company or any guarantor of its lease filing for bankruptcy, insolvency, or reorganization;

(v)	the Capital One Lease having in fact been terminated, provided that at CapOne Re-Tenanting Event has not occurred;

(vi)	Capital One becoming delinquent under the payment obligations of its lease or is in material default under its lease, which delinquency or default remains uncured past the applicable notice and grace periods set forth in the lease.

A “CapOne Re-Tenanting Event” will occur when the borrower has delivered to the lender:

(i)	evidence reasonably satisfactory to the lender that (a) Capital One has given notice of renewal under the terms of its lease; (b) at least 85% or more of the Capital One space has been re-tenanted under one or more Qualified Replacement Leases; and

(ii)	tenant estoppel(s) reasonably satisfactory to the lender.

Additionally, in lieu of cash sweep due to a Capital One or Highmark not renewing their lease, Capital One exercising its contraction option or Highmark going dark on between 30% to 49% of its space, the borrower has the option to deposit an amount equal to the Sweep Avoidance Amount (as defined below) in cash or a letter of credit within 10 days. The “Sweep Avoidance Amount” is equal to $1,900,000 if Capital One does not renew its lease, $900,000 if Capital One exercises its contraction option, and $1,300,000 if Highmark BCBSD Inc. goes dark on between 30% to 49% of its space or does not renew its lease.

A “Qualified Replacement Lease” means a lease (i) with a term no less than five years (without any termination options); (ii) with a tenant reasonably acceptable to the lender; (iii) containing rental rates of the greater of (a) 85% of the highest rental rate per square foot of the lease being replaced and (b) the then-current market rate per square foot as determined by the lender; (iv) does not have a material adverse effect on the use, value, or operation of the 800 Delaware Property; (v) is an arms-length transaction with a bona-fide independent third party tenant; (vi) is in compliance with the 800 Delaware Mortgage Loan documents; and (vii) is otherwise on market terms and is reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #8	Cut-off Date Balance:	$27,000,000
800 Delaware Avenue	800 Delaware	Cut-off Date LTV:	70.8%
Wilmington, DE 19801		U/W NCF DSCR:	1.63x
		U/W NOI Debt Yield:	11.0%

Property Management. The 800 Delaware Property is managed by G&E Real Estate Management Services, Inc., doing business as Newmark Knight Frank.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The parking garage (non-collateral), the first floor atrium and elevator area of the office building and the land underlying a loading dock expansion area are subject to a ground lease. The ground lease commenced in March 2007 and expires on the earlier of (i) March 2106 or (ii) the date on which the ground lessee acquires the fee simple title to the premises as provided in the purchase option agreement and subject to the 800 Delaware Mortgage Loan documents. Provided that no event of default has occurred, the ground lessee has unlimited 99-year renewal options under the ground lease. The ground rent is $1.00 per annum, and the ground lessee paid $99.00 upfront to cover the ground rent for the entire 99-year term.

Terrorism Insurance. The 800 Delaware Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 800 Delaware Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Martin Brower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial– Distribution
	Original Principal Balance:	$23,200,000		Location:	Coatesville, PA
	Cut-off Date Balance:	$23,200,000		Size:	152,854 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(3):	$151.78
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(3):	$138.37
	Borrower Sponsor:	Christopher Beavor		Year Built/Renovated:	2009/NAP
	Guarantors(1):	Various		Title Vesting:	Fee
	Mortgage Rate(2):	4.270%		Property Manager:	Self-managed
	Note Date:	October 2, 2019		Current Occupancy (As of):	100.0% (11/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	100.0%
				YE 2017 Occupancy:	100.0%
	Maturity Date:	October 6, 2029		YE 2016 Occupancy:	100.0%
	IO Period:	60 months		YE 2015 Occupancy:	100.0%
	Loan Term (Original):	120 months		Appraised Value:	$37,000,000
	Amortization Term (Original):	360 months		Appraised Value Per SF:	$242.06
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraisal Valuation Date:	August 16, 2019
	Call Protection:	L(25), D(92),O(3)
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(3)(4):	Yes		TTM NOI(6):	NAV
	Additional Debt Type (Balance)(3)(4):	Mezzanine ($7,500,000)		YE 2018 NOI(6):	NAV
				YE 2017 NOI(6):	NAV
				YE 2016 NOI(6):	NAV
				U/W Revenues:	$2,779,876
				U/W Expenses:	$407,823
Escrows and Reserves(5)				U/W NOI:	$2,372,053
	Initial	Monthly	Cap	U/W NCF:	$2,272,698
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(3):	1.73x / 1.66x
Insurance	$4,321	Springing	NAP	U/W Debt Yield based on NOI/NCF(3):	10.2% / 9.8%
Replacement Reserve	$0	$1,911	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.2% / 10.7%
TI/LC Reserve	$0	$6,369	NAP	Cut-off Date LTV Ratio(3):	62.7%
Deferred Maintenance	$11,125	$0	NAP	LTV Ratio at Maturity(3):	57.2%

Sources and Uses
Sources			Uses
Original loan amount	$23,200,000	61.4%	Purchase Price	$36,850,000	97.5%
Mezzanine loan	7,500,000	19.8	Upfront reserves	15,446	0.0
Borrower equity	7,108,494	18.8	Closing costs	943,048	2.5

Total Sources	$37,808,494	100.0%	Total Uses	$37,808,494	100.0%

(1)	See “The Borrower and Borrower Sponsor” section below.

(2)	The Martin Brower Mortgage Loan (as defined below) has an interest rate of 4.270% and the Martin Brower Mezzanine Loan (as defined below) has an interest rate of 12.000%.

(3)	Based on the Martin Brower Mortgage Loan and the Martin Brower Mezzanine Loan, together, the Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are $201, $201, 7.7%, 7.4%, 1.04x (1.23x IO), 0.99x (1.18x IO), 83.0% and 83.0%, respectively.

(4)	See “Subordinate and Mezzanine Indebtedness” section below.

(5)	See “Escrows” section below.

(6)	Historical financials are unavailable as the Martin Brower Property (as defined below) was acquired in 2019 and is 100% leased to a single tenant on a triple-net lease.

The Mortgage Loan. The mortgage loan (the “Martin Brower Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 152,854 square foot industrial building located in Coatesville, Pennsylvania (the “Martin Brower Property”).

The Borrower and Borrower Sponsor. The borrower is CAI Investments Coatesville, DST, a single purpose entity with one independent director. The Martin Brower property is subject to a triple net master lease between the borrower, as landlord, and CAI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Distribution	Loan #9	Cut-off Date Balance:	$23,200,000
201 Waverly Boulevard	Martin Brower	Cut-off Date LTV:	62.7%
Coatesville, PA		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	10.2%

Investments Coatesville Master Lessee, LLC, as tenant (the “Master Tenant”). The Master Tenant is 100% owned and controlled by the non-recourse guarantor. Furthermore, the Master Tenant has (a) executed the loan agreement, to consent to the various applicable terms thereof related to operation of the Martin Brower Property and other relevant provisions, and (b) executed an assignment and subordination of master lease documents which, among other things, provide the lender with the right to terminate the master lease upon an event of default under the Martin Brower Mortgage Loan documents. The Master Tenant has in turn leased the Martin Brower Property to Martin Brower and will be obligated to cause all rental payments to be deposited into a clearing account. The Master Tenant also serves as a co-non-recourse guarantor for the Martin Brower Mortgage Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Martin Brower Mortgage Loan. The non-recourse carve-out guarantors are Life Pillars, LLC, Four Pillars Legacy Trust, Christopher Beavor, and CAI Investments Coatesville Master Lessee, LLC and the borrower sponsor is Christopher Beavor. Mr. Beavor is the manager and founder of CAI Investments, which is focused on financing, developing and managing properties across key markets in the United States. With over 22 years of real estate and development experience, Mr. Beavor has completed over 200 real estate transactions over the past 10 years. Mr. Beavor has developed approximately $150 million in real estate projects within the United States and Europe and manages over 1,000 real estate assets for over 150 clients.

The Property. The Martin Brower Property consists of a LEED Certified 152,854 square foot industrial cold/freezer distribution property located in Coatesville, Pennsylvania. Built in 2009 and located on a 20.4 acre site, the Martin Brower Property features 32 foot clearances with adequate loading, approximately 32,450 square feet of cooler space and 22,507 square feet of freezer space. The Martin Brower Property also features a 7,850 square foot truck repair garage and on site fueling station. As of November 1, 2019, the Martin Brower Property was 100% leased to The Martin-Brower Company, LLC (“Martin Brower”) through August 2029 with no termination options.

Sole Tenant.

Martin Brower (152,854 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 8/30/2019 lease expiration) – Martin Brower, a division of Reyes Holdings, LLC (“Reyes Holdings”), is a global quick service restaurant distribution business and the largest supplier worldwide of distribution services to the McDonald’s restaurant system. Martin Brower has over 11,000 employees and services over 25,000 restaurants in 19 countries around the world. Founded in 1976, Reyes Holdings is the ninth largest privately owned company in the United States according to the appraisal. Annually, the company delivers more than 1.3 billion cases of beverage and food products from over 170 locations around the world with annual sales exceeding $33.0 billion. Reyes Holdings employs more than 33,000 people and has five business units including Reyes Beer Division, Martin Brower, Reinhart FoodService, Great Lakes, Coca-Cola Bottling, and Reyes Coca-Cola Bottling, which collectively produce and deliver across 43 states in the Unites States. The Martin Brower lease is fully guaranteed by Reyes Holdings.

The following table presents certain information relating to the tenancy at the Martin Brower Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Rent PSF(1)	Annual U/W Rent(1)(2)	% of Total Annual U/W Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Martin Brower(3)(4)	NR/NR/NR	152,854	100.0%	$16.48	$2,518,362	100.0%	8/30/2029	2, 5-year	N

Vacant Space		0	0.0%

Collateral Total		152,854	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2020 totalling $37,217.

(2)	Information obtained from the underwritten rent roll.

(3)	Martin Brower is a wholly owned subsidiary of Reyes Holdings. The lease is fully guaranteed by Reyes Holdings.

(4)	Martin Brower subleases approximately 7,850 square feet to Penske Trucking for truck maintenance at a base rent of $11.46 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Distribution	Loan #9	Cut-off Date Balance:	$23,200,000
201 Waverly Boulevard	Martin Brower	Cut-off Date LTV:	62.7%
Coatesville, PA		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Martin Brower Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(2)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent	Annual U/W Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	152,854	100.0%	152,854	100.0%	$2,518,362	100.0%	$16.48
Thereafter	0	0	0.0%	152,854	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	152,854	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	152,854	100.0%			$2,518,362	100.0%	$16.48

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Martin Brower Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/1/2019(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower. The Martin Brower Property has been leased to Martin Brower since 2008.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Distribution	Loan #9	Cut-off Date Balance:	$23,200,000
201 Waverly Boulevard	Martin Brower	Cut-off Date LTV:	62.7%
Coatesville, PA		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating performance and underwritten net cash flow at the Martin Brower Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$2,481,145	84.8%	$16.23
Contractual Rent Steps	37,217	1.3	0.24
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$2,518,362	86.1%	$16.48
Other Income	0	0.0	0.00
Total Recoveries	407,823	13.9	2.67
Net Rental Income	$2,926,185	100.0%	$19.14
(Vacancy & Credit Loss)	(146,309)(3)	(5.8)	(0.96)
Effective Gross Income	$2,779,876	95.0%	$18.19

Real Estate Taxes	226,129	8.1	1.48
Insurance	17,285	0.6	0.11
Management Fee	83,396	3.0	0.55
Other Operating Expenses	81,013	2.9	0.53
Total Operating Expenses	$407,823	14.7%	$2.67

Net Operating Income	$2,372,053	85.3%	$15.52
Replacement Reserves	22,928	0.8	0.15
TI/LC	76,427	2.7	0.50
Net Cash Flow	$2,272,698	81.8%	$14.87

NOI DSCR	1.73x
NCF DSCR	1.66x
NOI Debt Yield	10.2%
NCF Debt Yield	9.8%

(1)	Historical financial information is not available as the Martin Brower Property was recently acquired.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 5.0%. The Martin Brower Property is 100.0% physically occupied as of November 1, 2019.

Appraisal. The appraiser concluded to an “as-is” appraised value of $37,000,000 as of August 16, 2019. The appraiser also concluded to an “as-dark” appraised value of $28,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 11, 2019, there was no evidence of any recognized environmental conditions at the Martin Brower Property.

Market Overview and Competition. The Martin Brower Property is located Coatesville, Pennsylvania within the greater Philadelphia metropolitan area. The Martin Brower Property is located 22.3 miles from Wilmington, Delaware and 37.0 miles from downtown Philadelphia, Pennsylvania. According to the appraisal, the Philadelphia metropolitan area is the seventh largest metropolitan area by population, the sixth largest by employment and the fifth largest by personal income. The Martin Brower Property is located in Valley Township in the western area of Chester County. The Martin Brower Property is located 0.5 miles from Route 30 Bypass which provides access to the greater Philadelphia. The Martin Brower Property is located 4.0 miles from the Coatesville, Pennsylvania Amtrak station and 1.5 miles from Chester County G. O. Carlson Airport. The Philadelphia International Airport is located about 40.0 miles from the Martin Brower Property.

According to the appraisal, the 2018 estimated population within one-, three- and five-miles of the Martin Brower Property was 2,777, 26,313 and 54,063, respectively. The neighborhood is projected to continue its growth, with population estimated to be increasing from 2018 to 2023 by 1.0%, 0.8% and 0.7% within one-, three- and five-miles of the Martin Brower Property, respectively. The 2018 median household income within one-, three- and five-miles of the Martin Brower Property was $77,018, $75,330 and $73,506, respectively. The industrial vacancy within the greater Philadelphia area is 4.4% as of the second quarter 2019 and the market rent is $16.45 per square foot which is in line with the in place rent at the Martin Brower Property of $16.48 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Distribution	Loan #9	Cut-off Date Balance:	$23,200,000
201 Waverly Boulevard	Martin Brower	Cut-off Date LTV:	62.7%
Coatesville, PA		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Martin Brower Property:

Market Rent Summary(1)

Market Rent (PSF)	$16.45
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% per annum

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable properties to Martin Brower Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Cold Storage Facility 130 Eastern Avenue Chelsea, MA	2019/NAP	100,000	294.6 miles	100.0%	20.0 Yrs	100,000	$19.00	NNN
405 Pedricktown Road 405 Pedricktown Road Swedesboro, NJ	2017/NAP	152,200	28.7 miles	100.0%	15.3 Yrs	152,200	$10.25	NNN
851 Julia Street 851 Julia Street Elizabeth, NJ	2017/NAP	90,000	98.5 miles	NAV	20.0 Yrs	45,750	$14.06	NNN
900 Fairmount Avenue 900 Fairmount Avenue Elizabeth, NJ	2016/NAP	138,642	99.8 miles	100.0%	20.0 Yrs	138,642	$19.05	NNN
275 Blair Road 275 Blair Road Woodbridge, NJ	2015/NAP	189,750	95.8 miles	100.0%	20.0 Yrs	189,750	$16.82	NNN

(1)	Information obtained from appraisal.

Escrows.

Taxes – At origination, no escrows for taxes were collected. Ongoing collections for taxes will be waived so long as among, other things, the Martin Brower lease is in full force and effect, Martin Brower is responsible thereunder for the payment of all taxes directly to the governing authority and timely pays such amounts.

Insurance – At origination, the borrower escrowed $4,321 for insurance premiums. The borrower is required to make monthly payments of one-twelfth of the insurance premiums during the next twelve months, currently equal to $1,440. However, ongoing collections for insurance premiums will be waived to the extent, among other things, the Martin Brower lease is in full force and effect, Martin Brower is responsible for maintaining insurance required thereunder and is actually maintaining such insurance.

TI/LC Reserve – The borrower is required to make monthly payments of $6,369 into the TI/LC reserve account.

Replacement Reserve – The borrower is required to make monthly payments of $1,911 into the replacement reserve account.

Deferred Maintenance Reserve – The borrower is required to deposit $11,125 into a deferred maintenance reserve at origination.

Lockbox and Cash Management. The Martin Brower Mortgage Loan documents require a hard lockbox with upfront cash management. At origination, the borrower delivered written instructions to Martin Brower directing it to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Martin Brower Mortgage Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within one business day after receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, and the payment of budgeted monthly operating expenses. If a Trigger Period (as defined below) occurs, then excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the Martin Brower Mortgage Loan.

A “Trigger Period” will commence following the occurrence of: (i) an event of default under the Martin Brower Mortgage Loan; (ii) any event of default under the property management agreement; (iii) the date on which any Significant Tenant (as defined below) (a) vacates, surrenders or ceases to conduct its normal business operations at all or substantially all of its demised premises or otherwise “goes dark”, or (b) notifies the borrower, Master Tenant, the property manager, any affiliate of the borrower, Master Tenant or the property manager or any of their respective agents or representatives that it intends to vacate, surrender or cease to conduct its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Distribution	Loan #9	Cut-off Date Balance:	$23,200,000
201 Waverly Boulevard	Martin Brower	Cut-off Date LTV:	62.7%
Coatesville, PA		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	10.2%

normal business operations at substantially all of its demised premises (including by subleasing) or otherwise “go dark” in all or substantially all of its premises, (c) becomes insolvent or a debtor in any bankruptcy action; or (d) has its senior unsecured debt rating fall below BBB- by S&P or its equivalent by any of Moody’s, Fitch, DBRS, Inc. or Morningstar Credit Ratings, LLC (“Investment Grade Ratings”); (iv) the mortgage loan debt service coverage ratio for the Martin Brower Property falling below 1.25x; or (v) twelve months prior to the earlier of Martin Brower’s lease expiration and the maturity date of the Martin Brower Mortgage Loan.

“Significant Tenant” means any tenant under a lease which, either individually, or when taken together with any other lease with such tenant or its affiliates (ii) constitutes more than twenty-five percent (25%) of the total annual rents or rentable square footage at the Property.

A “Trigger Period” will end following the occurrence of (a) with respect to clause (i) above, the acceptance by lender of a cure of such event of default, (b) with respect to clause (ii) the above, either the cure of such event of default satisfactory to lender or the replacement of the property management agreement in accordance with the Martin Brower Mortgage Loan documents, (c) with respect to clause (iii)(a) above, the resumption of occupancy or normal business operations by such Significant Tenant or the re-tenanting of such premises, in each case, in accordance with the Martin Brower Mortgage Loan documents; with respect to clause (iii)(b) above, the revocation of such notice or the retenanting of the applicable premises, in each case, in accordance with the Martin Brower Mortgage Loan documents; with respect to clause (iii)(c) above, the Significant Tenant or its parent (as applicable) emerges from bankruptcy or insolvency for two (2) consecutive quarters; with respect to clause (iii)(d) above, the Significant Tenant or its parent (as applicable) achieves Investment Grade Ratings; and (d) with respect to clause (iv) above, the mortgage loan debt service coverage ratio for the Martin Brower Mortgage Property reaches at least 1.30x for two (2) consecutive quarters. There is no end of the Trigger Period in clause (v) above.

Property Management. The Martin Brower Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. All of the equity in the borrower under the Martin Brower Mortgage Loan in the signatory trustee of such borrower and in the Master Tenant at the Martin Brower Property has been pledged to secure a mezzanine loan (the “Martin Brower Mezzanine Loan”), which has an aggregate principal balance of $7,500,000, is subordinate to the Martin Brower Mortgage Loan and accrues at an interest rate of 12.000% per annum. The Martin Brower Mezzanine Loan is interest-only with a term of nine months with one, six month extension option. The holders of the Martin Brower Mezzanine Loan and the Martin Brower Mortgage Loan have entered into an intercreditor agreement that sets forth their respective rights.

Ground Lease. None.

Terrorism Insurance. The Martin Brower Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides (or otherwise the Martin Brower Loan borrower will maintain) coverage for terrorism in an amount equal to the full replacement cost of the Martin Brower Property and provides business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 18-month extended period of indemnity. However, to the extent that Martin Brower maintains the insurance policies required under its lease and the related conditions set forth in the Martin Brower Mortgage Loan Documents are satisfied, the Martin Brower Mortgage Loan borrower shall not be required to maintain such coverages.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Bird Creek Crossing

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$21,800,000		Location:	Temple, TX
	Cut-off Date Balance:	$21,800,000		Size:	129,941 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF:	$167.77
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$152.23
	Borrower Sponsor:	E. Stanley Kroenke		Year Built/Renovated:	2007,2014/NAP
	Guarantor:	E. Stanley Kroenke		Title Vesting:	Fee
	Mortgage Rate:	3.9900%		Property Manager:	Self-managed
	Note Date:	September 5, 2019		Current Occupancy (As of):	97.7% (7/18/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	84.6%
	Maturity Date:	September 6, 2029		YE 2017 Occupancy:	85.1%
	IO Period:	60 months		YE 2016 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(2):	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$30,800,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$237.03
	Call Protection:	L(23),GRTR 1% or YM(93),O(4)		As-Is Appraisal Valuation Date:	July 1, 2019

	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	No		TTM NOI (6/30/2019):	$1,944,843
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$2,008,117
				YE 2017 NOI:	$2,176,661
				YE 2016 NOI:	NAV
				U/W Revenues:	$2,799,305
				U/W Expenses:	$663,691
Escrows and Reserves(1)				U/W NOI:	$2,135,614
	Initial	Monthly	Cap	U/W NCF:	$2,051,153
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.71x / 1.64x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.8% / 9.4%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.8% / 10.4%
TI/LC Reserve	$0	Springing	$324,853	Cut-off Date LTV Ratio:	70.8%
				LTV Ratio at Maturity:	64.2%

Sources and Uses
Sources			Uses
Original loan amount	$21,800,000	76.1%	Purchase Price	$28,000,000	97.7%
Borrower’s equity contribution	6,859,974	23.9	Closing Costs	659,974	2.3

Total Sources	$28,659,974	100.0%	Total Uses	$28,659,974	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.

(2)	The Bird Creek Crossing Borrower (as defined below) acquired the Bird Creek Crossing Property (as defined below) in July 2019; therefore, complete historical occupancy is not available.

The Mortgage Loan. The mortgage loan (the “Bird Creek Crossing Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 129,941 square feet anchored retail center located in Temple, Texas (the “Bird Creek Crossing Property”).

The Borrower and Borrower Sponsor. The borrower is Bird Creek Crossing LLC (the “Bird Creek Crossing Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Bird Creek Crossing Borrower delivered a non-consolidation opinion in connection with the origination of the Bird Creek Crossing Mortgage Loan. The nonrecourse carve-out guarantor of the Bird Creek Crossing Mortgage Loan is E. Stanley Kroenke.

The borrower sponsor, E. Stanley Kroenke is chairman, cofounder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 308 properties totaling approximately 43.6 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

and is the largest shareholder in Arsenal of the English Premier League. The borrower sponsor is one of several defendants under complaints filed in April 2016 by the City of St. Louis related to the decision to relocate the St. Louis Rams to Los Angeles. See “Description of the Mortgage Pool–Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Bird Creek Crossing Property is a 129,941 square foot, anchored retail center located in Temple, Texas, approximately 37 miles south of Waco, Texas. The Bird Creek Crossing Property consists of four, one-story retail buildings developed in 2007 and 2014. The Bird Creek Crossing Property is situated on an 18.58 acre site, with 656 surface parking spaces, resulting in a parking ratio of 5.1 spaces per square foot of net rentable area. The Bird Creek Crossing Property is part of a larger retail center, which larger retail center includes Target and Home Depot and three outparcels (none of which are part of the collateral). The Bird Creek Crossing Property is anchored by Best Buy, and major tenants include PetSmart, Boot Barn, Michaels and Spec’s Liquor and Fine Foods. As of July 18, 2019, the Bird Creek Crossing Property was 97.7% occupied by 15 national and regional tenants.

Major Tenants.

Largest Tenant: Best Buy (30,038 square feet, 23.1% of net rentable area; 23.1% of underwritten base rent) – Best Buy is a provider of technology products, services and solutions with retail operations located in the U.S., Canada and Mexico. Best Buy was founded in 1966 and is headquartered in Richfield, Minnesota. As of fiscal year 2019, Best Buy operated 1,026 domestic stores and 212 international stores. According to the 2019 annual report, net sales for fiscal year 2019 were $42.9 billion, up 1.7% over the prior year’s total sales of $42.1 billion. Best Buy has been a tenant at the Bird Creek Crossing Property since 2007 and has three, 5-year renewal options remaining after its January 2023 lease expiration.

2nd Largest Tenant: Petsmart (19,900 square feet, 15.3% of net rentable area; 11.5% of underwritten base rent) – Founded in 1986, Petsmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 1,650 pet stores in the United States and approximately 200 in-store Petsmart PetsHotel dog and cat boarding facilities. Petsmart provides a broad range of competitively priced pet food and pet products and offers dog training, pet grooming, pet boarding, Petsmart Doggie Day Camp day care services and pet adoption services in-store. Petsmart has been a tenant at the Bird Creek Crossing Property since 2008 and has five, 5-year renewal options remaining after its April 2023 lease expiration.

3rd Largest Tenant: Boot Barn (17,862 square feet; 13.7% of net rentable area; 7.8% of underwritten base rent) – Founded in 1978, Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The company offers a wide selection of work and lifestyle brands, which includes over 8,000 styles of boots, jeans, shirts, hats, belts, and more from brands such as Wrangler, Ariat, Justin, Carhartt, and many more. As of fiscal year 2019, Boot Barn operated 240 stores in 33 states. According to the 2019 annual report, net sales for fiscal year 2019 were $776.9 million, up 14.6% over the prior year sales of $677.9 million. Boot Barn has been a tenant at the Bird Creek Crossing Property since 2019 and has three, 5-year renewal options remaining after its October 2029 lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to the tenancy at the Bird Creek Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Best Buy	BBB/Baa1/BBB	30,038	23.1%	$17.60	$528,669	23.1%	1/31/2023	3, 5-year	N
Total Anchor Tenants		30,038	23.1%	$17.60	$528,669	23.1%

Major Tenants
PetSmart	NR/B3/B-	19,900	15.3%	$13.25	$263,675	11.5%	4/30/2023	5, 5-year	N
Boot Barn(3)	NR/NR/NR	17,862	13.7%	$10.00	$178,620	7.8%	10/31/2029	3, 5-year	N
Michaels	NR/Ba2/BB+	17,175	13.2%	$12.66	$217,436	9.5%	2/28/2023	3, 5-year	N
Spec’s Liquor and Fine Foods	NR/NR/NR	15,659	12.1%	$19.50	$305,351	13.4%	6/30/2020	1, 10-year	N
Total Anchor Tenants		70,596	54.3%	$13.67	$965,082	42.2%

Other Tenants		26,307	20.2%	$30.09	$791,513	34.6%

Occupied Collateral Total		126,941	97.7%	$18.00	$2,285,264	100.0%

Vacant Space		3,000	2.3%

Collateral Total		129,941	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2020 totaling $28,978.

(3)	Under its lease, Boot Barn is permitted to pay 50% rent through March 2020 and has a tenant improvement allowance of $40.0 per SF ($714,480). If the tenant’s gross sales during the fifth year of its lease term are less than $2.2 million ($123.17 per SF), Boot Barn may terminate its lease by providing notice within 90 days after the conclusion of year five and payment of its unamortized tenant improvement allowance and any broker’s commission (straight-line basis over 120 months).

The following table presents certain information relating to tenant sales at the Bird Creek Crossing Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2016(1)	2017	2018	Anchor Tenant Occupancy Cost(2)
Michaels	9.5%	$142	$146	$143	11.5%
Spec’s Liquor and Fine Food	13.4%	$329	NAV	$361	6.8%

In-Line Sales PSF(3)		$274	$222	$207
In-Line Occupancy Cost		12.3%	14.8%	15.8%

(1)	2016 sales PSF includes Sports Clips sales ($507 PSF). Sports Clips sales in 2017 and 2018 were not available.

(2)	Occupancy Cost is based on 2018 sales, underwritten base rent and underwritten reimbursements.

(3)	In-Line tenants that reported sales include Mattress Firm, Five Guys Burgers & Fries, GNC, and Sports Clips (only for 2016).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the Bird Creek Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	2,500	1.9%	2,500	1.9%	$77,000	3.4%	$30.80
2020	1	15,659	12.1%	18,159	14.0%	$305,351	13.4%	$19.50
2021	1	1,948	1.5%	20,107	15.5%	$50,648	2.2%	$26.00
2022	2	7,898	6.1%	28,005	21.6%	$190,774	8.3%	$24.15
2023	4	69,613	53.6%	97,618	75.1%	$1,117,580	48.9%	$16.05
2024	3	8,761	6.7%	106,379	81.9%	$277,091	12.1%	$31.63
2025	0	0	0.0%	106,379	81.9%	$0	0.0%	$0.00
2026	0	0	0.0%	106,379	81.9%	$0	0.0%	$0.00
2027	0	0	0.0%	106,379	81.9%	$0	0.0%	$0.00
2028	1	1,200	0.9%	107,579	82.8%	$43,200	1.9%	$36.00
2029	2	19,362	14.9%	126,941	97.7%	$223,620	9.8%	$11.55
Thereafter	0	0	0.0%	126,941	97.7%	$0	0.0%	$0.00
Vacant	0	3,000	2.3%	129,941	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	129,941	100.0%			$2,285,264	100.0%	$18.00

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Bird Creek Crossing Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(2)	12/31/2018(2)	7/18/2019(3)
NAV	NAV	85.1%	84.6%	97.7%

(1)	The Bird Creek Crossing Borrower acquired the Bird Creek Crossing Property in July 2019; therefore, complete historical occupancy is not available.

(2)	Information obtained from the Bird Creek Crossing Borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bird Creek Crossing Property:

Cash Flow Analysis

	2017	2018	TTM 6/30/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$2,244,621	$2,151,936	$2,098,647	$2,256,287	76.3%	$17.36
Contractual Rent Steps(2)	0	0	0	28,978	1.0	0.22
Grossed Up Vacant Space	0	0	0	90,000	3.0	0.69
Gross Potential Rent	$2,244,621	$2,151,936	$2,098,647	$2,375,264	80.4%	$18.28
Other Income	0	0	0	0	0.0	0.00
Total Recoveries	561,615	508,204	485,513	580,708	19.6	4.47
Net Rental Income	$2,806,236	$2,660,140	$2,584,160	$2,955,972	100.0%	$22.75
(Vacancy & Credit Loss)	(1,396)	(13,663)	(6,690)	(156,667)(3)	(5.3)	(1.21)
Effective Gross Income	$2,804,840	$2,646,477	$2,577,470	$2,799,305	94.7%	$21.54

Real Estate Taxes	312,734	291,754	301,351	309,514	11.1	2.38
Insurance	9,675	11,943	13,729	28,934	1.0	0.22
Management Fee	82,841	83,556	80,506	83,979	3.0	0.65
Other Operating Expenses	222,929	251,107	237,041	241,264	8.6	1.86
Total Operating Expenses	$628,179	$638,360	$632,627	$663,691	23.7%	$5.11

Net Operating Income	$2,176,661	$2,008,117	$1,944,843	$2,135,614	76.3%	$16.44
Replacement Reserves	0	0	0	19,491	0.7	0.15
TI/LC	0	0	0	64,971	2.3	0.50
Net Cash Flow	$2,176,661	$2,008,117	$1,944,843	$2,051,153	73.3%	$15.79

NOI DSCR	1.74x	1.61x	1.56x	1.71x
NCF DSCR	1.74x	1.61x	1.56x	1.64x
NOI Debt Yield	10.0%	9.2%	8.9%	9.8%
NCF Debt Yield	10.0%	9.2%	8.9%	9.4%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through May 2020.

(3)	The underwritten economic vacancy is 5.3%. The Bird Creek Crossing Property was 97.7% leased as of July 18, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

Appraisal. As of the appraisal valuation date of July 1, 2019, the Bird Creek Crossing Property had an “as-is” appraised value of $30,800,000.

Environmental Matters. According to a Phase I environmental site assessment dated July 11, 2019, there was no evidence of any recognized environmental conditions at the Bird Creek Crossing Property.

Market Overview and Competition. The Bird Creek Crossing Property is located in Temple, Bell County, Texas, within the Killeen-Temple metropolitan statistical area (the “Temple MSA”). Fort Hood is one of the nation’s largest military base located on 214,968-acres and is the largest employer within the Temple MSA. Fort Hood is the only post in the United States capable of stationing and training two armored divisions. Fort Hood unit includes, but is not limited to the III Corps, 1st Calvary Division, 1st Armor Division West, 3rd Cavalry Division and the US Army Garrison Fort Hood. The rolling, semi-arid terrain is ideal for multifaceted training and testing of military units and troops. The base has been successful in attracting federal dollars, with 12 major construction projects under way totaling $300 million. Other major employers include Military Defense Contractors, Baylor Scott and White Medical Center, Central Texas Veterans Healthcare System.

The Bird Creek Crossing Property is located approximately 3.4 miles west of downtown Temple and approximately 37 miles south of Waco, Texas. Access to the Bird Creek Crossing Property neighborhood is provided by Interstate 35 and SW H.K. Dodgen Loop. The neighborhood surrounding the Bird Creek Crossing Property primarily consists of retail, commercial and residential developments. Growth patterns have occurred primarily along major commercial thoroughfares such as Interstate 35, US Highway 190 and Loop 363. According to a third party market research report, the estimated 2019 population in a one, three, and five-mile radius of the Bird Creek Crossing Property is 7,666, 48,652 and 80,276. The average household income within the same radii is $59,559, $65,959 and $73,354, respectively.

Submarket Information – According to a third-party market research report, the Bird Creek Crossing Property is situated within the Temple retail submarket. As of second quarter 2019, the submarket reported a total inventory of 5.4 million square feet with a 5.3% vacancy rate and an average quoted rental rate of $16.61 per square feet. As of second quarter 2019, the Temple retail submarket reported positive absorption of 3,500 square feet, with no new construction or deliveries.

Appraiser’s Comp Set – The appraiser identified six competitive properties for the Bird Creek Crossing Property totaling approximately 462,860 square feet, which reported an average occupancy rate of approximately 97.6%. The appraiser concluded to net market rents for the Bird Creek Crossing Property of $13.00 per square foot anchor tenants, $19.50 per square foot for Jr. Anchor tenants, $45.00 per square foot for high visibility space and $30.00 per square foot for in-line tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bird Creek Crossing Property:

Market Rent Summary(1)

	Anchor	Jr. Anchor	High Visibility Space	In-Line Space
Market Rent (PSF)	$13.00	$19.50	$45.00	$30.00
Lease Term (Years)	20	10	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN
Rent Increase Projection	2.50%	2.50%	2.50%	2.50%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

The table below presents certain information relating to comparable sales for the Bird Creek Crossing Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Kyle Crossing	Kyle, TX	121,485	Dec-18	$28,000,000	$230.48
Gateway Station	Burleson, TX	78,545	Sept-17	$15,300,000	$194.79
5000 South Hulen	Fort Worth, TX	84,373	Dec-17	$22,100,000	$261.93
Temple Town Center	Temple, TX	246,616	Sept-18	$26,900,000	$109.08
902 W Central Expy	Killeen, TX	60,438	Jul-19	$10,200,000	$168.77
Boardwalk Shopping	Round Rock, TX	184,598	Mar-19	$29,375,000	$159.13

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at the Bird Creek Crossing Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Temple Towne Center 2112 SW. H K Dodgen Loop Temple, TX	2001/NAP	246,616	2.1 miles	100.0%	NAV	23,905	$12.00	NAV	NNN
Aubrey’s Crossing 3809 S. General Bruce Drive Temple, TX	2006/NAP	25,865	0.6 miles	90.0%	NAV	1,654	$18.00	$5.00	NNN
31st Street Crossing 4301-4305 S. 31st Street Temple, TX	2006/NAP	9,673	3.2 miles	100.0%	NAV	1,700	$20.00	NAV	NNN
Killeen Crossing 902 W Central Texas Expy Killeen, TX	1995/NAP	60,438	24.6 miles	95.6%	NAV	39,974	$12.63	$1.00	NNN
Five Hills Shopping 232 Robert Griffin III Dr. Copperas Cove, TX	2017/NAP	93,652	31.7 miles	100.0%	NAV	25,006	$10.00	$5.00	NNN
Melrose 801 S Fort Hood Street Killeen, TX	1979/NAP	26,616	24.5 miles	100.0%	NAV	10,956	$20.40	NAV	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

Escrows.

Real Estate Taxes – The Bird Creek Crossing Mortgage Loan documents do not require an upfront real estate tax reserve. Ongoing monthly real estate tax reserves will be required during the continuation of a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) under the Bird Creek Crossing Mortgage Loan in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months.

Insurance – The Bird Creek Crossing Mortgage Loan documents do not require an upfront insurance reserve. Ongoing monthly insurance reserves will be required during the continuation of a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) under the Bird Creek Crossing Mortgage Loan in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums.

Replacement Reserves – The Bird Creek Crossing Mortgage Loan documents do not require an upfront replacement reserve. Ongoing monthly replacement reserves will be required during the continuation of a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) under the Bird Creek Crossing Mortgage Loan in an amount equal to $1,624.

TI/LC Reserve – The Bird Creek Crossing Mortgage Loan documents do not require an upfront tenant improvement and leasing commission reserve. Ongoing monthly tenant improvement and leasing commission reserves will be required during the continuation of a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) under the Bird Creek Crossing Mortgage Loan in an amount equal to $5,414, subject to a cap of $324,853. In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the Bird Creek Crossing Borrower is required to deposit in the TI/LC reserve any amounts paid to the Bird Creek Crossing Borrower in connection with a termination, cancellation, sale or other disposition of any lease (or portion of the lease) other than any amount that relates to periods prior to such disposition date.

Lockbox and Cash Management. The Bird Creek Crossing Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event, the Bird Creek Crossing Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Bird Creek Crossing loan documents also require that all revenues received by the Bird Creek Crossing Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Bird Creek Crossing Mortgage Loan documents, all excess funds on deposit are required to be applied as follows: (a) if a Cash Sweep Event is not in effect, to the Bird Creek Crossing Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the Bird Creek Crossing Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the Birds Creek Crossing Borrower, guarantor or property manager;

(iv)	a Cash Management DSCR Trigger Event (as defined below); or

(v)	a Critical Tenant Trigger Event.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by the lender;

●	with regard to clause (ii) above, the debt service payments having been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Bird Creek Crossing Borrower or guarantor and within 120 days for the property manager, or, with respect to the property manager, the Bird Creek Crossing Borrower replacing the manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (v) above, a Critical Tenant Trigger Event Cure.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x, unless within five days of such date, the Bird Creek Crossing Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Bird Creek Crossing Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Bird Creek Crossing Borrower, guarantor or property manager;

(iii)	a Cash Sweep DSCR Trigger Event (as defined below); or

(iv)	a Critical Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by lender;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Bird Creek Crossing Borrower or guarantor and within 120 days for the property manager, or, with respect to the property manager, the Bird Creek Crossing Borrower replacing the property manager with a qualified manager acceptable to the lender;

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters; and

●	with regard to clause (iv) above, a Critical Tenant Trigger Event Cure.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x, unless within five days of such date, the Bird Creek Crossing Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Bird Creek Crossing Mortgage Loan.

A “Critical Tenant Trigger Event” will occur if E. Stanley Kroenke is not the guarantor of the Bird Creek Crossing Mortgage Loan and any of the following occurs:

(i)	Best Buy, PetSmart, Boot Barn or Spec’s or any or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease;

(ii)	the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	the date on which the Critical Tenant is required under its lease to notify the Bird Creek Crossing Borrower of its election to renew its lease if the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease occurs or is continuing;

(v)	a bankruptcy action with respect to the Critical Tenant occurs;

(vi)	the Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent; or

(vii)	the Critical Tenant discontinues its normal business operations.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the Bird Creek Crossing Borrower; and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, a cure of the applicable default;

●	with regard to clause (v) above, an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease;

●	with regard to clause (vi) above, the Critical Tenant re-commencing the payment of full unabated rent; or

●	with regard to clause (vii) above, the Critical Tenant re-commencing its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below).

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

“Master Lease” means lease agreement between the Bird Creek Crossing Borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years; (ii) is subordinate to the Bird Creek Crossing Mortgage Loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as the Master Lease termination date, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the Bird Creek Crossing Borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Bird Creek Crossing Property is managed by an affiliate of the Bird Creek Crossing Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #10	Cut-off Date Balance:	$21,800,000
3550 South General Bruce Drive	Bird Creek Crossing	Cut-off Date LTV:	70.8%
Temple, TX 76504		U/W NCF DSCR:	1.64x
		U/W NOI Debt Yield:	9.8%

Terrorism Insurance. The Bird Creek Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Bird Creek Crossing Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Bird Creek Crossing Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C53	Transaction Contact Information

E.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.